Exhibit 4.1

EXECUTION VERSION

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

and

PRIMUS TELECOMMUNICATIONS CANADA INC.

as Issuers,

AND EACH OF THE GUARANTORS PARTY HERETO

UNITS

Each Unit Consisting of

$653.85 Principal Amount of 13% Senior Secured Notes Due 2016 of

Primus Telecommunications Holding, Inc.

and

$346.15 Principal Amount of 13% Senior Secured Notes Due 2016 of

Primus Telecommunications Canada Inc.

INDENTURE

Dated as of December 22, 2009

THE BANK OF NEW YORK MELLON

as Trustee,

U.S. BANK NATIONAL ASSOCIATION

as U.S. Collateral Trustee,

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Canadian Collateral Trustee

Section 13.13	Interest Act (Canada)	124
Section 13.14	Waiver of Jury Trial	124
Section 13.15	Force Majeure	124

EXHIBITS

Exhibit A1	FORM OF U.S. NOTE
Exhibit A2	FORM OF CANADIAN NOTE
Exhibit A3	FORM OF UNIT
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E1	FORM OF NOTATION OF U.S. GUARANTEE
Exhibit E2	FORM OF NOTATION OF CANADIAN GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF NOTICE TO BE DELIVERED BY FIRST LIEN COLLATERAL AGENT TO FIRST LIEN CLAIMHOLDERS
Exhibit H	FORM OF NOTICE TO BE DELIVERED BY FIRST LIEN COLLATERAL AGENT TO SECOND LIEN COLLATERAL AGENT
Exhibit I	FORM OF OFFER ACCEPTANCE PURSUANT TO INTERCREDITOR AGREEMENT
Exhibit J	FORM OF CANADIAN COLLATERAL TRUST AGREEMENT
Exhibit K	FORM OF U.S. COLLATERAL TRUST AGREEMENT

INDENTURE, dated as of December 22, 2009, among Primus Telecommunications Holding, Inc., a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer”, and together with the U.S. Issuer, the “Issuers”), the Guarantors (as defined herein), The Bank of New York Mellon, as Trustee (as defined herein), U.S. Bank National Association, as U.S. Collateral Trustee (as defined herein), and Computershare Trust Company of Canada, as Canadian Collateral Trustee (as defined herein).

WHEREAS, the U.S. Issuer has duly authorized the creation of its 13% Senior Secured Notes due 2016 (the “U.S. Notes”) and the Canadian Issuer has duly authorized the creation of its 13% Senior Secured Notes due 2016 (the “Canadian Notes”, and together with the U.S. Notes, the “Notes”);

WHEREAS, the Notes will be issued in the form of units (the “Units”, and together with the Notes, the “Securities”) that, until the occurrence of a Separation Event (as defined), may not be separately transferred, each Unit consisting of $653.85 principal amount of U.S. Notes and $346.15 principal amount of the Canadian Notes;

WHEREAS, the Guarantors have duly authorized their respective Note Guarantees (as defined herein) of the Notes; and

WHEREAS, all things necessary to make the Notes, when each is duly issued and executed by the applicable Issuer thereof, and authenticated and delivered hereunder, the valid obligations of such Issuer, to make the Note Guarantees the valid and binding obligations of the Guarantors, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the related Issuer sold in reliance on Rule 144A.

“144A Global Security” means a 144A Global Note or Unit compromised of 144A Global Notes.

“3082833 Nova Scotia Company” means 3082833 Nova Scotia Company, a Nova Scotia unlimited liability company.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Canadian Debtholders” means, as to any matter at any time: (1) prior to the Discharge of Canadian Priority Lien Obligations, a direction in writing delivered to the Canadian Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Canadian Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn, if applicable); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Canadian Priority Lien Debt; provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Canadian Priority Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Canadian Priority Lien Debt (other than any undrawn letters of credit, if applicable), (iii) the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Canadian Priority Lien Document) of all outstanding letters of credit constituting Canadian Priority Lien Debt, and (iv) the payment in full in cash of all other Canadian Priority Lien Obligations other than any Canadian Priority Lien Obligations consisting of Canadian Hedging Obligations, the term “Act of Required Canadian Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Canadian Hedge Agreement relating to Canadian Priority Lien Obligations consisting of a Canadian Hedging Obligation) or, with respect to any such Canadian Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Canadian Hedge Agreement, under all Hedge Agreements relating to Canadian Priority Lien Obligations consisting of Canadian Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Canadian Collateral Trustee upon request; provided further, that any Canadian Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Canadian Debtholders;” and (2) at any time after the Discharge of Canadian Priority Lien Obligations, a direction in writing delivered to the Canadian Collateral Trustee by or with the written consent of the holders of Canadian Parity Debt representing the Required Canadian Parity Lien Debtholders. For purposes of this definition, (a) any Canadian Secured Debt registered in the name of, or beneficially owned by, the Canadian Issuer or any Affiliate of the Canadian Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the applicable Security Documents.

“Act of Required U.S. Debtholders” means, as to any matter at any time: (1) after the incurrence of any U.S. Priority Lien Obligations and prior to the Discharge of U.S. Priority Lien Obligations, a direction in writing delivered to the U.S. Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of U.S. Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn, if applicable but excluding Hedging Obligations); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute U.S. Priority Lien Debt; provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute U.S. Priority Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all U.S. Priority Lien Debt (other than any undrawn letters of credit, if applicable), (iii) the discharge or cash collateralization (at the lower of (x) 101% of the aggregate undrawn amount and (y) at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable U.S. Priority Lien Document) of all outstanding letters of credit constituting U.S. Priority Lien Debt, and (iv) the payment in full in cash of all other U.S. Priority Lien Obligations other than any U.S. Priority Lien Obligations consisting of U.S. Hedging Obligations, the term “Act of Required U.S. Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable U.S. Hedge Agreement relating to U.S. Priority Lien Obligations consisting of a U.S. Hedging Obligation) or, with respect to any such U.S. Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such U.S. Hedge Agreement, under all Hedge Agreements relating to U.S. Priority Lien Obligations consisting of U.S. Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the U.S. Collateral Trustee upon request; provided further, that any U.S. Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required U.S. Debtholders;” (2) prior to the incurrence of any U.S. Priority Lien Obligations and at any time after the Discharge of U.S. Priority Lien Obligations and prior to the Discharge of any U.S. Parity Lien Obligations, a direction in writing delivered to the U.S. Collateral Trustee by or with the written consent of the holders of U.S. Parity Lien Debt representing the Required U.S. Parity Lien Debtholders; and (3) at any time after the Discharge of the U.S. Priority Lien Obligations and the Discharge of U.S. Parity Lien Obligations, a direction in writing delivered to the U.S. Collateral Trustee by or with the written consent of the holders of U.S. Junior Lien Debt representing the Required U.S. Junior Lien Debtholders. For purposes of this definition, (a) any U.S. Secured Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the U.S. Security Documents.

“Additional Securities” means additional Notes or additional Units (other than the Initial Notes and Initial Units) issued under this Indenture in accordance with Sections 2.02, 2.13, 4.09 and 4.12 hereof, as part of the same series as the Initial Securities.

“Adjusted EBITDA” means net income (loss) before reorganization items, net, interest, taxes, depreciation, amortization, share-based compensation expense, gain (loss) on sale of assets, gain (loss) on disposal of assets, asset impairment expense, gain (loss) on early extinguishment or restructuring of debt, foreign currency transaction gain (loss), noncontrolling interest income (loss), extraordinary items, other income (expense), income (loss) from discontinued operations, accretion on debt premium and income (loss) from sale of discontinued operations.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at December 15, 2013, (such redemption price being set forth in the table appearing in Section 3.01(c) hereof) plus (ii) all required interest payments due on the Note through December 15, 2013, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with any Restricted Subsidiary of the Company or (ii) an acquisition of property (including Capital Stock) by the Company or any Restricted Subsidiary of the Company.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or an Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $2.5 million and not exceeding $5.0 million in any fiscal year;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or other transfer or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by Section 4.12 hereof;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) a Restricted Payment that does not violate the Section 4.07 hereof or a Permitted Investment

(10) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

(11) the sale of an Unrestricted Subsidiary;

(12) the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

(13) the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company; and

(14) grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees and directors under Section 4.11(b)(1) hereof.

“Bankruptcy Law” means (i) Title 11, U.S. Code or any similar federal or state law for the relief of debtors and (ii) any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and similar federal provincial, territorial law in Canada.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Canadian Collateral” means all properties and assets at any time owned or acquired by the Canadian Issuer or any Canadian Guarantor, except: (1) Canadian Excluded Assets; (2) on or after the Refinancing Date, any properties and assets in which the Canadian Collateral Trustee is required to release its Liens pursuant to the applicable Security Documents; and (3) any properties and assets that no longer secure the Canadian Notes or any Obligations in respect thereof pursuant to Section 12.04 hereof;

“Canadian Collateral Trust Agreement” means that certain Collateral Trust Agreement, substantially in the form attached hereto as Exhibit J, to be entered into by the Canadian Issuer, the Canadian Guarantors and the Canadian Collateral Trustee upon the incurrence of any Canadian Priority Lien Debt or additional Canadian Parity Lien Debt, in each case, in accordance with the terms hereof.

“Canadian Collateral Trustee” means Computershare Trust Company of Canada, in its capacity as Collateral Trustee for the Canadian Collateral, together with its successors in such capacity.

“Canadian Excluded Assets” means the collective reference to the following: (1) any contract, general intangible, copyright license, patent license or trademark license, or any other property to the extent the grant by the Canadian Issuer or the Canadian Guarantor, as applicable, of a security interest pursuant to the Canadian Security Documents in its right, title and interest in such intangible assets or other property (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such intangible asset or other property, or by any law, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; (2) leasehold interests in real property; and (3) freehold interests in real property with a Fair Market Value of less than $1.0 million (determined on an individual, and not an aggregate basis).

“Canadian Guarantor” means each of 3082833 Nova Scotia Company and the Canadian Subsidiary Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions in this Indenture.

“Canadian Lien Sharing and Priority Confirmation” means: (1) as to any future Series of Canadian Parity Lien Debt, the written agreement of the holders of such Series of Canadian Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Canadian Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Canadian Secured Debt and each existing and future Canadian Secured Debt Representative: (a) that all Canadian Parity Lien Obligations will be and are secured equally and ratably by all Canadian Parity Liens at any time granted by the Canadian Issuer or any Canadian Guarantor to secure any Obligations in respect of such Series of Canadian Parity Lien Debt whether or not upon property otherwise constituting collateral for such Series of Canadian Parity Lien Debt, and that all such Canadian Parity Liens will be enforceable by the Canadian Collateral Trustee for the benefit of all holders of Canadian Parity Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of Canadian Parity Lien Debt are bound by the provisions of the Canadian Collateral Trust Agreement, including the provisions relating to the ranking of Canadian Parity Liens and the order of application of proceeds from the enforcement of Canadian Parity Liens; and (c) consenting to and directing the Canadian Collateral Trustee to perform its obligations under the Canadian Collateral Trust Agreement and the other Canadian Security Documents; and (2) as to any future Series of Canadian Priority Lien Debt, the written agreement of the holders of such Series of Canadian Priority Lien Debt, as set forth in the applicable agreement governing such Series of Canadian Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Canadian Secured Debt Representative: (a) that all Canadian Priority Lien Obligations will be and are secured equally and ratably by all Canadian Priority Liens at any time granted by the Canadian Issuer or any Canadian Guarantor to secure any Obligations in respect of such Series of Canadian Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Canadian Priority Lien Debt, and that all such Canadian Priority Liens will be enforceable by the Canadian Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of Canadian Priority Lien Debt are bound by the provisions of the Canadian Collateral Trust Agreement, including the provisions relating to the ranking of Canadian Priority Liens and the order of application of proceeds from enforcement of Canadian Priority Liens; and (c) consenting to and directing the Canadian Collateral Trustee to perform its obligations under the Canadian Collateral Trust Agreement and the other Canadian Security Documents.

“Canadian Notes” has the meaning assigned to it in the preamble to this Indenture.

“Canadian Parity Lien” means a Lien on the Canadian Collateral granted by a Canadian Parity Lien Document to the Canadian Collateral Trustee, at any time, upon any property of the Canadian Issuer or any Canadian Guarantor to secure Canadian Parity Lien Obligations.

“Canadian Parity Lien Debt” means: (1) the Canadian Notes issued under this Indenture and the Note Guarantees of the Canadian Guarantors; and (2) any other Indebtedness of the Canadian Issuer that is secured equally and ratably with the Canadian Notes by a Canadian Parity Lien that was permitted to be incurred and so secured under this Indenture and each other applicable Canadian Secured Debt Document and any Guarantees by Canadian Guarantors of such Indebtedness; provided that: (a) on or before the date on which such Indebtedness is incurred by the Canadian Issuer, such Indebtedness is designated by the Canadian Issuer, in an Officers’ Certificate of the Canadian Issuer delivered to each Canadian Parity Lien Representative, each Canadian Priority Lien Representative and the Canadian Collateral Trustee, as “Canadian Parity Lien Debt” for the purposes of this Indenture and the Canadian Collateral Trust Agreement (provided that no Series of Canadian Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Canadian Lien Sharing and Priority Confirmation; (c) the Canadian Issuer and the Canadian Guarantors shall enter into supplemental Canadian Security Documents, pursuant to which such grantors shall grant to the Canadian Collateral Trustee, for the ratable benefit of the holders of the Canadian Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the Canadian Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such Canadian Parity Lien Debt or to any of their representatives (such supplemental Canadian Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Canadian Collateral Trustee may reasonably request, (d) the Canadian Issuer and the Canadian Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the Canadian Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Canadian Security Documents (including any supplemental Canadian Security Documents and (e) all requirements set forth in the Canadian Collateral Trust Agreement as to the confirmation, grant or perfection of the Canadian Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Canadian Parity Lien Debt”).

“Canadian Parity Lien Documents” means, collectively, (i) this Indenture, the Canadian Notes, the guarantees of the Canadian Guarantors, (ii) any indenture, credit agreement or other agreement governing each other Series of Canadian Parity Lien Debt and (iii) the Canadian Security Documents.

“Canadian Parity Lien Obligations” means Canadian Parity Lien Debt and all other Obligations in respect thereof.

“Canadian Parity Lien Representative” means: (1) in the case of the Canadian Notes, the Trustee; or (2) in the case of any other Series of Canadian Parity Debt, the trustee, agent or representative of the holders of such Series of Canadian Parity Lien Debt who maintains the transfer register for such Series of Canadian Parity Lien Debt and (a) is appointed as a Canadian Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Canadian Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Canadian Collateral Trust Agreement.

“Canadian Priority Lien” means a Lien on the Canadian Collateral granted by a Canadian Priority Lien Document to the Canadian Priority Collateral Trustee, at any time, upon any property of the Canadian Issuer or any Canadian Guarantor to secure Canadian Priority Lien Obligations.

“Canadian Priority Lien Debt” means: any Indebtedness of the Canadian Issuer that is secured by a Canadian Priority Lien that was permitted to be incurred and so secured under this Indenture and each other applicable Canadian Secured Debt Document and any Guarantees by Canadian Guarantors of such Indebtedness; provided that: (a) on or before the date on which such Indebtedness is incurred by the Canadian Issuer, such Indebtedness is designated by the Canadian Issuer, in an Officers’ Certificate of the Canadian Issuer delivered to each Canadian Priority Lien Representative, each Canadian Parity Lien Representative and the Canadian Collateral Trustee, as “Canadian Priority Lien Debt” for the purposes of this Indenture and the Canadian Collateral Trust Agreement (provided that no Series of Canadian Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Canadian Lien Sharing and Priority Confirmation; (c) the Canadian Issuer and the Canadian Guarantors shall enter into supplemental Canadian Security Documents, pursuant to which such grantors shall grant to the Canadian Collateral Trustee, for the ratable benefit of the holders of the Canadian Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the Canadian Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such Canadian Priority Lien Debt or to any of their representatives (such supplemental Canadian Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Canadian Collateral Trustee may reasonably request, (d) the Canadian Issuer and the Canadian Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the Canadian Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Canadian Security Documents (including any supplemental Canadian Security Documents) and (e) all requirements set forth in the Canadian Collateral Trust Agreement as to the confirmation, grant or perfection of the Canadian Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Canadian Priority Lien Debt”).

“Canadian Priority Lien Documents” means any indenture or credit facility pursuant to which any Canadian Priority Lien Debt is incurred.

“Canadian Priority Lien Obligations” means Canadian Priority Lien Debt and all other Obligations in respect thereof.

“Canadian Priority Lien Representative” means with respect to any Series of Canadian Priority Lien Debt the trustee, agent or representative of the holders of such Series of Canadian Priority Lien Debt who maintains the transfer register for such Series of Canadian Priority Lien Debt, is appointed as a representative of the Canadian Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the agreement governing such Series of Canadian Priority Lien Debt and has become a party to the Canadian Collateral Trust Agreement by executing a joinder in the form required under the Canadian Collateral Trust Agreement.

“Canadian Secured Debt” means Canadian Parity Lien Debt and Canadian Priority Lien Debt.

“Canadian Secured Debt Collateral Documents” means (i) the Canadian Security Documents and (ii) all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Canadian Issuer or any Canadian Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon any portion of the Canadian Collateral in connection with the incurrence of any Canadian Secured Debt, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable Canadian Secured Debt Collateral Documents.

“Canadian Secured Debt Documents” means the Canadian Parity Lien Documents and the Canadian Priority Lien Documents.

“Canadian Secured Debt Representatives” means the Canadian Parity Lien Representatives and the Canadian Priority Lien Representatives.

“Canadian Secured Obligations” means the Canadian Priority Lien Obligations and the Canadian Parity Lien Obligations.

“Canadian Security Documents” means any Collateral Trust Agreement entered into in connection with the Refinancing, any lien sharing and priority confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Canadian Issuer or any Canadian Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon the Canadian Collateral in favor of the Canadian Collateral Trustee for the benefit of the holders of the Canadian Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable Canadian Security Documents.

“Canadian Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of Canada or any political subdivision thereof.

“Canadian Subsidiary Guarantor” means any Canadian Subsidiary of the Canadian Issuer that executes a Note Guarantee with respect to the Canadian Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Capital Expenditures” means, for any period, the sum of:

(1) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

(2) the aggregate amount of all Capital Lease Obligations of the Company and its Restricted Subsidiaries incurred during such period.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank;

(4) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

(2) the adoption of a plan relating to the liquidation or dissolution of the U.S. Issuer or the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(6) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of the U.S. Issuer.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the U.S. Collateral and the Canadian Collateral

“Collateral Trust Agreement” means either of the U.S. Collateral Trust Agreement or the Canadian Collateral Trust Agreement, as applicable.

“Collateral Trustee” means either of the U.S. Collateral Trustee or the Canadian Collateral Trustee or both, as applicable.

“Collateral Trustees” means collectively, the U.S. Collateral Trustee and the Canadian Collateral Trustee.

“Company” means Primus Telecommunications Group, Incorporated.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense were deducted in computing such Consolidated Net Income; plus

(4) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6) to the extent deducted in computing such Consolidated Net Income, extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period; plus

(7) to the extent deducted in computing such Consolidated Net Income, the amortization of debt discount for such period; plus

(8) to the extent deducted in computing such Consolidated Net Income, (i) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions described in the Offering Memorandum under the caption “Use of Proceeds,” and (ii) customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with the repayment and refinancing of the Second Lien Debt in accordance with Sections 4.07 and 4.09 hereof; minus

(9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that, notwithstanding any of the foregoing, as of and for the fiscal quarters ended on September 30, 2009, June 30, 2009 and March 31, 2009, Consolidated Adjusted EBITDA will be deemed to be equal to (i) for the fiscal quarter ended September 30, 2009, $21,040,000, (ii) for the fiscal quarter ended June 30, 2009, $20,439,000 and (iii) for the fiscal quarter ended March 31, 2009, $19,680,000.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP; provided that Indebtedness representing Hedging Obligations shall not constitute Indebtedness for purposes of this definition.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) made by such Person and its Subsidiaries pursuant to interest rate Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all dividend payments on any series of Disqualified Stock of such Person or any of its Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date, the ratio of

(1) the Consolidated Indebtedness of the Company as of such date to

(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such quarter or four-quarter period, as applicable, through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter or four-quarter period, as applicable.

In addition, for purposes of calculating the Consolidated Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the quarter or four-quarter reference period, as applicable or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the quarter or four-quarter reference period, as applicable;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such quarter or four-quarter reference period, as applicable; and

(4) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such quarter or four-quarter reference period, as applicable.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock or Disqualified Stock dividends; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or asset disposals or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Security” means Definitive Notes or Units comprised of Definitive Notes.

“Definitive Unit” means a Unit comprised of Definitive Notes.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Canadian Parity Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Canadian Parity Lien Debt; (2) payment in full in cash of the principal of and interest and premium, if any, on all Canadian Parity Lien Debt (other than any undrawn letters of credit); (3) discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Canadian Parity Lien Document) of all outstanding letters of credit constituting Canadian Parity Lien Debt; and (4) payment in full in cash of all other Canadian Parity Lien Obligations that are outstanding and unpaid at the time the Canadian Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Canadian Priority Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Canadian Priority Lien Debt; (2) payment in full in cash of the principal of and interest and premium, if any, on all Canadian Priority Lien Debt (other than any undrawn letters of credit); (3) discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Canadian Priority Lien Document) of all outstanding letters of credit constituting Canadian Priority Lien Debt; and (4) payment in full in cash of all other Canadian Priority Lien Obligations that are outstanding and unpaid at the time the Canadian Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Parity Lien Obligations” means the Discharge of U.S. Parity Lien Obligations and the Discharge of Canadian Parity Lien Obligations.

“Discharge of Priority Lien Obligations” means the Discharge of U.S. Priority Lien Obligations and the Discharge of Canadian Priority Lien Obligations.

“Discharge of U.S. Parity Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute U.S. Parity Lien Debt; (2) payment in full in cash of the principal of and interest and premium, if any, on all U.S. Parity Lien Debt (other than any undrawn letters of credit); (3) discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable U.S. Parity Lien Document) of all outstanding letters of credit constituting U.S. Parity Lien Debt; and (4) payment in full in cash of all other U.S. Parity Lien Obligations that are outstanding and unpaid at the time the U.S. Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of U.S. Priority Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute U.S. Priority Lien Debt; (2) payment in full in cash of the principal of and interest and premium, if any, on all U.S. Priority Lien Debt (other than any undrawn letters of credit); (3) discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable U.S. Priority Lien Document) of all outstanding letters of credit constituting U.S. Priority Lien Debt; and (4) payment in full in cash of all other U.S. Priority Lien Obligations that are outstanding and unpaid at the time the U.S. Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time). Notwithstanding the foregoing, for avoidance of doubt, if at any time no Obligations have yet been designated as U.S. Priority Lien Obligations then for all provisions of this Indenture a Discharge of U.S. Priority Lien Obligations shall be deemed to have occurred until such time as any Obligations have been designated as U.S. Priority Lien Obligations.

“Disqualified Stock” means (a) in the case of the Company and the Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature and (b) in the case of any Restricted Subsidiary, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under Section 4.07 hereof or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company (i) that was formed under the laws of the United States or any state of the United States or the District of Columbia (and, for the avoidance of doubt, not including Restricted Subsidiaries formed under the laws of a U.S. territory or protectorate) and that is not a Foreign Subsidiary Holding Company or (ii) was formed under the laws of the United States or any state of the United States or the District of Columbia and that guarantees or otherwise provides direct credit support for any Indebtedness of the Company (other than (a) Canadian Secured Obligations and (b) a pledge of such Restricted Subsidiary’s assets, so long as no more than 65% of any Voting Stock of any Restricted Subsidiary that is not a Domestic Subsidiary is so pledged by such Restricted Subsidiary); provided that notwithstanding any of the foregoing, any such Restricted Subsidiary that is a direct or indirect Subsidiary of a Restricted Subsidiary that was not formed under the laws of the United States or any state of the United States or the District of Columbia shall be deemed not to be a “Domestic Subsidiary” for purposes hereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means with respect to any Person, for any period, (a) the excess of (i) Consolidated EBITDA for such period over (ii) the sum of (A) the aggregate amount of Capital Expenditures by the Company and its Restricted Subsidiaries during such period (other than any such capital expenditures made with Net Proceeds from an Asset Sale (without giving effect to the threshold set forth in the definition thereof) or insurance or condemnation proceeds), (B) the cash portion of Consolidated Interest Expense paid by the Company and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes paid in cash by the Company and its Restricted Subsidiaries during such period and (D) any reduction in the principal amount of Indebtedness resulting from principal payments made thereon (other than payments on the Notes, any Junior Lien Indebtedness, any unsecured Indebtedness or any Indebtedness that is subordinated to the Notes or any Note Guarantee except, in each case, any required amortization payment or payment at the Stated Maturity thereof) during such period (provided that (i) such Indebtedness has been incurred in accordance with this Indenture and (ii) to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto) minus (b) to the extent that Excess Cash Flow for any prior period was less than $0 and such amount has not previously been deducted in the calculation of the calculation of Excess Cash Flow for another prior period, the absolute value of such negative number.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

“Existing Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of February 26, 2007, by and among the U.S. Issuer, the Company, the Second Lien Debt Issuer, The Bank of New York Mellon (as successor to Lehman Commercial Paper Inc.), in its capacity as administrative agent for the First Lien Obligations (as defined in the Existing Intercreditor Agreement) and the Second Lien Collateral Agent, as amended through the date hereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).

“Foreign Subsidiary Holding Company” means any Restricted Subsidiary of the Company which was formed under the laws of the United States or any state of the United States or the District of Columbia substantially all of the assets of which consist of the Capital Stock and intercompany obligations of (1) one or more Restricted Subsidiaries that were not formed under the laws of the United States or any state of the United States or the District of Columbia and (2) other Foreign Subsidiary Holding Companies.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof.

“Global Security” means a Global Note or Unit compromised of Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Global Unit” means a Unit compromised of Global Notes.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means collectively, the U.S. Guarantors and the Canadian Guarantors.

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Security is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the related Issuer sold to Institutional Accredited Investors.

“IAI Global Security” means an IAI Global Note or a Unit comprised of IAI Global Notes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of banker’s acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Notes” means the first $85,000,500 aggregate principal amount of U.S. Notes and the first $44,999,500 of Canadian Notes, issued under this Indenture on the date hereof.

“Initial Purchasers” means Jefferies & Company, Inc. and UBS Securities LLC.

“Initial Units” means the first 130,000 Units issued under the Indenture on the date hereof.

“Initial Securities” means the Initial Notes and the Initial Units.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against an Issuer or any Guarantor under Title 11, U.S. Code or any similar federal, Canadian, state or provincial law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of an Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to an Issuer or any Guarantor or any similar case or proceeding relative to an Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions (1) in the City of New York or the City of Toronto, (2) in the City in which the Corporate Trust Office of the Trustee is located or (3) at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantees” means collectively, the U.S. Guarantees and the Canadian Guarantees.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, if any, fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated December 10, 2009, relating to the offering of the Initial Units and the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means with respect to any person, a certificate signed on behalf of the Person by two Officers of the Person, one of whom, solely in respect of the Officers’ Certificate required by Section 4.04(a), must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Person, that, if applicable, meets the requirements of Section 13.03 hereof.

Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company, reasonably acceptable to the Trustee.

“Parity Lien” means a U.S. Parity Lien or a Canadian Parity Lien.

“Parity Lien Cap” means as of any date of determination, (i) the amount of Parity Lien Debt that may be incurred by either Issuer or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Secured Leverage Ratio would not exceed 2.25 to 1.0 plus (ii) $1.00 of additional Parity Lien Debt for each $1.00 of net cash proceeds received by the Company since the date of this Indenture from the issue or sale of Qualifying Equity Interests of the Company, which net cash proceeds have been used to repurchase, redeem, defease or otherwise retire for value Second Lien Debt.

“Parity Lien Debt” means U.S. Parity Lien Debt and Canadian Parity Lien Debt.

“Parity Lien Documents” means, collectively, (i) this Indenture, the Notes, the Note Guarantees, (ii) the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and (iii) the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means U.S. Parity Lien Obligations and Canadian Parity Lien Obligations.

“Parity Lien Representatives” means the U.S. Parity Lien Representative and the Canadian Parity Lien Representative.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company or such Restricted Subsidiary consists of:

(1) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

(2) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and, to the extent received in exchange for assets that constituted Collateral, pledged as Collateral pursuant to the terms of the Security Documents, provided that any consideration not constituting assets or property of a kind usable by the Company and its Restricted Subsidiaries in the Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall constitute Net Proceeds from an Asset Sale pursuant to Section 4.10.

“Permitted Business” means the business of (i) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to, any of the businesses identified in clause (i) or (ii) above, as determined in good faith by the Company.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (5) will be excluded from clause (a)(4)(C)(ii) of Section 4.07

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) endorsements of negotiable instruments and documents in the ordinary course of business;

(9) pledges or deposits permitted under clauses (6) and (26) of the definition of “Permitted Liens”;

(10) loans or advances to employees, including advances to employees for moving and travel expenses and similar expenditures, made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(11) receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(12) repurchases of the Notes;

(13) any guarantee of Indebtedness permitted to be incurred under Section 4.09 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(15) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $10.0 million; provided that if an Investment made pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16).

“Permitted Liens” means:

(1) After the Refinancing Date, (A) Priority Liens held by the applicable Collateral Trustee securing (i) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap, and (ii) all other Priority Lien Obligations; (B) Liens securing Hedging Obligations related to (i) any Canadian Parity Lien Debt and (ii) any Priority Lien Debt and (C) U.S. Junior Liens held by the U.S. Collateral Trustee securing (i) U.S. Junior Lien Debt in an aggregate principal amount (as of the date of incurrence of any U.S. Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the U.S. Junior Lien Cap, and (ii) all other U.S. Junior Lien Obligations; provided that all such U.S. Junior Liens contemplated by this clause (1)(C) are made junior to the Priority Lien Obligations and the Parity Lien Obligations pursuant to the Collateral Trust Agreement;

(2) Parity Liens held by the Collateral Trustee securing (a) Parity Lien Debt in an aggregate principal amount (as of the date of incurrence of any Parity Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Parity Lien Cap, and (b) all other Parity Lien Obligations; provided that all such Parity Liens contemplated by this clause (2) are made junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement;

(3) Liens in favor of the Company or the Subsidiary Guarantors;

(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance and other types of social security and deposits securing liability to or in respect of insurance carriers, landlords, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(8)(a) Liens existing on the date of this Indenture other than Liens to secure the Notes issued on the date of this Indenture and (b) Liens in respect of Guarantees (permitted by the terms of this Indenture) of secured Indebtedness outstanding on the date of this Indenture (to the extent that the terms of such secured Indebtedness in effect on the date of this Indenture require such secured Guarantees to be added);

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than Priority Lien Debt, Parity Lien Debt or Junior Lien Debt); provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured (other than, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property) or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings; provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) grants of software and other technology licenses in the ordinary course of business;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19) grants of leases and subleases in the ordinary course of business that do not materially interfere with the ordinary course of business of the lessor;

(20) Liens encumbering property or assets under construction arising from progress or partial payments by a customer relating to such property or assets;

(21) any interest or title of a lessor in the property subject to any operating lease entered into in the ordinary course of business;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) Liens on the property or assets of a Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness of such Restricted Subsidiary which Indebtedness is permitted under Section 4.09;

(24) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like that are not Subsidiaries;

(25) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(26) Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(27) any encumbrances or restrictions (including put and call agreements) with respect to the Capital Stock of any joint venture or partnership that are not Subsidiaries;

(28) Liens in respect of contractual rights of setoff in favor of counterparties to contractual agreements with the company or any Restricted Subsidiary of the Company in the ordinary course of business; and

(29) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Priority Liens” means:

(1) Liens described in clause (1)(A) and 1(B)(ii) of the definition of “Permitted Liens;”

(2) Liens described in clauses (4), (5), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens;” and

(3) all other Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Documents or the Parity Lien Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final stated maturity date or, in the case of Disqualified Stock, redemption date, later than the final stated maturity date or, in the case of Disqualified Stock, redemption date, of, and (other than in the case of Disqualified Stock) has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than ninety (90) days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons (or the same categories of Persons, to the extent the terms of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged required guarantees from such categories of Persons) who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Lien” means a U.S. Priority Lien or a Canadian Priority Lien.

“Priority Lien Cap” means $10.0 million.

“Priority Lien Debt” means U.S. Priority Lien Debt and Canadian Priority Lien Debt.

“Priority Lien Documents” means the U.S. Priority Lien Documents and the Canadian Priority Lien Documents.

“Priority Lien Obligations” means U.S. Priority Lien Obligations and Canadian Priority Lien Obligations.

“Priority Lien Representatives” means the U.S. Priority Lien Representative and the Canadian Priority Lien Representative.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Refinancing” means the repurchase, redemption, defeasance or other acquisition or retirement for value of all Second Lien Debt in accordance with the terms of this Indenture.

“Refinancing Date” means the date on which the Refinancing occurs.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A1 hereto (in the case of a U.S. Note) and Exhibit A2 hereto (in the case of a Canadian Note) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the related Issuer initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Global Security” means a Regulation S Global Note or a Unit comprised of Regulation S Global Notes.

“Required Canadian Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Canadian Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Canadian Parity Lien Debt.

“Required U.S. Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of U.S. Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute U.S. Junior Lien Debt. For purposes of this definition, (a) U.S. Junior Lien Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the U.S. Security Documents.

“Required U.S. Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of U.S. Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute U.S. Parity Lien Debt. For purposes of this definition, (a) U.S. Parity Lien Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the U.S. Security Documents.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and who shall have responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Definitive Security” means a Restricted Definitive Note or Unit comprised of Restricted Definitive Notes.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Global Security” means a Restricted Global Note or a Unit Comprised of Restricted Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Agent” means U.S. Bank National Association, in its capacity under the Existing Intercreditor Agreement as collateral agent for the holders of Second Lien Obligations (as defined in the Existing Intercreditor Agreement).

“Second Lien Debt” means the 14 1/4 % Senior Subordinated Secured Notes due 2013 of the Second Lien Debt Issuer that are outstanding on the date of this Indenture.

“Second Lien Debt Issuer” means Primus Telecommunications IHC, Inc., a Delaware corporation.

“Second Lien Obligations” means the Second Lien Debt and all other Obligations in respect thereof.

“Secured Debt” means U.S. Secured Debt and Canadian Secured Debt.

“Secured Debt Collateral Documents” means the U.S. Secured Debt Collateral Documents and the Canadian Secured Debt Collateral Documents.

“Secured Debt Documents” means the U.S. Secured Debt Documents and the Canadian Debt Documents.

“Secured Debt Representatives” means the Parity Lien Representatives, Priority Lien Representatives and U.S. Junior Lien Representatives.

“Securities” has the meaning assigned to it in the preamble to this Indenture. The Initial Securities and the Additional Securities (in each case, regardless of whether Securities are in the form of Units or Notes) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the U.S. Security Documents and the Canadian Security Documents.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt (excluding (a) any U.S. Junior Lien Debt and (b) all Parity Lien Debt incurred in reliance on clause (ii) of the definition of “Parity Lien Cap”) outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn (but without duplication of any unpaid reimbursement obligations in respect of drawings thereunder)), but excluding, in each case, any Indebtedness representing Hedging Obligations, to:

(2) the Consolidated EBITDA for the Company for the most recent four-quarter period for which financial information is available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such quarter or four-quarter period, as applicable, through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter or four-quarter period, as applicable.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the quarter or four-quarter reference period, as applicable or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the quarter or four-quarter reference period, as applicable;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such quarter or four-quarter period, as applicable; and

(4) any Person that is not a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such quarter or four-quarter period, as applicable.

“Secured Obligations” means U.S. Secured Obligations and the Canadian Secured Obligations.

“Separation Event” means, upon an acceleration of the obligations under the U.S. Notes pursuant to Section 6.02 hereof, the acceptance by holders of the Second Lien Obligations of the offer to purchase the entire aggregate amount of outstanding U.S. Notes in accordance with the Existing Intercreditor Agreement.

“Separation Event Offer Notices” means notices to be delivered by the first lien collateral agent under the Existing Intercreditor Agreement substantially in the form attached hereto as Exhibit G and Exhibit H.

“Series of Canadian Parity Lien Debt” means, severally, the Canadian Notes and each other issue or series of Canadian Parity Lien Debt for which a single transfer register is maintained.

“Series of Canadian Priority Lien Debt” means, severally, each issue or series of Canadian Priority Lien Debt for which a single transfer register is maintained.

“Series of Canadian Secured Debt” means each Series of Canadian Priority Lien Debt and each Series of Canadian Parity Lien Debt.

“Series of U.S. Junior Lien Debt” means, severally, each issue or series of U.S. Junior Lien Debt for which a single transfer register is maintained.

“Series of U.S. Parity Lien Debt” means, severally, the U.S. Notes and each other issue or series of U.S. Parity Lien Debt for which a single transfer register is maintained.

“Series of U.S. Priority Lien Debt” means, severally, each issue or series of U.S. Priority Lien Debt for which a single transfer register is maintained.

“Series of U.S. Secured Debt” means each Series of U.S. Priority Lien Debt, each Series of U.S. Parity Lien Debt and each Series of U.S. Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of this Indenture and the date of incurrence of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any U.S. Subsidiary Guarantor or Canadian Guarantor.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2013; provided, however, that if the period from the redemption date to December 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Units” has the meaning assigned to it in the preamble to this Indenture.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Security” means an Unrestricted Definitive Note or a Unit comprised of Unrestricted Definitive Notes.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means an Unrestricted Global Note or a Unit comprised of Unrestricted Global Notes.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than any Subsidiary that, directly or indirectly, owns or operates the business of the Canadian Issuer or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary thereof, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S.” means the United States.

“U.S. Collateral” means all properties and assets at any time owned or acquired by the U.S. Issuer or any U.S. Guarantor, except: (1) U.S. Excluded Assets; (2) on or after the Refinancing Date, any properties and assets in which the U.S. Collateral Trustee is required to release its Liens pursuant to the applicable Security Documents; and (3) any properties and assets that no longer secure the U.S. Notes or any Obligations in respect thereof pursuant to Section 12.04 hereof.

“U.S. Collateral Trust Agreement” means that certain Collateral Trust Agreement, substantially in the form attached hereto as Exhibit K, to be entered into by the U.S. Issuer, the U.S. Guarantors and the U.S. Collateral Trustee upon the incurrence of any U.S. Priority Lien Debt, additional U.S. Parity Lien Debt or U.S. Junior Lien Debt, in each case, in accordance with the terms hereof.

“U.S. Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee for the U.S. Collateral, together with its successors in such capacity.

“U.S. Excluded Assets” means the collective reference to the following: (1) any contract, general intangible, copyright license, patent license or trademark license, or any other property to the extent the grant by the U.S. Issuer or the U.S. Guarantor, as applicable, of a security interest pursuant to a U.S. Security Document of its right, title and interest in such intangible assets or other property (A) is prohibited by legally enforceable provisions of such contract, agreement, instrument or indenture governing such intangible asset or other property, or by any law, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be U.S. Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC; (2) any of the outstanding voting Capital Stock of any Subsidiary that is not a Domestic Subsidiary or any Foreign Subsidiary Holding Company (so long as such Subsidiary remains a Foreign Subsidiary Holding Company), in each case, in excess of 65% of such outstanding Capital Stock; (3) leasehold interests in real property; and (4) fee interests in real property having a Fair Market Value of less than $1.0 million (determined on an individual, and not an aggregate basis).

“U.S. Guarantors” means each of the Company and the U.S. Subsidiary Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“U.S. Junior Lien” means a Lien granted by a U.S. Junior Lien Document to the U.S. Junior Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure U.S. Junior Lien Obligations.

“U.S. Junior Lien Cap” means an amount equal to the aggregate principal amount of Second Lien Debt outstanding on the date of this Indenture.

“U.S. Junior Lien Debt” means: any Indebtedness of the U.S. Issuer that is secured equally and ratably by a U.S. Junior Lien that was permitted to be incurred and so secured under this Indenture and each other applicable U.S. Secured Debt Document and any Guarantees by U.S. Guarantors of such Indebtedness; provided that: (a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer, such Indebtedness is designated by the U.S. Issuer, in an Officers’ Certificate delivered to each U.S. Junior Lien Representative, each U.S. Parity Lien Representative, each U.S. Priority Lien Representative and the U.S. Collateral Trustee, as “U.S. Junior Lien Debt” for the purposes of this Indenture and the U.S. Collateral Trust Agreement (provided that no Series of U.S. Secured Debt may be designated as both U.S. Junior Lien Debt and Parity Lien Debt and/or Priority Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a U.S. Lien Sharing and Priority Confirmation; (c) the U.S. Issuer and the U.S. Guarantors shall enter into supplemental U.S. Security Documents, pursuant to which such grantors shall grant to the U.S. Collateral Trustee, for the ratable benefit of the holders of the U.S. Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the U.S. Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such U.S. Junior Lien Debt or to any of their representatives (such supplemental U.S. Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the U.S. Collateral Trustee may reasonably request, (d) the U.S. Issuer and the U.S. Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the U.S. Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the U.S. Security Documents (including any supplemental U.S. Security Documents) and (e) all requirements set forth in the U.S. Collateral Trust Agreement as to the confirmation, grant or perfection of the U.S. Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the U.S. Issuer delivers to the U.S. Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “U.S. Junior Lien Debt”).

“U.S. Junior Lien Documents” means, collectively, (i) any indenture or credit facility pursuant to which any U.S. Junior Lien Debt is incurred and (ii) the U.S. Security Documents (other than any U.S. Security Documents that do not secure U.S. Junior Lien Obligations).

“U.S. Junior Lien Obligations” means U.S. Junior Lien Debt and all other Obligations in respect thereof.

“U.S. Junior Lien Representative” means with respect to any Series of U.S. Junior Lien Debt, the trustee, agent or representative of the holders of such Series of U.S. Junior Lien Debt who maintains the transfer register for such Series of U.S. Junior Lien Debt, is appointed as a representative of the U.S. Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the agreement governing such Series of U.S. Junior Lien Debt and has become a party to the U.S. Collateral Trust Agreement by executing a joinder in the form required under the U.S. Collateral Trust Agreement.

“U.S. Lien Sharing and Priority Confirmation” means: (1) as to any future Series of U.S. Parity Lien Debt, the written agreement of the holders of such Series of U.S. Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of U.S. Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of U.S. Secured Debt and each existing and future U.S. Secured Debt Representative: (a) that all U.S. Parity Lien Obligations will be and are secured equally and ratably by all U.S. Parity Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of U.S. Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of U.S. Parity Lien Debt, and that all such U.S. Parity Liens will be enforceable by the U.S. Collateral Trustee for the benefit of all holders of U.S. Parity Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of U.S. Parity Lien Debt are bound by the provisions of the U.S. Collateral Trust Agreement, including the provisions relating to the ranking of U.S. Parity Liens and the order of application of proceeds from the enforcement of U.S. Parity Liens; and (c) consenting to and directing the U.S. Collateral Trustee to perform its obligations under the U.S. Collateral Trust agreement and the other U.S. Security Documents; (2) as to any future Series of U.S. Priority Lien Debt, the written agreement of the holders of such Series of U.S. Priority Lien Debt, as set forth in the applicable agreement governing such Series of U.S. Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future U.S. Secured Debt Representative: (a) that all U.S. Priority Lien Obligations will be and are secured equally and ratably by all U.S. Priority Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of U.S. Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of U.S. Priority Lien Debt, and that all such U.S. Priority Liens will be enforceable by the U.S. Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of U.S. Priority Lien Debt are bound by the provisions of the U.S. Collateral Trust Agreement, including the provisions relating to the ranking of U.S. Priority Liens and the order of application of proceeds from enforcement of U.S. Priority Liens; and (c) consenting to and directing the U.S. Collateral Trustee to perform its obligations under the U.S. Collateral Trust Agreement and the other U.S. Security Documents; and (3) as to any future Series of U.S. Junior Lien Debt, the written agreement of the holders of such Series of U.S. Junior Lien Debt, as set forth in the applicable agreement governing such Series of U.S. Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future U.S. Secured Debt Representative: (a) that all U.S. Junior Lien Obligations will be and are secured equally and ratably by all U.S. Junior Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of U.S. Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of U.S. Junior Lien Debt, and that all such U.S. Junior Liens will be enforceable by the U.S. Collateral Trustee for the benefit of all holders of U.S. Junior Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of U.S. Junior Lien Debt are bound by the provisions of the U.S. Collateral Trust Agreement, including the provisions relating to the ranking of U.S. Junior Liens and the order of application of proceeds from enforcement of U.S. Junior Liens; and (c) consenting to and directing the U.S. Collateral Trustee to perform its obligations under the U.S. Collateral Trust Agreement and the other U.S. Security Documents.

“U.S. Notes” has the meaning assigned to it in the preamble to this Indenture.

“U.S. Parity Lien” means a Lien granted by a U.S. Parity Lien Document to the U.S. Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure U.S. Parity Lien Obligations.

“U.S. Parity Lien Debt” means: (1) the U.S. Notes issued under this Indenture and the Note Guarantees of the U.S. Guarantors; and (2) any other Indebtedness of the U.S. Issuer that is secured equally and ratably with the U.S. Notes by a U.S. Parity Lien that was permitted to be incurred and so secured under this Indenture and each other applicable U.S. Secured Debt Document and any Guarantees by U.S. Guarantors of such Indebtedness; provided that in the case of any Indebtedness referred to in clause (2) of this definition: (a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer, such Indebtedness is designated by the U.S. Issuer in an Officers’ Certificate delivered to each U.S. Parity Lien Representative, each U.S. Priority Lien Representative, each U.S. Junior Lien Representative and the U.S. Collateral Trustee, as “U.S. Parity Lien Debt” for the purposes of this Indenture and the U.S. Collateral Trust Agreement (provided that no Series of U.S. Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a U.S. Lien Sharing and Priority Confirmation; (c) the U.S. Issuer and the U.S. Guarantors shall enter into supplemental U.S. Security Documents, pursuant to which such grantors shall grant to the U.S. Collateral Trustee, for the ratable benefit of the holders of the U.S. Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the U.S. Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such U.S. Parity Lien Debt or to any of their representatives (such supplemental U.S. Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the U.S. Collateral Trustee may reasonably request, (d) the U.S. Issuer and the U.S. Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the U.S. Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the applicable U.S. Security Documents (including any supplemental U.S. Security Documents) and (e) all requirements set forth in the U.S. Collateral Trust Agreement as to the confirmation, grant or perfection of the U.S. Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the U.S. Issuer delivers to the U.S. Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “U.S. Parity Lien Debt”).

“U.S. Parity Lien Documents” means, collectively, (i) this Indenture, the U.S. Notes, the guarantees of the U.S. Guarantors, (ii) any indenture, credit agreement or other agreement governing each other Series of U.S. Parity Lien Debt and (iii) the U.S. Security Documents (other than any U.S. Security Documents that do not secure Parity Lien Obligations).

“U.S. Parity Lien Obligations” means U.S. Parity Lien Debt and all other Obligations in respect thereof.

“U.S. Parity Lien Representative” means: (1) in the case of the U.S. Notes, the Trustee; or (2) in the case of any other Series of U.S. Parity Debt, the trustee, agent or representative of the holders of such Series of U.S. Parity Lien Debt who maintains the transfer register for such Series of U.S. Parity Lien Debt and (a) is appointed as a U.S. Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of U.S. Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the U.S. Collateral Trust Agreement by executing a joinder in the form required under the U.S. Collateral Trust Agreement.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“U.S. Priority Collateral Trustee” means U.S. Bank National Association, in its capacity as collateral trustee for the U.S. Priority Lien Obligations.

“U.S. Priority Lien” means a Lien granted by a U.S. Priority Lien Document to the U.S. Priority Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure U.S. Priority Lien Obligations.

“U.S. Priority Lien Debt” means: any Indebtedness of the U.S. Issuer that is secured by a U.S. Priority Lien that was permitted to be incurred and so secured under this Indenture and each other applicable U.S. Secured Debt Document and any Guarantees by U.S. Guarantors of such Indebtedness; provided that: (a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer, such Indebtedness is designated by the U.S. Issuer in an Officers’ Certificate delivered to each U.S. Priority Lien Representative, each U.S. Parity Lien Representative, each U.S. Junior Lien Representative and the U.S. Collateral Trustee, as “U.S. Priority Lien Debt” for the purposes of this Indenture and the U.S. Collateral Trust Agreement (provided that no Series of U.S. Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt and/or Junior Lien Debt); (b) the U.S. Priority Lien Representative for such Indebtedness executes a collateral trust joinder in accordance with Section 3.8 of the U.S. Collateral Trust Agreement and such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a U.S. Lien Sharing and Priority Confirmation; (c) the U.S. Issuer and the U.S. Guarantors shall enter into supplemental U.S. Security Documents, pursuant to which such grantors shall grant to the U.S. Collateral Trustee, for the ratable benefit of the holders of the U.S. Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the U.S. Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such U.S. Priority Lien Debt or to any of their representatives (such supplemental U.S. Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the U.S. Collateral Trustee may reasonably request, (d) the U.S. Issuer and the U.S. Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the U.S. Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the applicable U.S. Security Documents (including any supplemental U.S. Security Documents) and (e) all requirements set forth in the U.S. Collateral Trust Agreement as to the confirmation, grant or perfection of the U.S. Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the U.S. Issuer delivers to the U.S. Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “U.S. Priority Lien Debt”).

“U.S. Priority Lien Documents” means, collectively, (i) any indenture or credit facility pursuant to which any U.S. Priority Lien Debt is incurred and (ii) the U.S. Security Documents (other than any U.S. Security Documents that do not secure U.S. Priority Lien Obligations).

“U.S. Priority Lien Obligations” means U.S. Priority Lien Debt and all other Obligations in respect thereof.

“U.S. Priority Lien Representative” means with respect to any Series of U.S. Priority Lien Debt, the trustee, agent or representative of the holders of such Series of U.S. Priority Lien Debt who maintains the transfer register for such Series of U.S. Priority Lien Debt, is appointed as a representative of the U.S. Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the agreement governing such Series of U.S. Priority Lien Debt and has become a party to the U.S. Collateral Trust Agreement by executing a joinder in the form required under the U.S. Collateral Trust Agreement.

“U.S. Secured Debt” means U.S. Parity Lien Debt, U.S. Priority Lien Debt and U.S. Junior Lien Debt.

“U.S. Secured Debt Documents” means the U.S. Parity Lien Documents, the U.S. Priority Lien Documents and the U.S. Junior Lien Documents.

“U.S. Secured Debt Representatives” means the U.S. Parity Lien Representatives, the U.S. Priority Lien Representatives and the U.S. Junior Lien Representatives.

“U.S. Secured Obligations” means the U.S. Priority Lien Obligations, the U.S. Parity Lien Obligations and the U.S. Junior Lien Obligations.

“U.S. Secured Debt Collateral Documents” means the (i) the U.S. Security Documents and (ii) all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the U.S. Issuer or any U.S. Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon any portion of the U.S. Collateral in connection with the incurrence of any U.S. Secured Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable U.S. Secured Debt Collateral Documents.

“U.S. Security Documents” means the Existing Intercreditor Agreement (prior to the Refinancing), any Collateral Trust Agreement entered into in connection with the Refinancing, any lien sharing and priority confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the U.S. Issuer or any U.S. Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon the U.S. Collateral in favor of the U.S. Collateral Trustee for the benefit of the holders of the U.S. Notes, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable U.S. Security Documents.

“U.S. Subsidiary Guarantors” means any Subsidiary of the Company that executes a Note Guarantee with respect to the U.S. Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section

“Acquisition Debt Ratio Test”	4.09
“Additional Amounts”	4.19
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Canadian Mortgage”	12.09
“Canadian Note Guarantee”	10.02
“Canadian Premises”	12.09
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Proceeds Account”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.20
“Excess Cash Flow Offer Amount”	4.20
“Excess Cash Flow Offer Payment Date”	4.20
“Excess Proceeds”	4.10
“Excluded Holder”	4.19
“Global Units”	2.01
“Global Security”	2.01
“incur”	4.09
“Judgment Conversion Date”	13.12
“Judgment Currency”	13.12
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Payor”	4.19
“Purchase Date”	3.08
“rate of exchange”	13.13
“Register”	2.03
“Registrar”	2.03
“Relevant Fiscal Year	4.20
“Restricted Payments”	4.07
“Successor Guarantor”	10.05
“Successor Person”	5.01
“Taxes”	4.19
“U.S. Mortgages”	12.09
“U.S. Note Guarantee”	10.01
“U.S. Premises”	12.09
“Unit Legend”	2.06

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating.

(a) General. The U.S. Notes, the Canadian Notes and the Units and the related Trustee’s certificates of authentication for the Notes will be substantially in the form of Exhibit A1, A2 and A3 attached hereto, respectively. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the applicable Issuer. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. U.S. Notes and Canadian Notes issued in global form (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A1 and A2 attached hereto, respectively. U.S. Notes and Canadian Notes issued in definitive form (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A1 and A2 attached hereto, respectively. Any Notes issued as Additional Securities following a Separation Event shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Units. The Units shall be substantially in the form of Exhibit A3 attached hereto. Each Unit shall be deemed dated the date of the issuance of the underlying Notes. Until the occurrence of a Separation Event, the Notes shall be issued as part of a Unit, each Unit consisting of $653.85 principal amount of U.S. Notes and $346.15 principal amount of the Canadian Notes. The Notes of each Issuer may not be separately transferred unless a Separation Event has occurred. The Units shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and each Unit shall be comprised of Notes having aggregate minimum denominations allocated as follows: (i) U.S. Notes in minimum denominations of $1,307.70 and integral multiples of $653.85 in excess thereof and (ii) Canadian Notes in minimum denominations of $692.30 and integral multiples of $346.15 in excess thereof. Upon the occurrence of an acceleration pursuant to Section 6.02 hereof, the first lien collateral agent under the Existing Intercreditor Agreement shall deliver the Separation Event Offer Notices. Upon the occurrence of a Separation Event, the Issuers will mail a notice of such event to the Trustee and Holders and will take all actions necessary to permit the Notes to be traded separately.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer must sign the Notes issued by such Issuer for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

No Note will be valid until authenticated by the manual signature of authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Notes issued as Additional Securities. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Units or, if a Separation Event has occurred, Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Register”) of the Units and Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents.

The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any

Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed pursuant to Section 7.07, and to act as Custodian with respect to the Global Securities.

Section 2.04 Paying Agent to Hold Money in Trust.

On or prior to 10:00 a.m. New York City time on each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest on any Security as it becomes due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Securities, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee or cause the Registrar to furnish to the Trustee, at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities; provided that as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Issuers for Definitive Securities only in the following limited circumstances:

(1) the Issuers deliver, or in the case of a Separation Event an Issuer delivers, to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository and, in each case, a successor Depositary is not appointed by the Issuers, or in the case of a Separation Event an Issuer, within 120 days after the date of such notice from the Depositary;

(2) subject to the procedures of the Depositary, the Issuers in their sole discretion jointly determine, or in the case of a Separation Event an Issuer determines, that Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) or (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers, the Trustee, Paying Agent, nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(1). Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(2).

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the amount of Units or the aggregate principal amount of Notes, as the case may be, of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(3).

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the amount of or aggregate principal amount of (as the case may be), in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in the case of clauses (D) and (E) above, the IAI Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the amount or the aggregate principal amount, as the case may be, of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers, or in the case of a Separation Event an Issuer, will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the

Trustee will authenticate one or more Unrestricted Global Notes in the aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the applicable Issuer so requests, an Opinion of Counsel in form reasonably acceptable to such Issuer, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of the applicable Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUERS, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF

REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Security Legend. Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Unit Legend. The Units will bear the following legend (the “Unit Legend”) on the face thereof:

“THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $653.85 PRINCIPAL AMOUNT OF THE U.S. NOTES AND $346.15 PRINCIPAL AMOUNT

OF THE CANADIAN NOTES (TOGETHER, THE “NOTES”). PRIOR TO A SEPARATION EVENT AS DEFINED IN THE INDENTURE GOVERNING THE NOTES ATTACHED HERETO, THE NOTES MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE OTHER NOTES THAT ARE PART OF THE UNIT.”

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the amount of Units or the principal amount of Notes represented by such Global Security, as the case may be, will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. At any time prior to such cancellation, if any beneficial interest in a Definitive Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, the amount of Units or the principal amount of Notes represented by such Global Security, as the case may be, will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.10, 4.15, 4.20 and 9.04 hereof).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business fifteen (15) days before the day of any selection of Securities for redemption under Section 3.03 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Securities received for transfer pursuant to this Section 2.06). The Issuers shall have the right to require the Trustee to deliver to the Issuers, at their expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

In connection with any transfer of any Security, the Trustee and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Security, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

Section 2.07 Replacement Securities.

If any mutilated Securities are surrendered to the Trustee or the Issuers or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the applicable Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Holder satisfies any reasonable requirements of the Trustee and the Issuers. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holders for each of its expenses in replacing a Security.

In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the applicable Issuer in its sole discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.07, the applicable Issuer may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security or in lieu of any destroyed, lost, or stolen Security will constitute an original additional contractual obligation of the applicable Issuer, whether or not the mutilated, destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

Section 2.08 Outstanding Securities.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01(a) hereof.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07. If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Issuers consider appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures and shall deliver a certificate of disposition to the applicable Issuer. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If an Issuer defaults in a payment of interest on the Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Securities.

The Issuers shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Securities under this Indenture with identical terms as the Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes and any Notes issued as Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of each of the Issuers, copies of which shall be delivered to the Trustee, the following information:

(1) The number of Units to be issued as Additional Securities and the aggregate principal amount of Notes constituting Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Redemption.

(a) Optional Redemption Upon an Equity Offering. At any time prior to December 15, 2012, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under this Indenture as Units, upon not less than 30 nor more than sixty (60) days’ notice, at a redemption price equal to 113% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to December 15, 2013. At any time prior to December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. The Issuers shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(c) Optional Redemption On or After December 15, 2013. On or after December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	106.500%
2014	103.250%
2015 and thereafter	100.000%

Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Redemption for Changes in Withholding Taxes. If an Issuer or Guarantor has become or would become obligated to pay on the next date on which any amount would be payable to a Holder under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any subdivision thereof or by any authority or agency therein or thereof having power to tax), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the original issue date of the Notes, the Notes held by such Holder will be subject to redemption, as Units, at the joint option of the Issuers, as a whole but not in part, at any time upon not fewer than thirty (30) nor more than sixty (60) days’ notice at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to but excluding the redemption date.

(e) Mandatory Redemption. Except pursuant to this Section 3.01(e), the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes. If the Second Lien Debt has not been repurchased, redeemed, defeased, refinanced or otherwise retired in accordance with the terms of this Indenture on or prior to January 21, 2013, then the Issuers shall jointly issue an irrevocable notice of redemption on such date to jointly redeem all of the outstanding Notes as Units on February 19, 2013 at the applicable redemption price (expressed as percentages of principal amount) set forth for such date, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, under Section 3.01(c) hereof, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date. Prior to giving the foregoing notice of redemption, the Issuers shall give the Trustee an Officers’ Certificate stating that all conditions precedent provided for herein to such redemption have been complied with.

(f) Any redemption pursuant to this Section 3.01 shall include the U.S. Notes and the Canadian Notes on a pro rata basis and be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

Section 3.02 Notices to Trustee.

If the Issuers jointly elect to redeem Notes pursuant to Section 3.01 hereof, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give such notice to the Trustee at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 hereof unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Issuers to the effect that such redemption will comply with the provisions herein. Such Officers’ Certificate shall also state that all conditions precedent, if any, provided for herein to such redemption have been complied with.

Section 3.03 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or repurchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as Units on a pro rata basis (provided that, in the case of Notes issued in global form pursuant to Article 2 hereof, the Depositary may select interests in the Notes for redemption or purchase pursuant to its applicable procedures) unless otherwise required by law or applicable stock exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption or purchase. Prior to a Separation Event, Units consisting of Notes having an aggregate principal amount in excess of $2,000 may be redeemed or purchased in part but only in whole multiples of $1,000, and after a Separation Event, U.S. Notes in denominations larger than $1,307.70 may be redeemed or purchased in part but only in multiples of $653.85, and Canadian Notes in denominations larger than $692.30 may be redeemed or purchased in part but only in multiples of $346.15, except that if all of the Units or Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes or Units held by such Holder shall be redeemed or purchased. In connection with any pro rata selection of Notes for purchase or redemption, the Trustee may make such adjustments downward or upward (by not more than $1,000) so that Notes shall only be redeemed or purchased in authorized denominations.

If any Unit or Note is to be redeemed or purchased in part only, the notice relating to such Unit or Note shall state the portion of the principal amount thereof to be redeemed or purchased. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed or purchased.

Section 3.04 Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price (or if not then ascertainable, the manner of calculation thereof);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes or the Units being redeemed.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that such request by the Issuers to the Trustee is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice to the

Holders whose Notes are to be redeemed. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.04.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption date or Purchase Date, the Issuers shall deposit with the Trustee or Paying Agent (or, if the Issuers or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of and accrued interest (if any) on all Notes or portions thereof to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.07 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

Section 3.08 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence a joint offer to all Holders to purchase Notes as Units (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that, prior to a Separation Event, Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase , the serial number of such Note if held in definitive form, and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Parity

Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered; and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the applicable Issuer stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase. Upon surrender of a Note that is purchased in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unpurchased portion of the principal of the Global Note so surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, or premium or interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar)

where Notes may be surrendered for transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Company shall furnish to the Trustee:

(1) within ninety (90) days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of the Company and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Adjusted EBITDA of the Company and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(3) within ten (10) Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to

Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC. The availability of any of the foregoing reports on the SEC’s EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company’s delivery obligations with respect thereto.

(b) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by paragraph (a) of this Section 4.03 will include (or the company will separately furnish to the Trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) So long as any Notes are outstanding, (1) within ten (10) Business Days after furnishing to the Trustee annual reports required by paragraph (a)(1) of this Section 4.03 (or within ten (10) Business Days after such reports becoming available on the SEC’s EDGAR filing system (or other successor electronic filing system)), hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (2) if reports required by paragraphs (a)(1), (a)(2) and (a)(3) of this Section 4.03 are not available on the SEC’s EDGAR filing system (or other successor electronic filing system), the Company will also maintain a website to which the public is given access and to which all of the reports required by this Section 4.03 are posted.

(d) In addition, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e) Notwithstanding anything herein to the contrary, for purposes of Section 6.01(4), (1) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(1) of this Section 4.03 until fifteen (15) days after the date any financial statements or reports thereunder are due, and (2) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(2) of this Section 4.03 until five (5) days after the date any financial statements or reports thereunder are due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) Each Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2010, an Officers’ Certificate stating that a review of the activities of each Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that either Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, an Issuer will deliver to the Trustee, as promptly as practicable upon any Officer of such Issuer becoming aware of any Default or Event of Default with respect to such Issuer’s Notes, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes and Tax Treatment of Units.

(a) The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(b) Each Issuer, and by its acceptance of the Units and/or the Notes, each Holder, hereby agrees (i) to treat the Units as separate indebtedness of the U.S. Issuer and the Canadian Issuer for U.S. federal income tax purposes, (ii) to treat the acquisition of a Unit as the acquisition of a U.S. Note and Canadian Note which are represented by the Unit and to allocate the purchase price of the Unit between the U.S. Note and Canadian Note in the proportions 65.385% and 34.615% respectively and (iii) that the Company and each Holder will not take any position on a tax return inconsistent with (i) and (ii), unless required by applicable law.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (y) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company and (z) purchases of Equity Interests of, and capital contributions to, Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (x) Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), (y) U.S. Junior Lien Debt or (z) unsecured Indebtedness (excluding any other Company Indebtedness between or among the Company and any of its Restricted Subsidiaries), except, in each case, any payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in paragraph (a) of Section 4.09 hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) and (13) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(i) an amount equal to the Company’s Consolidated EBITDA from the beginning of the first fiscal quarter commencing after the date of this

Indenture to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.75 times the Company’s Consolidated Interest Expense from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period; plus

(ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company), together with the aggregate amount of cash received by the Company at the time of any such conversion or exchange; plus

(iii) to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise cancelled, liquidated, repaid, repurchased or redeemed for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (if less, the amount of cash received upon repayment or sale); plus

(iv) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (a) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(v) 50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of a sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or contribution of common equity capital to the Company; provided that (a) such Restricted Payment is made within sixty (60) days of any such sale of Equity Interests or contribution of common equity capital and (b) the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.01 hereof;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness within sixty (60) days of such incurrence;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their heirs or estates) pursuant to any management or employee benefit plan or agreement, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued or incurred on or after the date of this Indenture in accordance with Section 4.09(a) hereof;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

(9) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or disposition of assets that complies, if applicable, with the provisions of this Indenture;

(10) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor at a purchase price not greater than 101.0% of the principal amount thereof, together with accrued interest, if any, thereon, in the event of a “change of control” in accordance with the terms thereof, which event (a) requires that the Company or such Guarantor make an offer to purchase such Indebtedness in accordance with the terms thereof and (b) would also constitute a Change of Control under this Indenture; provided that prior to any such purchase a Change of Control Offer has been made in accordance with the terms hereof and the Issuers have purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(11) the repurchase, redemption, defeasance or other acquisition or retirement for value of Second Lien Debt (a) with the net cash proceeds from an incurrence of Indebtedness permitted to be incurred hereunder within sixty (60) days of such incurrence or (b) otherwise, to the extent that (in the case of this clause (b)) on such date of redemption, defeasance or other acquisition or retirement for value of Second Lien Debt, after giving pro forma effect to such repurchase, redemption, defeasance or other acquisition or retirement for value of Second Lien Debt, the Company would have cash and Cash Equivalents of not less than $25.0 million;

(12) the repurchase, redemption, defeasance or other acquisition or retirement for value of unsecured Indebtedness of a Restricted Subsidiary that is not a Guarantor in an aggregate principal amount not to exceed $5.0 million since the date of this Indenture; and

(13) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of this Indenture.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) of Section 4.07(b) hereof or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture (as determined in good faith by the Company);

(2) this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees (as determined in good faith by the Company);

(4) applicable law, rule, regulation or order;

(5) any agreement governing Indebtedness or Capital Stock of Persons acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than the Persons, or the property or assets of the Persons, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition (as determined in good faith by the Company);

(6) customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(7) mortgage financings and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property mortgaged, purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Company);

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the any Issuer’s ability to make principal or interest payments on the Notes; and

(14) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company, the Issuers and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Company’s Consolidated Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the end of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 3.0 to 1.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) following the Refinancing Date, (A) the incurrence by either Issuer or any Guarantor of Priority Lien Debt in an aggregate principal amount at any time outstanding not to exceed the Priority Lien Cap and (B) the incurrence by the U.S. Issuer or any U.S. Guarantor of U.S. Junior Lien Debt incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge (i) Second Lien Debt or (ii) or U.S. Junior Lien Debt that was permitted by this Indenture to be incurred under this clause, in an aggregate principal amount at any time outstanding not to exceed the U.S. Junior Lien Cap;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by either Issuer or any Guarantor of (A) Parity Lien Debt represented by the Notes and the Note Guarantees and (B) other Parity Lien Debt incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge (i) Second Lien Debt or (ii) or Parity Lien Debt that was permitted by this Indenture to be incurred under this clause, in an aggregate amount incurred pursuant to sub-clause (A) and (B) not to exceed the Parity Lien Cap; provided that, the aggregate amount of Canadian Parity Lien Debt at the time of incurrence of any Canadian Parity Lien Debt may not exceed 34.62% of the Parity Lien Cap;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether or not incurred at the time of such purchase, design, construction, installation or improvement) all or any part of the purchase price or cost of design, construction, installation, integration or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership units) in domestic or transnational fiber optic cable or other transmission facilities, and, in each case, including acquisitions by way of acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (4), (5), (14) or (15) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the either Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not either Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such Disqualified Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and any Hedging Obligations related to Canadian Parity Lien Debt or incurred to hedge any interest rate risk on any fixed or floating rate Indebtedness that was permitted to be incurred under the first paragraph of this covenant or any clause under the definition of “Permitted Debt”;

(9)(i) the Guarantee by the Issuers and the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; and (ii) the Guarantee by Restricted Subsidiaries that are not Guarantors of Indebtedness of Restricted Subsidiaries that are not Guarantors to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;

(10) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, letter of credit or completion or performance and surety bonds in the ordinary course of business;

(11) the incurrence by either Issuer or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies in the ordinary course of business;

(14) (i) Indebtedness of any Persons existing at the time such Persons become Subsidiary Guarantors or Australian Restricted Subsidiaries or are merged with or into or consolidated with either Issuer or any Guarantor or Australian Restricted Subsidiary, or assumed in connection with an acquisition of property (including Capital Stock) by either Issuer or any Guarantor or Australian Restricted Subsidiary and (ii) other Indebtedness incurred in connection with an Asset Acquisition by either Issuer or any Guarantor or Australian Restricted Subsidiary, provided that such Indebtedness was in existence prior to the contemplation of such Persons becoming Subsidiary Guarantors or Australian Restricted Subsidiaries or such merger or consolidation or such acquisition of property or Asset Acquisition, provided further that the ratio of the aggregate principal amount of such Indebtedness incurred with respect to any such transaction to Consolidated EBITDA (for the most recent four-quarter period for which financial information is available) attributable to the Person or property so acquired pursuant to such transaction (as determined in good faith by the Company) is 2.5 to 1.0 or less (the “Acquisition Debt Ratio Test”), and: (A) such Indebtedness is subordinated in right of payment (and, if such Indebtedness is secured by Liens on any Collateral, subordinated in lien priority) to the Notes in a manner substantially similar to the payment subordination (and lien subordination, as applicable) provisions applicable to the Second Lien Debt pursuant to the Intercreditor Agreement, and does not mature prior to a date which is ninety-one (91) days following the final maturity date of the Notes; or (B) such Indebtedness is non-recourse to the Company and its Restricted Subsidiaries (other than any acquired Persons and the purchaser of such acquired property or Persons); or (C) any combination of the preceding clauses (A) and (B) so long as the incurrence of any Indebtedness under the preceding clauses (A) and (B) or any combination thereof complies with the Acquisition Debt Ratio Test at the time of incurrence and does not exceed (together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14)) $20.0 million in the aggregate at any one time outstanding; and

(15) the incurrence by the Company or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $10.0 million.

(c) The Company shall not incur, and shall not permit the Issuers or any other Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on junior priority basis or junior in right of distribution of collateral proceeds.

(d) For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted (in its sole discretion) to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Notwithstanding the foregoing, all Priority Lien Debt will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt and all Parity Lien Debt outstanding on the date of this Indenture will be deemed to have been incurred in reliance on the exception provided by clause (3) of the definition of Permitted Debt. The accrual of interest or preferred stock or Disqualified Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (3) or (5) of paragraph (b) of this Section 4.10; and

(3) subject to certain limitations, after the Refinancing Date in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) promptly deposits the Net Proceeds therefrom immediately upon receipt thereof as Collateral in an account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) or otherwise subject to a perfected security interest in favor of the applicable Collateral Trustee or its agent to secure, to the extent the Collateral sold was U.S. Collateral, all U.S. Secured Obligations, and to the extent the Collateral Sold was Canadian Collateral, all Canadian Secured Obligations.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay, repurchase or redeem Priority Lien Obligations, if the Priority Lien Obligations repaid are revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to repay, repurchase or redeem Parity Lien Obligations; provided, that the Issuers offer to repay, repurchase or redeem the Notes on a pro rata basis;

(3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

(4) to repay Indebtedness (other than Secured Obligations) that is secured by a Permitted Lien on any assets that were sold in such Asset Sale;

(5) to make a capital expenditure;

(6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(7) in the case of an Asset Sale (other than a sale of an asset that had constituted Collateral at any time since the date of this Indenture) by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company or any Restricted Subsidiary that is not contractually subordinated in right of payment to the Notes; or

(8) any combination of the foregoing clauses (1) through (7).

(c) Within 365 days after the receipt of any Net Proceeds from a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to purchase other assets that would constitute Collateral;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business becomes a Guarantor or is merged into or consolidated with an Issuer or any Guarantor);

(3) to repay Indebtedness (other than Secured Obligations) that is secured by a Permitted Priority Lien on any Collateral that was sold in such Asset Sale;

(4) to make a capital expenditure with respect to assets that constitute Collateral;

(5) any combination of the foregoing clauses (1) through (4).

(d) In the case of clauses (3), (5) and (6) of paragraph (b) of this Section 4.10 and clauses (1), (2) and (4) of paragraph (c) of this Section 4.10, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in paragraphs (a), (b) and (c) of this Section 4.10 if it enters into a binding commitment to acquire such assets or Capital Stock prior to 360 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition is completed within 180 days following the expiration of the aforementioned 360 day period. If the acquisition contemplated by such binding commitment is not consummated on or before such 180th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the applicable paragraph (a), (b) or (c) of this Section 4.10 on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(e) Pending the final application of any Net Proceeds of an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(f) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) or (c) of this Section 4.10 constitute “Excess Proceeds.”

(g) When the aggregate amount of Excess Proceeds exceeds $15.0 million, within forty-five (45) days thereof, the Issuers will make a joint offer (an “Asset Sale Offer”) to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.08 hereof to purchase, prepay or redeem the maximum principal amount of Notes as Units and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes as Units and Parity Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes as Units and such other Parity Lien Debt to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of this Section 3.08 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto (provided that issuances of Capital Stock of Restricted Subsidiaries of the Company shall be limited to Voting Stock (in each case, representing an aggregate of not more than 5.0% of the fully diluted Voting Stock of such Restricted Subsidiary) of not more than two Restricted Subsidiaries identified by the Company in an Officers’ Certificate delivered to the Trustee);

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate Section 4.07 hereof; and

(7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding.

Section 4.12 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Permitted Priority Liens.

Section 4.13 Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units (if prior to a Separation Event, equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to this Section 4.15 (a “Change of Control Offer”). Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase. In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, the serial number for Notes held in definitive form and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion, if prior to a Separation Event, must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers will jointly, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered as Units pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered as Units; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of each Issuer stating the aggregate principal amount of Notes or portions of Notes as Units being purchased by the Issuers.

(c) The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will jointly publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.01(a) through 3.01(c) hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Additional Note Guarantees.

(a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture or a Restricted Subsidiary that was not a Domestic Subsidiary on the date of this Indenture becomes a Domestic Subsidiary, then that Domestic Subsidiary will become a U.S. Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit F-1 and deliver an opinion of counsel satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created.

(b) If the Canadian Issuer or any of its Restricted Subsidiaries acquires or creates another Canadian Subsidiary after the date of this Indenture, then that Canadian Subsidiary will become a Canadian Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit F-2 and deliver an opinion of counsel satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the business currently operated by the Canadian Issuer be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary and has assets of more than $1,000, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19 Additional Amounts.

(a) All payments made by an Issuer, any Guarantor or a Surviving Entity as well as all payments made by a Trustee pursuant Article 8 or Article 11 hereof (each a “Payor”) under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of Canada or any subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Taxes”) unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Notes such Payor will pay such additional amounts of interest (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been required to be so withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder (an “Excluded Holder”) (i) with which the Payor or the Canadian Issuer does not deal at arm’s length (for the purpose of the Income Tax Act (Canada)) at the time of making such payment (ii) which is subject to such Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with, Canada or any province or territory thereof, otherwise than by the mere holding of debt securities or the receipt of payments thereunder, or (iii) which is subject to such Taxes by reason of the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes. Each Payor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will furnish to the holders of the Units, within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Payor. The Issuers will indemnify and hold harmless each holder (other than all Excluded Holders) for the amount of (i) any Taxes not withheld or deducted by a Payor and levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) above.

(b) At least thirty (30) days prior to each date on which any payment under or with respect to the Notes is due and payable, if a Payor is aware that it will be obligated to pay Additional Amounts with respect to such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.20 Excess Cash Flow Offer.

(a) If the Company and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2010 (the “Relevant Fiscal Year”), then the Issuers shall jointly apply an amount (the “Excess Cash Flow Offer Amount”) equal to 50% of such Excess Cash Flow for such period to make a joint offer to the Holders to repurchase all or a portion of their Notes as Units with an aggregate repurchase price in cash equal to the Excess Cash Flow Offer Amount pursuant to and subject to the conditions contained in this Indenture (an “Excess Cash Flow Offer”).

(b) Within 110 days after the end of any fiscal year with respect to which the Issuers are required to make an Excess Cash Flow Offer pursuant to Section 4.20(c) hereof, the Issuers must send, by registered first-class mail an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Excess Cash Flow Offer. Such offer shall state:

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.20;

(2) the Excess Cash Flow Offer Amount and the date on which payment in respect of the Excess Cash Flow Offer will be made by the Issuers (the “Excess Cash Flow Offer Payment Date”), which shall be not less than thirty (30) and not more than sixty (60) days from the date such notice is mailed, other than as may be required by law;

(3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Notes as Units accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Offer Payment Date;

(5) that if only a portion of a Note is purchased pursuant to an Excess Cash Flow Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made), and that Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued;

(6) that Holders electing to have a Note purchased pursuant to such Excess Cash Flow Offer shall be required to surrender the Security, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, or transfer such Note by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or the Paying Agent at the address specified in the notice at least three (3) Business Days before the Excess Cash Flow Offer Payment Date; and

(7) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Cash Flow Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

(c) With respect to each Excess Cash Flow Offer, the Issuers shall be entitled to reduce the applicable Excess Cash Flow Offer Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any Notes theretofore repurchased by the Issuers in the open market or privately negotiated transaction (and, in each case, cancelled by the Issuers) and (y) the aggregate redemption price paid for any Notes theretofore redeemed pursuant to one or more optional redemptions, in each case, prior to making such Excess Cash Flow Offer; provided, however, that the repurchase or redemption of such Notes would then not be considered in connection with calculating the amount of Excess Cash Flow for the next period. For the avoidance of doubt, the Issuers shall not be entitled to reduce the applicable Excess Cash Flow Offer Amount by the aggregate repurchase price of any Notes theretofore repurchased by the Issuers pursuant to any Asset Sale Offers, Change of Control Offers or Excess Cash Flow Offers during such period. If the aggregate repurchase price of Notes tendered pursuant to any Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the Company may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for any other lawful purpose

(d) In each Excess Cash Flow Offer, the Issuers will be required to repurchase Notes as Units (if prior to a Separation Event, equal to $2,000 or an integral multiple of $1,000 in excess thereof) validly tendered in response to such Excess Cash Flow Offer at a purchase price in cash equal to 100% of their principal amount (without premium), plus accrued but unpaid interest thereon to the Excess Cash Flow Offer Payment Date, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased as Units on a pro rata basis.

(e) Notwithstanding the foregoing provisions of this Section 4.20, the Issuers will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this Section 4.20 unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $2.5 million (with lesser amounts being carried forward for purposes of determining whether the $2.5 million threshold has been met for any future period). Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.

(f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.20, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.20 by virtue thereof.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, and shall not permit either Issuer to, directly or indirectly: (1) consolidate or merge or amalgamate with or into another Person (whether or not the Company or such Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, such Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company or such Issuer, as applicable, is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger or amalgamation (if other than the Company or such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (or, in the case of the Canadian Issuer or the Canadian Guarantor, Canada or any political subdivision thereof); and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Issuer, as applicable, under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company, such Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Issuer), or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); or

(B) have a Consolidated Leverage Ratio that is equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition;

(5) the Successor Person promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states;

(6) the Collateral owned by or transferred to the Successor Person shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Liens in favor of the applicable Collateral Trustee for its benefit and the benefit of the holders of the Parity Indebtedness, and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into the Successor Person, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Person shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture and the Security Documents,

(b) The Company shall not, and shall not permit either Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of the Company, such Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. Section 5.01(a) hereof shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger or consolidation of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or an Issuer in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or such “Issuer” shall refer instead to the successor Person and not to the Company or such Issuer, as applicable), and may exercise every right and power of the Company or such Issuer under this Indenture with the same effect as if such successor Person had been named as the Company or such Issuer herein; provided, however, that the predecessor of the Company or such Issuer shall not be relieved from the obligation to pay the principal of, or premium or interest, if any, on the Notes except in the case of a sale of all of the Company’s or such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for thirty (30) days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.01(e), 4.10, 4.15, 4.20 or 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for sixty (60) days after notice of breach or default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Units then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (which are not covered by insurance for the insurer has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of sixty (60) days;

(7) the occurrence of any of the following:

(A) any Security Document ceases for any reason to be fully enforceable (except as permitted by the terms of this Indenture or the Security Documents); provided, that it will not be an Event of Default under this clause (A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $15.0 million ceases to be an enforceable and perfected first-priority Lien on the Collateral;

(B) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15.0 million ceases to be an enforceable and perfected first-priority Lien (except as permitted by the terms of this Indenture or the Security Documents);

(C) an Issuer or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or any other Guarantor arising under any Security Document; or

(D) an Issuer or any Guarantor fails to grant and perfect any security interest required by the Security Documents to be granted and perfected with respect to Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15.0 million;

other than, in the case of the foregoing clauses (A) through (D), as a result of, or in connection with, the satisfaction in full of all Obligations under this Indenture or expiration in accordance with the terms of this Indenture or the applicable Security Document or the release or amendment, modification, waiver, termination or release of any relevant Lien or Security Document in accordance with the terms of this Indenture or the Security Documents).

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture);

(9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian, receiver, receiver manager, interim receiver or sequestrator of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian, receiver, receiver manager, interim receiver or sequestrator of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for sixty (60) consecutive days.

Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness under clause (5) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) remedies have not been taken with respect to Collateral securing such Indebtedness.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Defaults in the payment of interest or premium, if any, on or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. In addition, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Section 6.06 Limitation on Suits.

(a) Subject to the provisions of Article 7 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, or premium or interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and the Collateral Trustees, and their agents and attorneys for amounts due to the Trustee under Section 7.06 hereof and the Collateral Trustees under the applicable Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustees and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or the applicable Guarantor, as the case may be, its or their successors or assigns, or as a court of competent jurisdiction shall direct.

The Trustee may, upon written notice to the Issuers, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Notwithstanding the foregoing, (i) proceeds received in respect of any sale of or other realization upon all or any part of the U.S. Collateral in connection with any foreclosure, collection or other enforcement of Liens granted to the U.S. Collateral Trustee in the U.S. Security Documents shall be applied pursuant to Section 12.10(a) and (ii) proceeds received in respect of any sale of or other realization upon all or any part of the Canadian Collateral in connection with any foreclosure, collection or other enforcement of Liens granted to the Canadian Collateral Trustee in the Canadian Security Documents shall be applied pursuant to Section 12.10(b).

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee agrees to accept and act upon facsimile or electronic transmission (including pdf) of documents hereunder, it being understood that originals of such shall be provided to the Trustee in a timely manner.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the applicable Issuer or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer, and any resolution of the Board of Directors of an Issuer shall be sufficient if evidenced by a copy of such resolution certified by an Officers’ Certificate of such Issuer to have been duly adopted and in full force and effect on the date thereof.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless the Trustee has received written notice of such event at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(k) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or otherwise.

(l) The Trustee shall have no liability for any acts or omissions of the Collateral Trustee.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with an Issuer or any Affiliate of an Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Units or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Units or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Units or Notes or any other document in connection with the sale of the Units or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuers and the Guarantors will pay to each of the Trustee and each Collateral Trustee such compensation as is agreed to from time to time by the Issuers and the Trustee or the Collateral Trustee, as applicable, for its acceptance of this Indenture and services hereunder. The Trustee’s and each of the Collateral Trustees’ compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse each of the Trustee and each Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any such disbursement, advance or expense as shall have been caused by the Trustee’s or applicable Collateral Trustee’s own negligence or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and applicable Collateral Trustee’s respective agents and counsel, as applicable.

(b) The Issuers and the Guarantors, jointly and severally, will indemnify each of the Trustee and each Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or bad faith. Each of the Trustee and each Collateral Trustee will notify the Issuers promptly of any claim of which the Trustee has received written notice and for which it may seek indemnity. Failure by the Trustee or either Collateral Trustee, as applicable, to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee and each Collateral Trustee, as applicable, will cooperate in the defense. The Trustee and either Collateral Trustee, as applicable, may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may, upon thirty (30) days’ written notice to the Issuers resign and be discharged from the trust hereby created. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their joint option and at any time, at the option of their Boards of Directors evidenced by a resolution set forth in their respective Officers’ Certificates, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their joint option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20 and clauses (4), (5), (6) and (7) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, each of the Internal Revenue Service and the Canada Revenue Agency a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal and Canadian income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or Canadian income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or Canadian income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which either Issuer or any of the Guarantors is a party or by which either Issuer or any of the Guarantors is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b) The Collateral will be released from the Liens securing the Notes in accordance with Section 12.04 hereof and the Security Documents, upon a Legal Defeasance or Covenant Defeasance in accordance with this Article 8.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the applicable Holders of all sums due and to become due thereon in respect of principal, or premium or interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the joint request of the Issuers any money or non-callable Government Securities held by either of the Issuers as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium or interest, if any, on any Note and remaining unclaimed for two years after such principal, or premium or interest, if any, has become due and payable shall be paid to the Issuers on their joint request or (if then held by either of the Issuers) will be discharged from such trust; and the applicable Holder will thereafter be permitted to look only the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium or interest, if any, on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the applicable Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors, the Trustee and the applicable Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees by a successor to an Issuer’s or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(5) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any Security Document or to evidence the release, termination or discharge of any Collateral or Security Documents or Note Guarantees in accordance with the terms of this Indenture or the Security Documents;

(6) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate of the applicable Issuer or Guarantor to that effect;

(7) to enter into additional or supplemental Security Documents or otherwise provide additional Collateral;

(8) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;

(9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(10) to subordinate the Liens of the applicable Collateral Trustee on the Collateral to Permitted Priority Liens;

(11) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of this Indenture; or

(12) to provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of either Issuer which release is otherwise permitted under this Indenture and would not result in a Default or Event of Default.

Section 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the applicable Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 3.9, 4.10, 4.15 and 4.20 hereof), the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Units and/or Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Units and/or Notes). Section 2.08 hereof shall determine which Units are considered to be “outstanding” for purposes of this Section 9.02.

Upon the joint request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents. However, without the consent of each Holder of the Units affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Units held by a non-consenting Holder):

(1) reduce the principal amount of Units whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 3.09, 4.10, 4.15 and 4.20 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Units or a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 3.09, 4.10, 4.15 or 4.20 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2 /3% in aggregate principal amount of the Units then outstanding.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Units and Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Each Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and Collateral Trustees to Sign Amendments, etc.

The Trustee (or applicable Collateral Trustee) will sign any amended or supplemental indenture authorized pursuant to this Article 9 or any amendments under the Security Documents if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee (or applicable Collateral Trustee). The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture, the Trustee (or applicable Collateral Trustee) will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate of each of the Issuers and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.06 Effect of Separation Event.

Upon the occurrence of a Separation Event, all references to Section 9.01, 9.02 and 9.03 to “Units” shall be deemed to refer to “Notes.”

ARTICLE 10

NOTE GUARANTEES

Section 10.01 U.S. Guarantee.

(a) Subject to this Article 10, each of the U.S. Guarantors hereby, jointly and severally, unconditionally guarantees (each, a “U.S. Note Guarantee”) to each Holder holding a U.S. Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the U.S. Notes or the obligations of the U.S. Issuer hereunder or thereunder, that:

(1) the principal of, and interest and premium, if any, on the U.S. Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and premium, if any, on the U.S. Notes, if lawful, and all other obligations of the U.S. Issuer to the Holders holding U.S. Notes or the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the U.S. Notes; and

(2) in case of any extension of time of payment or renewal of any U.S. Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the U.S. Guarantors will be jointly and severally obligated to pay the same immediately. Each U.S. Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The U.S. Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the U.S. Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder holding U.S. Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the U.S. Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a U.S. Guarantor. Each U.S. Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the U.S. Issuer, any right to require a proceeding first against the U.S. Issuer, protest, notice and all demands whatsoever and covenants that its U.S. Note Guarantee will not be discharged except by complete performance of the obligations contained in the U.S. Notes and this Indenture.

(d) If any Holder holding a U.S. Note or the Trustee is required by any court or otherwise to return to the U.S. Issuer, the U.S. Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the U.S. Issuer or the U.S. Guarantors, any amount paid by either to the Trustee or such Holder, the U.S. Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each U.S. Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders holding U.S. Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each U.S. Guarantor further agrees that, as between the U.S. Guarantors, on the one hand, and the Holders holding U.S. Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the U.S. Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the U.S. Guarantors for the purpose of the U.S. Note Guarantee. The U.S. Guarantors will have the right to seek contribution from any non-paying U.S. Guarantor so long as the exercise of such right does not impair the rights of the Holders holding U.S. Notes under the U.S. Note Guarantees.

Section 10.02 Canadian Guarantee.

(a) Subject to this Article 10, each of the Company and the Canadian Guarantors hereby, jointly and severally, unconditionally guarantees (each, a “Canadian Note Guarantee”) to each Holder holding a Canadian Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Canadian Notes or the obligations of the Canadian Issuer hereunder or thereunder, that:

(1) the principal of, premium on, if any, and interest, if any, on the Canadian Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and premium, if any, on the Canadian Notes, if lawful, and all other obligations of the Canadian Issuer to the Holders holding Canadian Notes or the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Canadian Notes; and

(2) in case of any extension of time of payment or renewal of any Canadian Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Company and the Canadian Guarantors will be jointly and severally obligated to pay the same immediately. Each Canadian Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Company and the Canadian Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Canadian Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder holding Canadian Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Canadian Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of either of the Company or a Canadian Guarantor. The Company and each Canadian Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Canadian Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Canadian Note Guarantee will not be discharged except by complete performance of the obligations contained in the Canadian Notes and this Indenture.

(c) If any Holder holding a Canadian Note or the Trustee is required by any court or otherwise to return to the Canadian Issuer, the Company, the Canadian Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Canadian Issuer, the Company or the Canadian Guarantors, any amount paid by either to the Trustee or such Holder, the Canadian Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Company and each Canadian Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders holding Canadian Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Company and each Canadian Guarantor further agrees that, as between the Company and the Canadian Guarantors, on the one hand, and the Holders holding Canadian Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Canadian Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Company and the Canadian Guarantors for the purpose of the Canadian Note Guarantees. The Company and the Canadian Guarantors will have the right to seek contribution from any non-paying Canadian Guarantor or the Company, as the case may be, so long as the exercise of such right does not impair the rights of the Holders holding Canadian Notes under the Canadian Note Guarantee.

Section 10.03 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Units and/or Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04 Execution and Delivery of Note Guarantee.

To evidence its U.S. Note Guarantee set forth in Section 10.01 hereof, each U.S. Guarantor hereby agrees that a notation of such U.S. Note Guarantee substantially in the form attached as Exhibit E1 hereto will be endorsed by an Officer of such U.S. Guarantor on each U.S. Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such U.S. Guarantor by one of its Officers.

To evidence its Canadian Note Guarantee set forth in Section 10.02 hereof, the Company and each Canadian Guarantor hereby agrees that a notation of such Canadian Note Guarantee substantially in the form attached as Exhibit E2 hereto will be endorsed by an Officer of the Company and such Canadian Guarantor on each Canadian Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Company and such Canadian Guarantor by one of its Officers.

Each U.S. Guarantor hereby agrees that its U.S. Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each U.S. Note a notation of such U.S. Note Guarantee.

The Company and each Canadian Guarantor hereby agrees that its Canadian Note Guarantee set forth in Section 10.02 hereof will remain in full force and effect notwithstanding any failure to endorse on each Canadian Note a notation of such Canadian Note Guarantee.

If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the applicable Note Guarantee set forth in this Indenture on behalf of the applicable Guarantors. Neither the Issuers not any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

In the event that the Company or any of its Restricted Subsidiaries acquires or creates any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17(a) hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.17(a) hereof and this Article 10, to the extent applicable.

In the event that the Canadian Issuer or any of its Restricted Subsidiaries or 3082833 Nova Scotia Company acquires or creates any Canadian Subsidiary after the date of this Indenture, if required by Section 4.17(b) hereof, the Canadian Issuer shall cause such Canadian Subsidiary to comply with provisions of Section 4.17(b) hereof and this Article 10, to the extent applicable.

Section 10.05 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.06 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger or amalgamation (the “Successor Guarantor”) assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, and the Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee, (ii) the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the applicable Security Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; (iii) the Collateral owned by or transferred to the Successor Guarantor shall: (A) continue to constitute Collateral under this Indenture and the applicable Security Documents, (B) be subject to Liens in favor of the applicable Collateral Trustee for the benefit of the Holders and any other Parity Lien Indebtedness or Priority Lien Indebtedness and (C) not be subject to any Lien other than Permitted Liens; and (iv) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the applicable Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required under this Indenture and the Security Documents; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the applicable Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the applicable Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.06 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the

sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents then the corporation acquiring the property will be released and relieved of any obligations under the applicable Note Guarantee;

(b) In the event of any sale or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the applicable Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Guarantor in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

(c) Upon designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture and as permitted by the Secured Debt Documents, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.06 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on the applicable Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (subject to those provisions herein that by their express terms shall survive), when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and either Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) in respect of clause (1)(b) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) either Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, an applicable Issuer’s and any applicable Guarantor’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the applicable Holders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01 Security Interest.

The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium, if any, (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured to the extent provided in the Security Documents.

Each Holder, by its acceptance of the Units, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and appoints The Bank of New York Mellon as the Trustee, U.S. Bank National Association as the U.S. Collateral Trustee and Computershare Trust Company of Canada as Canadian Collateral Trustee, and each Holder and the Trustee direct each applicable Collateral Trustee to enter into additional Security Documents from time to time and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof. Each of the Issuers and the Guarantors consents and agrees to be bound by the terms of the existing Security Documents and any additional Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

Each Issuer will deliver to the Trustee copies of all documents delivered to each applicable Collateral Trustee pursuant to the applicable Security Documents, and will do or cause to be done all such acts and things as required by the provisions of the Security Documents to assure and confirm to the Trustee and each applicable Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. Each Issuer will take, and will cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Parity Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the applicable Collateral Trustee for the benefit of the Holders of the Notes as Units, to the extent required by, and with the lien priority required under, the Secured Debt Documents and subject to no Liens other than Permitted Liens.

Section 12.02 Security Documents.

(a) With respect to the U.S. Collateral, this Article 12 and the provisions of each other U.S. Security Document are subject to the terms, conditions and benefits set forth in the U.S. Collateral Trust Agreement at any time such U.S. Collateral Trust Agreement is in effect. Each of the U.S. Issuer and each U.S. Guarantor consents to, and agrees to be bound by, the terms of the U.S. Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

(b) With respect to the Canadian Collateral, this Article 12 and the provisions of each other Canadian Security Document are subject to the terms, conditions and benefits set forth in the Canadian Collateral Trust Agreement at any time such Canadian Collateral Trust Agreement is in effect. Each of the Canadian Issuer and each Canadian Guarantor consents to, and agrees to be bound by, the terms of the Canadian Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

Section 12.03 Collateral Trustee.

(a) With respect to the U.S. Notes,

(1) U.S. Bank National Association will initially act as the U.S. Collateral Trustee for the benefit of the Holders of the U.S. Notes and all other U.S. Parity Lien Obligations outstanding from time to time;

(2) Neither the Issuers, nor any of their Affiliates and no U.S. Parity Lien Representative, U.S. Priority Lien Representative or U.S. Junior Lien Representative may serve as U.S. Collateral Trustee.

(3) The U.S. Collateral Trustee shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the U.S. Collateral created by the U.S. Security Documents.

(4) Except as provided in the U.S. Security Documents or as directed by an Act of Required U.S. Debtholders in accordance with the U.S. Security Documents, the U.S. Collateral Trustee shall not be obligated:

(a) to act upon directions purported to be delivered to it by any Person;

(b) to foreclose upon or otherwise enforce any Lien; or

(c) to take any other action whatsoever with regard to any or all of the U.S. Security Documents, the Liens created thereby or the U.S. Collateral.

(5) A resignation or removal of the U.S. Collateral Trustee and appointment of a successor U.S. Collateral Trustee will become effective pursuant to the terms set forth in the U.S. Security Documents.

(b) With respect to the Canadian Notes,

(1) Computershare Trust Company of Canada will initially act as the Canadian Collateral Trustee for the benefit of the Holders of the Canadian Notes and all other Canadian Parity Lien Obligations outstanding from time to time; and

(2) Neither the Issuers, nor any of their Affiliates and no Canadian Parity Lien Representative or Canadian Priority Lien Representative may serve as a Canadian Collateral Trustee.

(3) The Canadian Collateral Trustee shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Canadian Collateral created by the Canadian Security Documents.

(4) Except as provided in the Canadian Security Documents or as directed by an Act of Required Canadian Debtholders in accordance with the Canadian Security Documents, the Canadian Collateral Trustee shall not be obligated:

(a) to act upon directions purported to be delivered to it by any Person;

(b) to foreclose upon or otherwise enforce any Lien; or

(c) to take any other action whatsoever with regard to any or all of the Canadian Security Documents, the Liens created thereby or the Canadian Collateral.

(5) A resignation or removal of the Canadian Collateral Trustee and appointment of a successor Canadian Collateral Trustee will become effective pursuant to the terms set forth in the Canadian Security Documents.

Section 12.04 Release of Liens and Guarantees in Respect of Notes.

(a) Each Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the rights of the Holders of the Notes and such Obligations to the benefits and proceeds of each Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1) Upon the satisfaction and discharge of this Indenture, in accordance with Article 11 hereof;

(2) Upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3) Upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4) In whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(5) As to any Collateral that is sold, transferred or otherwise disposed of by any Issuer or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Restricted Subsidiary of the U.S. Issuer in a transaction or other circumstance that complies with Section 4.10 and is permitted by all of the other Security Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the applicable Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof; or

(6) as to any Collateral of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary in compliance with the provisions of this Indenture and any other relevant provisions of any other Security Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary.

(b) Each Collateral Trustee agrees for the benefit of the applicable Issuer and the other Guarantors that if such Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 12.04 of this Indenture and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in the Indenture and all other Security Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the applicable Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the applicable Issuer or applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 12.04 by the applicable Collateral Trustee.

(c) Each Collateral Trustee hereby agrees that in the case of any release pursuant to clause (5) of Section 12.04(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the applicable Issuer or other applicable Guarantor, the applicable Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 12.05 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

(a) Notwithstanding:

(1) anything to the contrary contained in the U.S. Security Documents;

(2) the time of incurrence of any Series of U.S. Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of U.S. Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any U.S. Collateral;

(5) the time of taking possession or control over any U.S. Collateral;

(6) that any U.S. Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens:

(x) all U.S. Parity Liens granted at any time by an Issuer or any Guarantor will secure, equally and ratably, all present and future U.S. Parity Lien Obligations; and (y) all proceeds of all U.S. Parity Liens granted at any time by an Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the U.S. Parity Lien Debt and other U.S. Parity Lien Obligations.

In addition, this Section 12.05(a) is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of U.S. Parity Lien Obligations, each present and future U.S. Parity Lien Representative and the U.S. Collateral Trustee as holder of U.S. Parity Liens. The U.S. Parity Lien Representative of each future Series of U.S. Parity Lien Debt shall be required to deliver a U.S. Lien Sharing and Priority Confirmation to the U.S. Collateral Trustee and the Trustee at the time of incurrence of such Series of U.S. Parity Lien Debt.

(b) Notwithstanding:

(1) anything to the contrary contained in the Canadian Security Documents;

(2) the time of incurrence of any Series of Canadian Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Canadian Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Canadian Collateral;

(5) the time of taking possession or control over any Canadian Collateral;

(6) that any Canadian Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens:

(x) all Canadian Parity Liens granted at any time by an Issuer or any Guarantor will secure, equally and ratably, all present and future Canadian Parity Lien Obligations; and (y) all proceeds of all Canadian Parity Liens granted at any time by an Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Canadian Parity Lien Debt and other Canadian Parity Lien Obligations.

In addition, this Section 12.05(b) is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of Canadian Parity Lien Obligations, each present and future Canadian Parity Lien Representative and each Canadian Collateral Trustee as holder of Canadian Parity Liens. The Canadian Parity Lien Representative of each future Series of Canadian Parity Lien Debt shall be required to deliver a Canadian Lien Sharing and Priority Confirmation to the Canadian Collateral Trustee and the Trustee at the time of incurrence of such Series of Canadian Parity Lien Debt.

Section 12.06 Ranking of U.S. Parity Liens.

Notwithstanding:

(1) anything to the contrary contained in the U.S. Security Documents;

(2) the time of incurrence of any Series of U.S. Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of U.S. Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any U.S. Collateral;

(5) the time of taking possession or control over any U.S. Collateral;

(6) that any U.S. Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien;

(7) that any U.S. Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other U.S. Junior Lien; or

(8) the rules for determining priority under any law governing relative priorities of Liens,

all U.S. Parity Liens at any time granted by the U.S. Issuer or any U.S. Guarantor will be subject and subordinate to all U.S. Priority Liens securing U.S. Priority Lien Debt up to the Priority Lien Cap and to U.S. Priority Lien Obligations in each case, to the extent and on the terms set forth in any U.S. Collateral Trust Agreement then in effect;

This Section 12.06 is intended for the benefit of, and will be enforceable as a third party by, each present and future holder of U.S. Priority Lien Obligations, each present and future U.S. Priority Lien Representatives and each present and future holder of U.S. Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this Section 12.06.

In addition, this Section 12.06 is intended solely to set forth the relative ranking, as Liens, of the Liens securing U.S. Parity Lien Debt as against the U.S. Priority Liens. Neither the U.S. Notes nor any other U.S. Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provisions, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 12.07 Ranking of Canadian Parity Liens

Notwithstanding:

(1) anything to the contrary contained in the Canadian Security Documents;

(2) the time of incurrence of any Series of Canadian Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Canadian Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Canadian Collateral;

(5) the time of taking possession or control over any Canadian Collateral;

(6) that any Canadian Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Canadian Parity Liens at any time granted by the Canadian Issuer or any Canadian Guarantor will be subject and subordinate to all Canadian Priority Liens securing Canadian Priority Lien Debt up to the Priority Lien Cap and to Canadian Priority Lien Obligations, in each case, to the extent and on the terms set forth in any Canadian Collateral Trust Agreement then in effect.

This Section 12.07 is intended for the benefit of, and will be enforceable as a third party by, each present and future holder of Canadian Priority Lien Obligations, each present and future Canadian Priority Lien Representative and each present and future holder of Canadian Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this Section 12.07.

In addition, this Section 12.07 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Canadian Parity Lien Debt as against the Canadian Priority Liens. Neither the Canadian Notes nor any other Canadian Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provisions, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 12.08 Relative Rights.

Nothing in this Indenture or the Security Documents will:

(1) impair, as among the Issuers and the Holders, the obligation of any Issuer to pay principal of, premium and interest on the Notes issued by such Issuers in accordance with their terms or any other obligation of the Issuers or any Guarantor;

(2) affect the relative rights of Holders as against any other creditors of any Issuer or any Guarantor (other than holders of Priority Liens, any other Parity Liens or any U.S. Junior Liens to the extent expressly set forth herein or in the applicable Security Document);

(3) restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Security Documents);

(4) restrict or prevent any Holder or holders of other Parity Lien Obligations, any Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not expressly restricted or prohibited by the Security Documents; or

(5) restrict or prevent any Holder or holders of other Parity Lien Obligations, any Collateral Trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Security Documents.

Section 12.09 Further Assurances.

Each of the U.S. Issuers and each of the U.S. Guarantors shall cause to be done all acts and things that may be required (including any actions as may be required to be taken by the U.S. Issuer and the U.S. Guarantors under the Existing Intercreditor Agreement to the extent then in effect), or that the U.S. Collateral Trustee from time to time may reasonably request, to assure and confirm that the U.S. Collateral Trustee holds, for the benefit of the holders of U.S. Parity Lien Obligations, duly created and enforceable and perfected Liens upon the U.S. Collateral, in each case, as contemplated by, and with the

Lien priority required under, the U.S. Parity Lien Documents, and subject to the limitations set forth in the U.S. Parity Lien Documents.

Each of the Canadian Issuer and each of the Canadian Guarantors shall cause to be done all acts and things that may be required, or that the Canadian Collateral Trustee from time to time may reasonably request, to assure and confirm that the Canadian Collateral Trustee holds, for the benefit of the holders of Canadian Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Canadian Collateral, in each case, as contemplated by, and with the Lien priority required under, the Canadian Parity Lien Documents, and subject to the limitations set forth in the Canadian Parity Lien Documents.

The U.S. Issuer and the U.S. Guarantors shall ensure that (i) all U.S. Collateral in the possession of the First Lien Collateral Agent (as defined in the Existing Intercreditor Agreement) is delivered to the U.S. Collateral Trustee and (ii) a New First Lien Debt Notice (as defined in the Existing Intercreditor Agreement) is delivered to the Second Lien Collateral Agent (as defined in the Existing Intercreditor Agreement) stating that the U.S. Issuer has entered into a new First Lien Loan Document (as defined in the Existing Intercreditor Agreement).

On or prior to the date on which any additional U.S. Secured Debt Document is executed, the U.S. Issuer and each of the U.S. Guarantors shall grant to the U.S. Collateral Trustee a security interest in any assets or property of the U.S. Issuers or U.S. Guarantors not otherwise granted pursuant to this Indenture and the U.S. Security Documents prior to such date, to the extent that the U.S. Issuers and the U.S. Guarantors grant a security interest in such other assets to the new Secured Debt Representative or any holders of such new Obligations.

On or prior to the date on which any additional Canadian Secured Debt Document is executed, the Canadian Issuer and each of the Canadian Guarantors shall grant to the Canadian Collateral Trustee a security interest in any assets or property of the Canadian Issuers or Canadian Guarantors not otherwise granted pursuant to this Indenture and the Canadian Security Documents prior to such date, to the extent that the Canadian Issuers and the Canadian Guarantors grant a security interest in such other assets to the new Secured Debt Representative or any holders of such new Obligations.

With respect to any fee interest in real property with a Fair Market Value equal to or greater than $1.0 million (determined on an individual, and not an aggregate basis) acquired by the U.S. Issuer or any U.S. Guarantor after the date hereof (individually and collectively, the “U.S. Premises”):

(1) the U.S. Issuer or the applicable U.S. Guarantor shall deliver to the U.S. Collateral Trustee, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages, deeds of trust, deeds or other similar document to secure debt (the “U.S. Mortgages”), each dated the date such property is pledged to secure the U.S. Notes, duly executed by the U.S. Issuer or the applicable Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such U.S. Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected, first-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;

(2) the U.S. Collateral Trustee shall have received mortgagee’s title insurance policies in favor of such U.S. Collateral Trustee, as mortgagee, in the form necessary, with respect to the property purported to be covered by such U.S. Mortgage, to insure that the interests created by the U.S. Mortgage constitute valid and first-priority Liens on such property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to be in an amount and have such endorsements and additional coverages as shall be customary as certified in an Officers’ Certificate and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) the U.S. Issuer will, or will cause the applicable U.S. Guarantor to, deliver to the applicable Collateral Trustee, with respect to each of the U.S. Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies referred to above), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as shall be necessary or as such Collateral Trustee and its counsel shall reasonably require to create, evidence or perfect a valid and at least first-priority Lien on the property subject to each such U.S. Mortgage (subject to Permitted Liens).

With respect to any fee interest in real property with a Fair Market Value equal to or greater than $1.0 million (determined on an individual, and not an aggregate basis) acquired by the Canadian Issuer or any Canadian Guarantor after the date hereof (individually and collectively, the “Canadian Premises”):

(1) the Canadian Issuer or the applicable Canadian Guarantor shall deliver to the Canadian Collateral Trustee, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages, deeds of trust, deeds or other similar document to secure debt (the “Canadian Mortgages”), each dated the date such property is pledged to secure the Canadian Notes, duly executed by the Canadian Issuer or the applicable Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Canadian Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected, first-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;

(2) the Canadian Collateral Trustee shall have received mortgagee’s title insurance policies in favor of such Canadian Collateral Trustee, as mortgagee, in the form necessary, with respect to the property purported to be covered by such Canadian Mortgage, to insure that the interests created by the Canadian Mortgage constitute valid and first-priority Liens on such property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to be in an amount and have such endorsements and additional coverages as shall be customary as certified in an Officers’ Certificate and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) the Canadian Issuer will, or will cause the applicable Canadian Guarantor to, deliver to the applicable Collateral Trustee, with respect to each of the Canadian Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies referred to above), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as shall be necessary or as such Collateral Trustee and its counsel shall reasonably require to create, evidence or perfect a valid and at least first-priority Lien on the property subject to each such Canadian Mortgage (subject to Permitted Liens).

From and after the date hereof, if any U.S. Issuer or any U.S. Guarantor acquires any personal property which is of a type that would constitute U.S. Collateral under any U.S. Security Document, it will be required as soon as practicable after the acquisition thereof, to execute and deliver such security instruments, financing statements, and Officers’ Certificates and opinions of counsel as are necessary or required under this Indenture or under any U.S. Security Document, or as may be reasonably requested by the U.S. Collateral Trustee, in each case, to vest in the U.S. Collateral Trustee a perfected security interest in such after-acquired property with the priority required hereunder or under the applicable Security

Document and to have such after-acquired property added to the U.S. Collateral, and thereupon all provisions of this Indenture relating to such U.S. Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

From and after the date hereof, if the Canadian Issuer or any Canadian Guarantor acquires any personal property which is of a type that would constitute Canadian Collateral under any Canadian Security Document, it will be required upon request as soon as practicable after the acquisition thereof, to execute and deliver such security instruments, financing statements, and Officers’ Certificates and opinions of counsel as are necessary or required under this Indenture or under any Canadian Security Document, or as may be reasonably requested by the Canadian Collateral Trustee, in each case, to vest in the Canadian Collateral Trustee a perfected security interest in such after-acquired property with the priority required hereunder or under the applicable Security Document and to have such after-acquired property added to the Canadian Collateral, and thereupon all provisions of this Indenture relating to such Canadian Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect; provided that no such security interests, financing statements, certificates and opinions shall be required of the Canadian Issuer or any Canadian Guarantor if the Canadian Collateral Trustee already has a perfected security interest in such personal property by virtue of existing Canadian Security Documents.

On or prior to the date on which any other additional Secured Debt Documents are executed or the date on which any Priority Lien Debt, Junior Lien Debt or other Parity Lien Debt is incurred, in each case, in accordance with the terms of this Indenture and the other Secured Debt Documents then in effect, the U.S. Collateral Trustee shall enter into the U.S. Collateral Trust Agreement upon receipt of an Officers’ Certificate from the U.S. Issuer certifying that such U.S. Priority Lien Debt, other U.S. Parity Lien Debt or U.S. Junior Lien Debt, as applicable, has been incurred as permitted under the Secured Debt Documents. The Canadian Collateral Trustee shall enter into the Canadian Collateral Trust Agreement upon receipt of an Officers’ Certificate from the Canadian Issuer certifying that such Canadian Priority Lien Debt or other Canadian Parity Lien Debt, as applicable, has been incurred as permitted under the Secured Debt Documents.

Section 12.10 Application of Proceeds

(a) Subject to the terms of the U.S. Collateral Trust Agreement as in effect from time to time, if any U.S. Collateral is sold or otherwise realized upon by the U.S. Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the U.S. Collateral Trustee in the U.S. Security Documents, the proceeds received by the U.S. Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the U.S. Collateral Trustee to the Trustee for application by the Trustee in the following order:

FIRST, ratably, to the Trustee and the U.S. Collateral Trustee toward the payment of all amounts due to the Trustee and the U.S. Collateral Trustee under Section 7.06 hereof, and to the U.S. Collateral Trustee under any U.S. Security Document, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the U.S. Collateral Trustee or any co-trustee or agent of the U.S. Collateral Trustee;

SECOND, to Holders of U.S. Notes for Obligations in respect of the U.S. Notes that are then due and payable in an amount sufficient to pay in full in cash all outstanding Obligations in respect of such U.S. Notes that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), ratably, without preference or priority of any kind, according to the amounts due and payable on the U.S. Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the U.S. Issuer or the applicable U.S. Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) Subject to the terms of the Canadian Collateral Trust Agreement as in effect from time to time, if any Canadian Collateral is sold or otherwise realized upon by the Canadian Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Canadian Collateral Trustee in the Canadian Security Documents, the proceeds received by the Canadian Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Canadian Collateral Trustee to the Trustee for application in the following order:

FIRST, ratably, to the Trustee and the Canadian Collateral Trustee toward the payment of all amounts due to the Trustee and the Canadian Collateral Trustee under Section 7.06 hereof, and to the Canadian Collateral Trustee under any Canadian Security Document, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Canadian Collateral Trustee or any co-trustee or agent of the Canadian Collateral Trustee;

SECOND, to Holders of Canadian Notes for Obligations in respect of the Canadian Notes that are then due and payable in an amount sufficient to pay in full in cash all outstanding Obligations in respect of such Canadian Notes that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), ratably, without preference or priority of any kind, according to the amounts due and payable on the Canadian Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Canadian Issuer or the applicable Canadian Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuers, the Company, any Guarantor, the Trustee or any Collateral Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any Issuers and/or any Guarantor:

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Facsimile No.: (703) 902-2877

Attention: Chief Legal Officer

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Facsimile No.: (213) 621-5341

Attention: Casey T. Fleck

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street – Floor 8W

New York, NY 10286

Facsimile No.: (212) 815-7070

Attention: Robert F. McIntyre

If to the U.S. Collateral Trustee:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

Facsimile No.: (212) 514-6841

Attention: Corporate Trust Services

If to the Canadian Collateral Trustee:

Computershare Trust Company of Canada

9th Floor – North Tower

100 University Avenue

Toronto, Ontario M5J 2Y1

Facsimile No.: (416) 981-9777

Attention: Manager, Corporate Trust Department

Either Issuer, any Guarantor, the Trustee or any Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Collateral Trustee at the same time.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, that no such Opinion of Counsel shall be required in connection with the order by the Issuer to authenticate and deliver the Initial Notes constituting the Initial Units on the date hereof pursuant to Section 2.02 hereof.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, that an issuer of an Opinion of Counsel can rely as to matters of fact on an Officers’ Certificate or a certificate of a public official.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present, or future director, officer, employee, incorporator or stockholder of either Issuer or any Guarantor, as such, will have any liability for any obligations of either Issuer or any Guarantor under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Unit and/or a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Units and the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Section 13.06 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of each of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee and each Collateral Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 13.09 Severability.

In case any provision in this Indenture or in the Units or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Judgment Currency.

(1) If for the purpose of obtaining or enforcing judgement against the Canadian Issuer or a Canadian Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.12 referred to as the “Judgment Currency”) an amount due in Canadian or United States dollars under this Indenture, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgement is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 13.12(1)(b) being hereinafter in this Section 13.12 referred to as the “Judgment Conversion Date”).

(2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 13.12 (1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower will pay such additional amount (and, if applicable, such lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars or United States dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgement or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3) Any amount due from the Canadian Issuer or a Canadian Guarantor, as applicable, under the provisions of Section 13.12 (2) will be due as a separate debt and will not be affected by judgement being obtained for any other amounts due under or in respect of this Indenture.

(4) The term “rate of exchange” in this Section 13.12 means:

(a) for a conversion of Canadian dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian dollars;

(b) for a conversion of United States dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of United States dollars to Canadian dollars;

(c) if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the Trustee at approximately noon (New York time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

Section 13.13 Interest Act (Canada).

For the purposes of this Indenture, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Section 13.14 Waiver of Jury Trial.

EACH OF THE ISSUERS THE GUARANTORS COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE UNITS, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as U.S. Issuer

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS CANADA INC., as Canadian Issuer

By:
Name:
Title:

Signature Page to Indenture

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as a U.S. Guarantor and an unsecured Canadian guarantor

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS, INC.

LEAST COST ROUTING, INC.

TRESCOM U.S.A., INC. IPRIMUS USA, INC. IPRIMUS.COM, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

LINGO NETWORK SERVICES, INC. as U.S. Guarantors

By:
Name:
Title:

3082833 NOVA SCOTIA COMPANY
TELESONIC COMMUNICATIONS INC., as Canadian Guarantors

By:
Name:
Title:

Signature Page to Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as U.S. Collateral Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Collateral Trustee

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A1

[Face of U.S. Note]

CUSIP/CINS

13% Senior Secured Notes due 2016

No.	$ *

Primus Telecommunications Holding, Inc.

promises to pay to              or registered assigns,

the principal sum of                                          DOLLARS on             , 20    .

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 20

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

This is one of the U.S. Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[Back of U.S. Note]

13% Senior Secured Notes due 2016

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Primus Telecommunications Holding, Inc., a Delaware corporation (the “U.S. Issuer”), promises to pay or cause to be paid interest on the principal amount of this U.S. Note at 13.00% per annum. The U.S. Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the U.S. Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this U.S. Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2010. The U.S. Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the U.S. Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The U.S. Issuer will pay interest on the U.S. Notes (except defaulted interest), if any, to the Persons who are registered Holders of U.S. Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such U.S. Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The U.S. Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the U.S. Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global U.S. Notes and all other U.S. Notes the Holders of which will have provided wire transfer instructions to the U.S. Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The U.S. Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the U.S. Notes. The U.S. Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

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(4) INDENTURE AND SECURITY DOCUMENTS. The U.S. Issuer issued the U.S. Notes under an Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the U.S. Issuer, Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, the Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee. The terms of the U.S. Notes include those stated in the Indenture. The U.S. Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this U.S. Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The U.S. Notes are secured obligations of the U.S. Issuer. The U.S. Notes are secured by substantially all the assets of the U.S. Issuer and the applicable Guarantors pursuant to and as further described in the U.S. Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of U.S. Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2012, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under the Indenture as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 113% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) At any time prior to December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to the preceding paragraphs and paragraph (7) below, the Notes will not be redeemable at the Issuers’ option prior to December 15, 2013.

(d) On or after December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	106.500%
2014	103.250%
2015 and thereafter	100.000%

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Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the U.S. Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. If the Second Lien Debt has not been repurchased, redeemed, defeased, refinanced or otherwise retired in accordance with the terms of this Indenture on or prior to January 21, 2013, then the Issuers shall jointly issue an irrevocable notice of redemption on such date to jointly redeem all of the outstanding Notes as Units on February 19, 2013 at the applicable redemption price (expressed as percentages of principal amount) set forth for such date, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, under Section 3.01(c) of the Indenture, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

(7) REDEMPTION FOR CHANGES IN WITHHOLDING TAXES. If an Issuer or Guarantor has become or would become obligated to pay on the next date on which any amount would be payable to a Holder under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any subdivision thereof or by any authority or agency therein or thereof having power to tax), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the issue date, the Notes held by such Holder will be subject to redemption, as Units, at the joint option of the Issuers, as a whole but not in part, at any time upon not fewer than thirty (30) nor more than sixty (60) days’ notice at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to but excluding the redemption date.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units (if prior to a Separation Event, equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”). Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase. In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Issuers may be required to offer to repurchase the Notes as Units and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

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(c) In the event the Company and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2010, the Issuers will be required to make a joint offer to repurchase the Notes as Units pursuant to and subject to the conditions contained in Section 4.20 of the Indenture.

(9) NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 thereof. Prior to a Separation Event, Units consisting of Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof and, after a Separation Event, U.S. Notes in denominations larger than $1,307.70 may be redeemed or purchased in part but only in multiples of $653.85; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The U.S. Notes are in registered form in denominations of $1,307.70 and integral multiples of $653.85 in excess thereof. The transfer of U.S. Notes may be registered and U.S. Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the U.S. Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The U.S. Issuer need not exchange or register the transfer of any U.S. Note or portion of a U.S. Note selected for redemption, except for the unredeemed portion of any U.S. Note being redeemed in part. Also, the U.S. Issuer need not exchange or register the transfer of any U.S. Notes for a period of fifteen (15) days before a selection of U.S. Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a U.S. Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the exceptions set forth in Section 9.02 of the Indenture, the Indenture, the U.S. Notes, the U.S. Note Guarantees or the U.S. Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding U.S. Notes (including Additional Securities, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the U.S. Notes or the U.S. Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding U.S. Notes (including Additional Securities, if any), voting as a single class. Without the consent of any Holder of U.S. Notes, the Indenture, the U.S. Notes, the U.S. Note Guarantees or the U.S. Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(13) DEFAULTS AND REMEDIES. The U.S. Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding U.S. Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the U.S. Notes (including

A1-5

in connection with an offer to purchase). The U.S. Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the U.S. Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the U.S. Issuer or any U.S. Guarantor, as such, will have any liability for any obligations of the U.S. Issuer or the U.S. Guarantors under the U.S. Notes, the Units, the Indenture, the U.S. Note Guarantees, the U.S. Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of U.S. Notes by accepting a U.S. Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the U.S. Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16) AUTHENTICATION. This U.S. Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the U.S. Issuer has caused CUSIP numbers to be printed on the U.S. Notes and Units, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the U.S. Notes or Units or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The U.S. Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

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ASSIGNMENT FORM

To assign this U.S. Note, fill in the form below:

(I) or (we) assign and transfer this U.S. Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this U.S. Note on the books of the U.S. Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this U.S. Note purchased by the U.S. Issuer pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15	☐ Section 4.20

If you want to elect to have only part of the U.S. Note purchased by the U.S. Issuer pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A2

[Face of Canadian Note]

CUSIP/CINS

13% Senior Secured Notes due 2016

No.	$ *

Primus Telecommunications Canada, Inc.

promises to pay to              or registered assigns,

the principal sum of                                          DOLLARS on             , 20    .

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 20

PRIMUS TELECOMMUNICATIONS CANADA INC.

By:
Name:
Title:

This is one of the Canadian Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

A2-1

[Back of Canadian Note]

13% Senior Secured Notes due 2016

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer”), promises to pay or cause to be paid interest on the principal amount of this Canadian Note at 13.00% per annum. The Canadian Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Canadian Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Canadian Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2010. The Canadian Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Canadian Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Canadian Issuer will pay interest on the Canadian Notes (except defaulted interest), if any, to the Persons who are registered Holders of Canadian Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such Canadian Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Canadian Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Canadian Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global Canadian Notes and all other Canadian Notes the Holders of which will have provided wire transfer instructions to the Canadian Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Canadian Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the Canadian Notes. The Canadian Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

A2-2

(4) INDENTURE AND SECURITY DOCUMENTS. The Canadian Issuer issued the Canadian Notes under an Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Canadian Issuer, Primus Telecommunications Holding, Inc., Delaware corporation (the “U.S. Issuer” and, together with the Canadian Issuer, the “Issuers”), the guarantors party thereto, the Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee. The terms of the Canadian Notes include those stated in the Indenture. The Canadian Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Canadian Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Canadian Notes are secured obligations of the Canadian Issuer. The Canadian Notes are secured by substantially all the assets of the Canadian Issuer and the applicable Guarantors pursuant to and as further described in the Canadian Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Canadian Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2012, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under the Indenture as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 113% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) At any time prior to December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) Except pursuant to the preceding paragraphs and paragraph (7) below, the Notes will not be redeemable at the Issuers’ option prior to December 15, 2013.

(d) On or after December 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes as Units, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	106.500%
2014	103.250%
2015 and thereafter	100.000%

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Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Canadian Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. If the Second Lien Debt has not been repurchased, redeemed, defeased, refinanced or otherwise retired in accordance with the terms of this Indenture on or prior to January 21, 2013, then the Issuers shall jointly issue an irrevocable notice of redemption on such date to jointly redeem all of the outstanding Notes as Units on February 19, 2013 at the applicable redemption price (expressed as percentages of principal amount) set forth for such date, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, under Section 3.01(c) of the Indenture, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

(7) REDEMPTION FOR CHANGES IN WITHHOLDING TAXES. If an Issuer or Guarantor has become or would become obligated to pay on the next date on which any amount would be payable to a Holder under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any subdivision thereof or by any authority or agency therein or thereof having power to tax), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the issue date, the Notes held by such Holder will be subject to redemption, as Units, at the joint option of the Issuers, as a whole but not in part, at any time upon not fewer than thirty (30) nor more than sixty (60) days’ notice at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to but excluding the redemption date.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes as Units (if prior to a Separation Event, equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”). Any such repurchase of the Notes shall include the U.S. Notes and the Canadian Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase. In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased as Units, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Issuers may be required to offer to repurchase the Notes as Units and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

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(c) In the event the Company and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2010, the Issuers will be required to make a joint offer to repurchase the Notes as Units pursuant to and subject to the conditions contained in Section 4.20 of the Indenture.

(9) NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 thereof. Prior to a Separation Event, Units consisting of Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof and, after a Separation Event, Canadian Notes in denominations larger than $692.30 may be redeemed or purchased in part but only in multiples of $346.15; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Canadian Notes are in registered form in denominations of $692.30 and integral multiples of $346.15 in excess thereof. The transfer of Canadian Notes may be registered and Canadian Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Canadian Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Canadian Issuer need not exchange or register the transfer of any Canadian Note or portion of a Canadian Note selected for redemption, except for the unredeemed portion of any Canadian Note being redeemed in part. Also, the Canadian Issuer need not exchange or register the transfer of any Canadian Notes for a period of fifteen (15) days before a selection of Canadian Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Canadian Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the exceptions set forth in Section 9.02 of the Indenture, the Indenture, the Canadian Notes, the Canadian Note Guarantees or the Canadian Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Canadian Notes (including Additional Securities, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Canadian Notes or the Canadian Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Canadian Notes (including Additional Securities, if any), voting as a single class. Without the consent of any Holder of Canadian Notes, the Indenture, the Canadian Notes, the Canadian Note Guarantees or the Canadian Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(13) DEFAULTS AND REMEDIES. The Canadian Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in

A2-5

aggregate principal amount of the then outstanding Canadian Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Canadian Notes (including in connection with an offer to purchase). The Canadian Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Canadian Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Canadian Issuer, the Company or any Canadian Guarantor, as such, will have any liability for any obligations of the Canadian Issuer, the Company or the Canadian Guarantors under the Canadian Notes, the Units, the Indenture, the Canadian Note Guarantees, the Canadian Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Canadian Notes by accepting a Canadian Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Canadian Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16) AUTHENTICATION. This Canadian Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Canadian Issuer has caused CUSIP numbers to be printed on the Canadian Notes and Units, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Canadian Notes or Units or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A2-6

The Canadian Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

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ASSIGNMENT FORM

To assign this Canadian Note, fill in the form below:

(I) or (we) assign and transfer this Canadian Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this Canadian Note on the books of the Canadian Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Canadian Note purchased by the Canadian Issuer pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15	☐ Section 4.20

If you want to elect to have only part of the Canadian Note purchased by the Canadian Issuer pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-10

EXHIBIT A3

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

AND

PRIMUS TELECOMMUNICATIONS CANADA INC.

Units

No.	Certificate for Units

CUSIP/CINS

The Units consist of the 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Holding, Inc. and the 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada, Inc. attached hereto.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $653.85 PRINCIPAL AMOUNT OF THE U.S. NOTES AND $346.15 PRINCIPAL AMOUNT OF THE CANADIAN NOTES (TOGETHER, THE “NOTES”). PRIOR TO A SEPARATION EVENT AS DEFINED IN THE INDENTURE GOVERNING THE NOTES ATTACHED HERETO, THE NOTES MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE OTHER NOTES THAT ARE PART OF THE UNIT.

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A3-1

ASSIGNMENT FORM

To assign this Unit, fill in the form below:

(I) or (we) assign and transfer this Unit to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this Unit on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A3-2

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Unit purchased by the Issuers pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15	☐ Section 4.20

If you want to elect to have only part of the Unit purchased by the Issuers pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A3-3

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL UNIT

The following exchanges of a part of this Global Unit for an interest in another Global Unit or for a Definitive Unit, or exchanges of a part of another Global Unit or Definitive Unit for an interest in this Global Unit, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of Notes Underlying this Global Unit	Amount of increase in Principal Amount at maturity of Notes Underlying this Global Unit	Principal Amount at maturity of Notes Underlying this Global Unit following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[Insert the U.S. Note, pursuant to the provisions of the Indenture]

[Insert the Canadian Note, pursuant to the provisions of the Indenture]

A3-4

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Primus Telecommunications Holding, Inc.]

[Primus Telecommunications Canada Inc.]

c/o Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

The Bank of New York Mellon

101 Barclay Street – Floor 8W

New York, NY 10286

Facsimile No.: (212) 815-7070

Attention: Robert F. McIntyre

Re:	[Units Comprised of $653.85 Principal Amount of] [13% Senior Secured Notes due 2016 of Primus Telecommunications Holding, Inc.] [and] [$346.15 Principal Amount of 13% Senior Secured Notes due 2016 of Primus Telecommunications Canada Inc.]

Reference is hereby made to the Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Securit[y][ies] or interest in such Securit[y][ies] specified in Annex A hereto, in [in the amount of                     ][the principal amount of $            ] in such Securit[y][ies] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Security (CUSIP ), or

	(ii)	☐	Regulation S Global Security (CUSIP ), or

	(iii)	☐	IAI Global Security (CUSIP ); or

(b)	☐	a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Security (CUSIP ), or

	(ii)	☐	Regulation S Global Security (CUSIP ), or

	(iii)	☐	IAI Global Security (CUSIP ); or

	(iv)	☐	Unrestricted Global Security (CUSIP ); or

(b)	☐	a Restricted Definitive Security; or

(c)	☐	an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Primus Telecommunications Holding, Inc.]

[Primus Telecommunications Canada Inc.]

c/o Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

The Bank of New York Mellon

101 Barclay Street – Floor 8W

New York, NY 10286

Facsimile No.: (212) 815-7070

Attention: Robert F. McIntyre

Re:	[Units Comprised of $653.85 Principal Amount of] [13% Senior Secured Notes due 2016 of Primus Telecommunications Holding, Inc.] [and] [$346.15 Principal Amount of 13% Senior Secured Notes due 2016 of Primus Telecommunications Canada Inc.]

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Securit[y][ies] or interest in such Securit[y][ies] specified herein, in [the amount of                     ][the principal amount of $            ] in such Securit[y][ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Securities for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security, ☐ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed

Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Primus Telecommunications Holding, Inc.]

[Primus Telecommunications Canada Inc.]

c/o Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

The Bank of New York Mellon

101 Barclay Street – Floor 8W

New York, NY 10286

Facsimile No.: (212) 815-7070

Attention: Robert F. McIntyre

Re:	[Units Comprised of $653.85 Principal Amount of] [13% Senior Secured Notes due 2016 of Primus Telecommunications Holding, Inc.] [and] [$346.15 Principal Amount of 13% Senior Secured Notes due 2016 of Primus Telecommunications Canada Inc.]

Reference is hereby made to the Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of [            ][$             aggregate principal amount of]:

(a) ☐ a beneficial interest in a Global Security, or

(b) ☐ a Definitive Security,

we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional

D-1

“accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to the Registrar and the Issuers such certifications, legal opinions and other information as the Registrar and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E1

[FORM OF NOTATION OF U.S. GUARANTEE]

For value received, each U.S. Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee, (a) the due and punctual payment of the principal of, premium on, if any, interest, if any, on the U.S. Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest, if any, on the U.S. Notes, if any, if lawful, and the due and punctual performance of all other obligations of the U.S. Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any U.S. Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the U.S. Guarantors to the Holders of U.S. Notes and to the Trustee pursuant to the U.S. Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the U.S. Note Guarantee.

[SIGNATURE PAGE TO FOLLOW]

E1-1

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PRIMUS TELECOMMUNICATIONS, INC.

LEAST COST ROUTING, INC.

TRESCOM U.S.A., INC. IPRIMUS USA, INC. IPRIMUS.COM, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

LINGO NETWORK SERVICES, INC. as U.S. Guarantors

By:
Name:
Title:

E1-2

EXHIBIT E2

[FORM OF NOTATION OF CANADIAN GUARANTEE]

For value received, the Company and each Canadian Guarantor (which terms includes any successor Person under the Indenture) by and has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “U.S. Issuer”), Primus Telecommunications Canada Inc., an Ontario, Canada corporation (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), the guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee, (a) the due and punctual payment of the principal of, premium on, if any, interest, if any, on the Canadian Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest, if any, on the Canadian Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Canadian Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Canadian Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Company and the Canadian Guarantors to the Holders of Canadian Notes and to the Trustee pursuant to the Canadian Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Canadian Note Guarantee.

[SIGNATURE PAGE TO FOLLOW]

E2-1

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,

as an unsecured Canadian guarantor

By:
Name:
Title:

3082833 NOVA SCOTIA COMPANY

TELESONIC COMMUNICATIONS INC., as Canadian Guarantors

By:
Name:
Title:

E2-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of [            ] (or its permitted successor), a [            ] corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”), U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 22, 2009 providing for the issuance of 130,000 Units (each a “Unit” and, collectively, the “Units”), each Unit consisting of $653.85 principal amount of 13% Senior Secured Notes due 2016 (the “U.S. Notes”) of Primus Telecommunications Holding, Inc. and $346.15 principal amount of 13% Senior Secured Notes due 2016 (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”) of Primus Telecommunications Canada Inc.;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the [U.S./Canadian] Issuer’s Obligations under the [U.S./Canadian] Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional [U.S./Canadian] Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or agent of the Issuers or any Guarantor, as such, shall have any liability for any obligations of either Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or any Supplemental Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as U.S. Issuer

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS CANADA INC., as Canadian Issuer

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as a U.S. Guarantor and an unsecured Canadian guarantor

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS, INC.

LEAST COST ROUTING, INC.

TRESCOM U.S.A., INC. IPRIMUS USA, INC. IPRIMUS.COM, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

LINGO NETWORK SERVICES, INC. as U.S. Guarantors

By:
Name:
Title:

3082833 NOVA SCOTIA COMPANY

TELESONIC COMMUNICATIONS INC., as Canadian Guarantors

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as U.S. Collateral Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Collateral Trustee

By:
Name:
Title:

EXHIBIT G

[FORM OF NOTICE TO BE DELIVERED BY FIRST LIEN COLLATERAL AGENT

TO FIRST LIEN CLAIMHOLDERS]

[Letterhead of First Lien Collateral Agent]

[                 ,     ]

Holders of Notes under the First Lien Indenture referred to below

RE:	Delivery of the Offer Notice to Second Lien Claimholders

To whom it may concern,

Reference is made to (i) that certain Intercreditor Agreement, dated as of February 26, 2007 (as amended through the date hereof, the “Intercreditor Agreement”), by and among Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications Group, Incorporated, Primus Telecommunications IHC, Inc., U.S. Bank National Association, in its capacity as successor collateral agent for the First Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “First Lien Collateral Agent”), and U.S. Bank National Association, as U.S. Collateral Trustee for the Second Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “Second Lien Collateral Agent”) and (ii) that certain Indenture, dated as of December 22, 2009, by and among Holding, Primus Telecommunications Canada Inc., the guarantors party thereto, The Bank of New York Mellon, as trustee, First Lien Collateral Agent and Computershare Trust Company of Canada, as Canadian Collateral trustee (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Indenture”). Unless otherwise noted herein, terms defined in the Intercreditor Agreement and used herein have the meanings given to them in the Intercreditor Agreement.

Under Section 5.6 of the Intercreditor Agreement, at any time following an acceleration of the First Lien Obligations in accordance with the terms and conditions of the First Lien Loan Documents, the First Lien Claimholders shall offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations at the price set forth in the Intercreditor Agreement (the “Purchase Right”). In accordance with the terms and conditions of the First Lien Loan Documents, the First Lien Obligations have been accelerated. Consequently, U.S. Bank National Association, acting solely in its capacity as First Lien Collateral Agent under the First Lien Loan Documents and as required by the First Lien Indenture, will deliver on behalf of the First Lien Claimholders the notice substantially in the form set forth as Exhibit H to the First Lien Indenture (the “Offer Notice”) to the Second Lien Collateral Agent, acting on behalf of the Second Lien Claimholders, on or about [                 ,     ], in order to notify the Second Lien Claimholders that the Purchase Right has been triggered

U.S. Bank National Association

and to offer, on behalf of the First Lien Claimholders, to the Second Lien Claimholders the option to purchase the entire aggregate amount of First Lien Obligations, without warranty, representation or recourse, in accordance with the terms of the Intercreditor Agreement. The offer must be accepted in whole and may not be accepted in part.

Pursuant to Section 5.6 of the Intercreditor Agreement, the Second Lien Claimholders must irrevocably accept or reject the First Lien Claimholders’ offer within twenty (20) Business Days of the receipt of the Offer Notice and the parties must endeavor to close promptly thereafter. In accordance with Section 8.8 of the Intercreditor Agreement, the Offer Notice shall be deemed to have been received by the Second Lien Claimholders (i) at the time delivered by hand to the Second Lien Collateral Agent and signed for against receipt thereof, if delivered in person to the Second Lien Collateral Agent or sent by courier service to the Second Lien Collateral Agent, (ii) upon acknowledgement of receipt of thereof, if sent to the Second Lien Collateral Agent by facsimile, or (iii) three (3) Business Days after depositing the Offer Notice in the United States mail with postage prepaid and properly addressed, if sent to the Second Lien Collateral Agent by United States mail.

If the Second Lien Claimholders accept the First Lien Claimholders’ offer within the time period specified therein, the Purchase Right may be exercised pursuant to the form of acceptance attached to the Offer Notice or pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders will have no further obligations pursuant to Section 5.6 of the Intercreditor Agreement and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and the Intercreditor Agreement.

[Remainder of Page Intentionally Blank]

U.S. Bank National Association

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION,

as First Lien Collateral Agent under the First Lien Loan Documents and the First Lien Indenture

By:
Name:
Title:

cc:	Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Attn: Thomas Kloster, Chief Financial Officer

Fax: (703) 902-2814

Telephone: (703) 902-2800

Skadden, Arps, Slate, Meagher & Flom LLP

300 S. Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Casey T. Fleck

Fax: (213) 687-5600

Telephone: (213) 687-5000

EXHIBIT H

[FORM OF NOTICE TO BE DELIVERED BY FIRST LIEN COLLATERAL AGENT

TO SECOND LIEN COLLATERAL AGENT]

[Letterhead of First Lien Collateral Agent]

[                 ,     ]

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

RE:	Offer Notice Pursuant to the Intercreditor Agreement

To whom it may concern,

Reference is made to (i) that certain Intercreditor Agreement, dated as of February 26, 2007 (as amended through the date hereof, the “Intercreditor Agreement”), by and among Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications Group, Incorporated, Primus Telecommunications IHC, Inc., U.S. Bank National Association, in its capacity as successor collateral agent for the First Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “First Lien Collateral Agent”), and U.S. Bank National Association, in its capacity as collateral agent for the Second Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “Second Lien Collateral Agent”) and (ii) that certain Indenture, dated as of December 22, 2009, by and among Holding, Primus Telecommunications Canada Inc. (“Primus Canada” and, together with Holding, the “First Lien Notes Issuers”), the guarantors party thereto (the “First Lien Guarantors”), The Bank of New York Mellon, as trustee, the First Lien Collateral Agent and Computershare Trust Company of Canada (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Indenture”). Unless otherwise noted herein, terms defined in the Intercreditor Agreement and used herein have the meanings given to them in the Intercreditor Agreement.

Under Section 5.6 of the Intercreditor Agreement, at any time following an acceleration of the First Lien Obligations in accordance with the terms and conditions of the First Lien Loan Documents, the First Lien Claimholders shall offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations at the price set forth in the Intercreditor Agreement (the “Purchase Right”). In accordance with the terms and conditions of the First Lien Loan Documents, the First Lien Obligations have been accelerated. Consequently, U.S. Bank National Association, acting solely in its capacity as First Lien

U.S. Bank National Association

Collateral Agent under the First Lien Loan Documents and as required by the First Lien Indenture, hereby delivers this notice (the “Offer Notice”) on behalf of the First Lien Claimholders to the Second Lien Collateral Agent, acting on behalf of the Second Lien Claimholders, for further transmission to the Second Lien Claimholders, in order to notify the Second Lien Claimholders that the Purchase Right has been triggered and to offer, on behalf of the First Lien Claimholders, the option to purchase the entire aggregate amount of First Lien Obligations to the Second Lien Claimholders, without warranty, representation or recourse, in accordance with the terms of the Intercreditor Agreement. The offer must be accepted in whole and may not be accepted in part.

Pursuant to Section 5.6 of the Intercreditor Agreement, the Second Lien Claimholders must irrevocably accept or reject the First Lien Claimholders’ offer within twenty (20) Business Days of the receipt of this Offer Notice and the parties must endeavor to close promptly thereafter. In accordance with Section 8.8 of the Intercreditor Agreement, this Offer Notice shall be deemed to have been received by the Second Lien Claimholders (i) at the time delivered by hand to the Second Lien Collateral Agent and signed for against receipt thereof, if delivered in person to the Second Lien Collateral Agent or sent by courier service to the Second Lien Collateral Agent, (ii) upon acknowledgement of receipt thereof, if sent to the Second Lien Collateral Agent by facsimile, or (iii) three (3) Business Days after depositing the Offer Notice in the United States mail with postage prepaid and properly addressed, if sent to the Second Lien Collateral Agent by United States mail.

If the Second Lien Claimholders accept the offer within the time period specified above, the Purchase Right may be exercised pursuant to the attached form of acceptance or pursuant to any documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders will have no further obligations pursuant to Section 5.6 of the Intercreditor Agreement and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and the Intercreditor Agreement.

In deciding whether to accept or reject the First Lien Claimholders’ offer, the Second Lien Claimholders must rely on their own examination of the First Lien Note Issuers, the First Lien Guarantors, the First Lien Loan Documents and the terms of the Purchase Right, including the merits and risks involved. The Second Lien Claimholders should not construe anything herein as legal, tax, business, financial or other advice. The Second Lien Claimholders should consult their own counsel, accountants and other advisors as to legal, tax, business, financial and related aspects of the decision to accept or reject the First Lien Claimholders’ offer. For the avoidance of doubt, U.S. Bank National Association is not making any representation or warranty to the Second Lien Claimholders regarding the decision to accept or reject the First Lien Claimholders’ offer and is acting solely in its capacity as First Lien Collateral Agent under the First Lien Loan Documents and the First Lien Indenture in delivering this Offer Notice and has delivered this Offer Notice in the form prescribed by, and pursuant to the authorization and direction contained in, the First Lien Indenture.

[Remainder of Page Intentionally Blank]

U.S. Bank National Association

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION,

as First Lien Collateral Agent under the First Lien Loan Documents and the First Lien Indenture

By:
Name:
Title:

cc:	Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Attn: Thomas Kloster, Chief Financial Officer

Fax: (703) 902-2814

Telephone: (703) 902-2800

Skadden, Arps, Slate, Meagher & Flom LLP

300 S. Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn: Casey T. Fleck

Fax: (213) 687-5600

Telephone: (213) 687-5000

EXHIBIT I

[FORM OF OFFER ACCEPTANCE]

[            ], 20[    ]

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

RE:	Offer Acceptance Pursuant to the Intercreditor Agreement

To whom it may concern,

Reference is made to (i) that certain Intercreditor Agreement, dated as of February 26, 2007 (as amended through the date hereof, the “Intercreditor Agreement”), by and among Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications Group, Incorporated, Primus Telecommunications IHC, Inc., U.S. Bank National Association, in its capacity as successor collateral agent for the First Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “First Lien Collateral Agent”), and U.S. Bank National Association, in its capacity as collateral agent for the Second Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “Second Lien Collateral Agent”) and (ii) that certain offer notice, dated as of [            ], 20[    ] (the “Offer Notice”), from the First Lien Collateral Agent, on behalf of the First Lien Claimholders, (a) notifying the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, that the First Lien Obligations had been accelerated and, as a consequence, that the Second Lien Holders’ Repurchase Right had been triggered and (b) offering the Second Lien Claimholders, on behalf of the First Lien Claimholders, the option to purchase the entire aggregate amount of First Lien Obligations, without warranty, representation or recourse, each in accordance with the terms of the Intercreditor Agreement. Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Offer Notice.

In accordance with Section 5.6 of the Intercreditor Agreement and the Offer Notice, the undersigned Second Lien Claimholders hereby exercise the Second Lien Claimholders’ option to purchase the entire aggregate principal amount of the First Lien Obligations.1 Settlement of the Second Lien Claimholders’ purchase of the First Lien Obligations shall occur promptly after the payment of the amounts specified in the Intercreditor Agreement and pursuant to customary procedures and practices of The Depository Trust Company.

[Remainder of Page Intentionally Blank]

[1]	Only one offer acceptance shall be accepted by the First Lien Claimholders.

I-1

U.S. Bank National Association

Very truly yours,

[                                         ]

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF

CANADIAN COLLATERAL TRUST AGREEMENT

dated as of December 22, 2009

among

PRIMUS TELECOMMUNICATIONS CANADA INC.,

the other Canadian Guarantors from time to time party hereto,

THE PRIORITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

THE PARITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

INCLUDING, THE BANK OF NEW YORK MELLON,

as Trustee under the Indenture

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Priority Collateral Trustee and Canadian Parity Collateral Trustee

SECTION 7.26	Privacy Act	55
SECTION 7.27	Judgment Currency	55

EXHIBIT A —	Additional Secured Debt Designation
EXHIBIT B —	Form of Collateral Trust Joinder—Additional Secured Debt
EXHIBIT C —	Form of Collateral Trust Joinder—Additional Canadian Guarantor/Successor Canadian Issuer

This Canadian Collateral Trust Agreement (this “Agreement”) is dated as of December 22, 2009 and is by and among Primus Telecommunications Canada Inc. (the “Canadian Issuer”), the Canadian Guarantors from time to time party hereto, each Priority Lien Representative that executes and delivers a Collateral Trust Joinder, The Bank of New York Mellon, as Trustee (as defined below), each additional Parity Lien Representative that executes and delivers a Collateral Trust Joinder, and Computershare Trust Company of Canada, as Canadian Priority Collateral Trustee and Canadian Parity Collateral Trustee (in such capacities and together with its successors in such capacities, the “Canadian Collateral Trustee”).

RECITALS

Primus Telecommunications Holding, Inc. (the “U.S. Issuer”) has issued 130,000 Senior Secured Units (the “Units”), consisting of $653.85 aggregate principal amount of 13% Senior Secured Notes due 2016 (the “U.S. Notes”) of the U.S. Issuer and $346.15 aggregate principal amount of 13% Senior Secured Notes due 2016 (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”) of the Canadian Issuer in an aggregate principal amount of $130,000,000 pursuant to an Indenture dated as of December 22, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the U.S. Issuer, the Canadian Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

Pursuant to the Canadian Collateral Agreement dated as of the date of the Indenture (as amended, supplemented, amended and restated or otherwise modified from time to time, including any replacement thereof, the “Notes Collateral Agreement”), the Canadian Issuer and the Canadian Guarantors (as defined herein) have granted liens and pledges to the Canadian Collateral Trustee, for the ratable benefit of the holders of the Canadian Notes, the Trustee and the Canadian Collateral Trustee, to secure the Canadian Notes under the Indenture and, subject to such priority, the Canadian Issuer and the Canadian Guarantors may secure any future Priority Lien Debt on a first priority basis with Liens on all present and future Collateral to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Canadian Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Canadian Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Canadian Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms The following terms will have the following meanings:

“Accepting Holders” has the meaning set forth in Section 2.12(b).

“Act of Required Debtholders” means, as to any matter at any time:

(1) after the incurrence of any Priority Lien Obligations and prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Canadian Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn but excluding Hedging Obligations); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit, if applicable), (3) if applicable, the discharge or cash collateralization (at the lower of (a) 101% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (4) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Canadian Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders”: and

(2) prior to the incurrence of any Priority Lien Obligations and at any time after the Discharge of Priority Lien Obligations and prior to the Discharge of the Parity Lien Obligations, a direction in writing delivered to the Canadian Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Canadian Issuer or any Affiliate of the Canadian Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Toronto, Canada or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Calculation Notice” has the meaning set forth in Section 2.12(a).

“Canadian Collateral Trustee” has the meaning set forth in the recitals.

“Canadian Guarantors” means each of Parent and the Subsidiary Canadian Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Canadian Issuer” has the meaning set forth in the preamble.

“Canadian Notes” has the meaning set forth in the recitals.

“Canadian Parity Collateral Trustee” has the meaning set forth in Section 2.2(1).

“Canadian Priority Collateral Trustee” has the meaning set forth in Section 2.1(1).

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Canadian Issuer and the Canadian Guarantors now owned or hereafter acquired in which Liens have been granted to each of the Canadian Priority Collateral Trustee and the Canadian Parity

Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Canadian Collateral Trustee is required to release its Liens pursuant to Section 3.2.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Canadian Guarantors or successor Canadian Issuer, an agreement substantially in the form of Exhibit C.

“Declining Holder” has the meaning set forth in Section 2.12(b).

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit);

(3) if applicable, discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3) if applicable, discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

Notwithstanding the foregoing, for avoidance of doubt, if at any time no Obligations have yet been designated as Priority Lien Obligations in accordance with this Agreement then for all provisions of this Agreement a Discharge of Priority Lien Obligations shall be deemed to have occurred until such time as any Obligations have been designated as Priority Lien Obligations in accordance with this Agreement.

“Dollars” and “$” means the lawful money of the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances or letters of credit;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Canadian Issuer, any of its Canadian Subsidiaries or any other Canadian Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Canadian Issuer or any Canadian Guarantor under Insolvency Laws, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Canadian Issuer or any Canadian Guarantor, any receivership or assignment for the benefit of creditors relating to the Canadian Issuer or any Canadian Guarantor or any similar case or proceeding relative to the Canadian Issuer or any Canadian Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Canadian Issuer or any Canadian Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Canadian Issuer or any Canadian Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Insolvency Laws” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain relief, a stay or a compromise of the claims of its creditors against it.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the PPSA (or equivalent statutes) of any jurisdiction

“Lien Sharing and Priority Confirmation” means:

(1) as to any future Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Canadian Issuer or any Canadian Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Canadian Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.4; and

(c) consenting to and directing the Canadian Collateral Trustee to perform its obligations under this Agreement and the other Security Documents;

(2) as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in an agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Canadian Issuer or any Canadian Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Canadian Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.4; and

(c) consenting to and directing the Canadian Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation, and any successor to its rating agency business.

“Notes Collateral Agreement” has the meaning set forth in the recitals.

“Note Guarantee” means the Guarantee by each Canadian Guarantor of the Canadian Issuer’s obligations under the Indenture and the Canadian Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Canadian Issuer by two officers of the Canadian Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Canadian Issuer.

“Parent” means Primus Telecommunications Group, Incorporated, a Delaware corporation, and its successors and assigns.

“Parity Lien” means a Lien granted by a Security Document to the Canadian Collateral Trustee, at any time, upon any property of the Canadian Issuer or any Canadian Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Canadian Notes issued on the date of the Indenture; and

(2) any other Indebtedness (including additional Canadian Notes) that is secured equally and ratably with the Canadian Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;

provided, that in the case of any Indebtedness referred to in clause (2) of this definition, that:

(a) on or before the date on which such Indebtedness is incurred by the Canadian Issuer, such Indebtedness is designated by the Canadian Issuer, in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative and the Canadian Collateral Trustee, as “Parity Lien Debt” for the purposes of the Indenture and this Agreement; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) the Canadian Issuer and the Canadian Guarantors shall enter into any Supplemental Security Documents required pursuant to Section 3.8;

(d) enter into and file such other agreements, amendments, financing statements or other documents as the Canadian Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and

(e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Canadian Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, (i) the Indenture, the Canadian Notes, the Note Guarantees, (ii) each indenture, credit agreement and other agreement governing each other Series of Parity Lien Debt and (iii) the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Canadian Notes, the Trustee; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register (or equivalent records) for such Series of Parity Lien Debt and (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.8(b).

“Parity Standstill Period” shall have the meaning set forth in Section 2.5(a).

“Parity Trust Estate” has the meaning set forth in Section 2.2.

“Permitted Priority Liens” means:

(1) Liens described in clause (1)(A) and (1)(B)(ii) of the definition of “Permitted Liens” under the Indenture;

(2) Liens described in clause (4), (5), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens” under the Indenture; and

(3) all other Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Documents or the Parity Lien Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PPSA” means the Personal Property Security Act (Ontario); provided, that if the attachment, perfection or priority of the Secured Party’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property laws in such other jurisdiction in Canada or the United States for the purpose of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Priority Lien” means a Lien granted by a Security Document to the Canadian Collateral Trustee, at any time, upon any property of the Canadian Issuer or any Canadian Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” has the meaning set forth in the Indenture as in effect on December 22, 2009.

“Priority Lien Debt” means any Indebtedness of the Canadian Issuer or a Canadian Guarantor that is secured by a Priority Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Canadian Issuer or a Canadian Guarantor, such Indebtedness is designated by the Canadian Issuer, in an Officers’ Certificate delivered to each Secured Debt Representative and the Canadian Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt;

(b) the Priority Lien Representative for such Indebtedness executes a Collateral Trust Joinder in accordance with Section 3.8 and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) the Canadian Issuer and the Canadian Guarantors shall enter into any Supplemental Security Documents required pursuant to Section 3.8;

(d) enter into and file such other agreements, amendments, financing statements or other documents as the Canadian Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and

(e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Canadian Collateral Trustee’s Lien to secure such

Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means, collectively, (i) each indenture, credit agreement and other agreement governing each other Series of Priority Debt and (ii) the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt (including, without limitation, Hedging Obligations and guarantees thereof that are secured, or intended to be secured, under the Priority Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement as a holder of Priority Lien Obligations or such provider’s interest in the Collateral is subject to the terms of this Agreement as a holder of Priority Lien Obligations and if such Hedging Obligations and such guarantees thereof are permitted to be incurred and so secured under each applicable Secured Debt Document).

“Priority Lien Representative” means the trustee, agent or representative of the holders of any Series of Priority Lien Debt who maintains the transfer register (or equivalent records) for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt and (A) is appointed as a Priority Lien Representative (for purposes related to the administration of the applicable Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.8(b).

“Priority Trust Estate” has the meaning set forth in Section 2.1.

“Purchase Date” has the meaning set forth in Section 2.12(c).

“Purchase Notice” has the meaning set forth in Section 2.12(a).

“Purchase Option Period” has the meaning set forth in Section 2.12(a).

“Purchase Price” has the meaning set forth in Section 2.12(a).

“Purchasers” has the meaning set forth in Section 2.12(b).

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Canadian Issuer or any Affiliate of the Canadian Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Default” means, any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both,) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Canadian Issuer or any Canadian Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Canadian Priority Collateral Trustee and Canadian Parity Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Parity Lien Debt” means, severally, the Canadian Notes and each other issue or series of Parity Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of the Indenture and the date of the incurrence of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Canadian Guarantor” means (a) any Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Supplemental Security Documents” has the meaning set forth in Section 3.8(b).

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.3.

“U.S. Issuer” has the meaning set forth in the recitals.

“U.S. Notes” has the meaning set forth in the recitals.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in the PPSA and not otherwise defined herein have the meanings assigned to them in the PPSA.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Canadian Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Appointment of Canadian Collateral Trustee and Declaration of Priority Trust.

(1) Each of the Priority Lien Representatives hereby appoints Computershare Trust Company of Canada as its collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of the Priority Lien Representatives and holders of Lien Priority Obligations. Computershare Trust Company of Canada accepts such appointment by the Priority Lien Representatives as their collateral trustee (in such capacity, the “Canadian Priority Collateral Trustee”).

For the purposes of the laws of the Province of Québec, Canada, and without prejudice to the foregoing, each of the Priority Lien Representatives hereby appoints the Canadian Priority Collateral Trustee as the person holding the power of attorney (fondé de pouvoir) as contemplated under Article 2692 of the Civil Code of Quebec for purposes of obtaining and perfecting any deed of hypothec on the Collateral for the benefit of holders of Priority Lien Obligations and the Priority Lien Representatives and to exercise such powers and duties which are conferred thereupon under such deed.

(2) To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Canadian Issuer and the Canadian Guarantors hereby grants to the Canadian Priority Collateral Trustee, and the Canadian Priority Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Canadian Issuer’s and Canadian Guarantor’s right, title and interest in, to and under all Collateral granted to the Canadian Priority Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Canadian Priority Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Canadian Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Priority Trust Estate”); provided, in the case of any Obligations referred to in this Section 2.1, as of any date of incurrence of any Priority Lien Debt, the aggregate principal amount of Priority Lien Debt shall not exceed the Priority Lien Cap.

The Canadian Priority Collateral Trustee and its successors and assigns under this Agreement will hold the Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2) the Canadian Collateral Trustee holds no other property in trust for the benefit of the holders of the Priority Lien Obligations as part of the Priority Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Canadian Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Canadian Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Canadian Issuer and the Canadian Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Canadian Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Priority Trust Estate will be held and distributed by the Canadian Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Appointment of Canadian Parity Collateral Trustee and Declaration of Parity Trust.

(1) Each of the Parity Lien Representatives hereby appoints Computershare Trust Company of Canada as its collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of the Parity Lien Representatives and holders of Lien Parity Obligations. Computershare Trust Company of Canada accepts such appointment by the Parity Lien Representatives as their collateral trustee (in such capacity, the “Canadian Parity Collateral Trustee”).

(2) To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Canadian Issuer and the Canadian Guarantors hereby grants to the Canadian Collateral Trustee, and the Canadian Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such Canadian Issuer’s and Canadian Guarantor’s right, title and interest in, to and under all Collateral granted to the Canadian Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Canadian Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Canadian Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Parity Trust Estate”).

For the purposes of the laws of the Province of Québec, Canada, and without prejudice to the foregoing, each of the Parity Lien Representatives hereby appoints the Canadian Parity Collateral Trustee as the person holding the power of attorney (fondé de pouvoir) as contemplated under Article 2692 of the Civil Code of Quebec for purposes of obtaining and perfecting any deed of hypothec on the Collateral for the benefit of holders of Parity Lien Obligations and the Parity Lien Representatives and to exercise such powers and duties which are conferred thereupon under such deed.

The Canadian Collateral Trustee and its successors and assigns under this Agreement will hold the Parity Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Canadian Collateral Trustee holds no other property in trust for the benefit of the holders of the Parity Lien Obligations as part of the Parity Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Canadian Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Canadian Issuer delivers to the Canadian Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Canadian Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Canadian Issuer and Canadian Guarantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the parity trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Canadian Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Parity Trust Estate will be held and distributed by the Canadian Collateral Trustee subject to the further agreements herein.

SECTION 2.3 [Intentionally deleted].

SECTION 2.4 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(1) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Priority Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and the Parity Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations;

(2) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations, whether now existing or hereafter created or arising.

SECTION 2.5 Restrictions on Enforcement of Parity Liens.

(a) Until the Discharge of Priority Lien Obligations, the holders of Indebtedness issued under the Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Canadian Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Canadian Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither any Parity Lien Representatives nor the holders of Parity Lien Obligations may authorize or direct the Canadian Collateral Trustee with respect to such matters; provided that the Canadian Collateral Trustee or the holders of Parity Lien Obligations required to act under the applicable Secured Debt Documents may exercise any or all rights or remedies after a period of at least 90 days has elapsed since the date on which any Priority Lien Representative received notice pursuant to Section 7.7 from any Parity Lien Representative that (i) an event or condition which, under the terms of any credit agreement, indenture or other agreement or instrument governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable has occurred and is then continuing with respect to such Parity Lien Obligations and (ii) holders of any Series of Parity Lien Obligations have accelerated and demanded the repayment of the principal amount of the applicable Parity Lien Debt in accordance with the applicable Parity Lien Documents, including without limitation, the Notes and the Indenture (the “Parity Standstill Period”). Notwithstanding the foregoing limitations, the Parity Lien Representatives and the holders of Parity Lien Obligations may direct the Canadian Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Priority Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Priority Liens) of the Parity Liens upon any Collateral, subject to the limitations set forth in the Security Documents; provided that, unless otherwise agreed to by the Canadian Collateral Trustee in the Security Documents, the Parity Lien Representatives and the holders of Parity Lien Obligations may not require the Canadian Collateral Trustee to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens, subject to the limitations set forth in the Security Documents, upon any Collateral.

(b) Subject to Section 12.08 of the Indenture, until the Discharge of Priority Lien Obligations, none of the holders of Parity Lien Obligations, the Canadian Collateral Trustee or any Parity Lien Representative will, or will support any Person who does any of the following:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5) contest or challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Canadian Issuer or any Canadian Guarantor in accordance with applicable law; provided that the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under this section, including under clauses (1) through (5) of this Section 2.5(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.10.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Canadian Issuer or any Canadian Guarantor or (2) the Canadian Collateral Trustee and each Parity Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (A) any default exists under any Series of Priority Lien Debt, (B) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (C) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the Canadian Issuer or any Canadian Guarantor to the Canadian Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of the Indenture, the Notes, the Guarantees or any other Parity Lien Document).

(d) Subject to Section 12.08 of the Indenture, all proceeds of Collateral received by the Canadian Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations in violation of Section 2.5(c) will be segregated and held in trust by the Canadian Collateral Trustee, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and, subject to Section 12.06 of the Indenture, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Canadian Parity Collateral Trustee (acting on behalf of the holders of the Parity Lien Obligations), any Parity Lien Representative or any holder of Parity Lien Obligations not in violation of Section 2.5(c) will be received by the Canadian Collateral Trustee, such Parity Lien Representative or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens (except the Permitted Priority Liens of the type described in clauses (2) and (3) of the definition thereof, and Parity Liens).

SECTION 2.6 [Intentionally deleted]

SECTION 2.7 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations, each Parity Lien Representative and the Canadian Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (in their capacity as priority lienholders).

(b) Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the PPSA or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 2.8 Discretion in Enforcement of Priority Liens and Parity Liens.

(a) Subject to the terms of this Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Priority Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the PPSA or any similar law of any applicable jurisdiction or in equity.

(b) Subject to the terms of this Agreement and the rights of any Priority Lien Representative or any holder of Priority Lien Obligations set forth herein, in exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Parity Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the PPSA or any similar law of any applicable jurisdiction or in equity.

SECTION 2.9 Discretion in Enforcement of Priority Lien Obligations and Parity Lien Obligations.

(a) Without in any way limiting the generality of Section 2.8(a), the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations or the Parity Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations or the Parity Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations or the Parity Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against the Canadian Issuer or any Canadian Guarantor.

(b) Without in any way limiting the generality of Section 2.8(b), the holders of Parity Lien Obligations and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Priority Lien Obligations or any Priority Lien Representatives, without incurring responsibility to holders of Priority Lien Obligations or any Priority Lien Representatives and without impairing or releasing the priority or subordination, as applicable, provided in this Agreement or the obligations hereunder of holders of Priority Lien Obligations or any Priority Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;

(3) release the Parity Lien on any Collateral; and

(4) subject to the other provisions of this Agreement, exercise or refrain from exercising any rights against the Canadian Issuer or any Canadian Guarantor.

SECTION 2.10 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order for any of the following:

(1) use of cash collateral;

(2) approval of a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4) relating to a sale of assets of the Canadian Issuer or any Canadian Guarantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale;

then, the holders of Parity Lien Obligations, in their respective capacities as holders of secured claims, and each Parity Lien Representative will not oppose or otherwise contest the entry of such order (a) so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative opposes or otherwise contests any request made by the holders of Parity Lien Obligations or any Parity Lien Representative, for the grant to the Canadian Collateral Trustee, for the benefit of the holders of Parity Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Priority Liens on such property, and (b) the Canadian Collateral Trustee, each holder of Parity Lien Obligations retain the right to object to any agreements or arrangements regarding the use of cash collateral or any debtor-in-possession financings that (i) are materially prejudicial to their interests, (ii) do not compel the Canadian Issuer or the Canadian Guarantors to seek confirmation of a specific plan of reorganization for which substantially all of the material terms are set forth in the documentation governing such debtor-in-possession financing or cash collateral order, or (iii) require the liquidation of the Collateral prior to a default under the documentation governing such debtor-in-possession financing or cash collateral order.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Canadian Issuer or any Canadian Guarantor in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under Section 2.5(b) (including the provisions described under clauses (1) through (5) of Section 2.5(b)) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) The holders of Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 2.11 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Canadian Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.11 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.4.

SECTION 2.12 Purchase Option.

(a) Without prejudice to the enforcement of remedies of the Canadian Collateral Trustee and the holders of Priority Lien Obligations, each Priority Lien Representative and the holders of Priority Lien Obligations agree that at any time during the 90 day period following the earliest of:

(1) a payment default in respect of any Priority Lien Obligations;

(2) an acceleration of any Priority Lien Obligations;

(3) any event of default in respect of any Priority Lien Obligations that has occurred and continued for a period for 90 days or more;

(4) an Act of Required Debtholders in respect of the Collateral to which holders of at least 25% of the applicable Parity Lien Obligations shall have objected in a written notice to the Canadian Collateral Trustee, each Priority Lien Representative and each Parity Lien Representative; and

(5) the commencement of any Insolvency or Liquidation Proceeding

(such 90 day period, the “Purchase Option Period”), the holders of any Parity Lien Obligations (or one or more of their Affiliates or designees) will, upon written notice (with respect to clause (4) above, delivered by holders of at least 25% of the Parity Lien Obligations), in each case through their Parity Lien Representative, to the Canadian Issuer, the Canadian Collateral Trustee and each Priority Lien Representative pursuant to Section 7.7 (a “Purchase Notice”), have the option to purchase the entire aggregate amount of then outstanding Priority Lien Obligations, for cash consideration in immediately available funds, at par plus accrued interest plus any fees and out-of-pocket expenses that at such time are accrued and unpaid but would be, under the terms of the relevant Priority Lien Documents, reimbursable by the Canadian Issuer, without warranty or representation or recourse, on a pro rata basis for cash consideration in immediately available funds or with respect to any Priority Lien Obligations that are Hedging Obligations at a price equal to the net aggregate amount then owing to counterparties under such Hedge Agreements, including all amounts owing to the counterparties as a result of the termination (or early termination) thereof (collectively, the “Purchase Price”). For the avoidance of doubt, the Purchase Price will exclude any commitment or other fees that would have become due and payable in respect of unfunded commitments under the relevant Priority Lien Documents. Within 5 Business Days after receipt of the Purchase Notice, each Priority Lien Representative will deliver to the Canadian Collateral Trustee and the Canadian Issuer a statement of the amount of Priority Lien Debt and other Priority Lien Obligations then outstanding for which it is the Priority Lien Representative, which statement will also include wire transfer information and the portion of the Purchase Price to be remitted to each holder of Priority Lien Obligations then outstanding for which it is the Priority Lien Representative (the “Calculation Notice”).

(b) Within 5 Business Days after receipt of the Calculation Notice, the Canadian Collateral Trustee will send a copy of the Calculation Notice to the Canadian Issuer and each Parity Lien Representative and will include a statement as to the aggregate principal amount of Priority Lien Obligations that each holder of Parity Lien Obligations is entitled to purchase pursuant to this Section 2.12. Within 10 Business Days after receipt of the Calculation Notice and the information referenced in the immediately preceding sentence by such holders of Parity Lien Obligations, each holder of Parity Lien Obligations (together with its respective Affiliates and designees, collectively, the “Purchasers”) shall deliver written notice to the Canadian Collateral Trustee of its intent to exercise its purchase option hereunder, and such written notice shall constitute an irrevocable commitment from such Purchaser to purchase its pro rata share of the Priority Lien Obligations at the Purchase Price. Any holder of Parity Lien Obligations who fails to deliver such notice (each, a “Declining Holder”) shall be deemed to have elected not to exercise its purchase option hereunder, and the Canadian Collateral Trustee shall promptly following such 10 Business Day period allocate, in a written notice to the remaining Purchasers, each Declining Holder’s pro rata share of the Priority Lien Obligations ratably among the remaining Purchasers (the “Accepting Holders”). Upon receipt of notice from the Canadian Collateral Trustee of an allocation of additional Priority Lien Obligations, each Accepting Holder shall deliver written notice to the Canadian Collateral Trustee of its intent to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Any holder of Parity Lien Obligations who fails to deliver such notice within 10 Business Days after receipt shall be deemed not to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Following such 10 Business Day period, to the extent that any Priority Lien Obligations have not been elected for purchase, the Canadian Collateral Trustee shall offer each Accepting Holder the option to purchase any such remaining Priority Lien Obligations on a pro rata basis. If not all remaining Priority Lien Obligations are elected for purchase by the Accepting Holders on a pro rata basis, the Canadian Collateral Trustee may then offer the Accepting Holders the opportunity to purchase more than a pro rata allocation of Priority Lien Obligations, so long as no other holder of Parity Lien Obligations shall have object to such non-pro rata allocation.

(c) On the date specified by the Canadian Collateral Trustee on behalf of the Purchasers (such date, the “Purchase Date”), the holders of the Priority Lien Obligations shall sell to the Purchasers all (but not less than all) of the Priority Lien Obligations that are outstanding on the Purchase Date at the Purchase Price, subject to (i) any required approval of any court or other regulatory or governmental authority then in effect and (ii) compliance with all other applicable laws. Upon the sale of the Priority Lien Obligations to the Purchasers, all commitments to fund any purchased Priority Lien Obligations will automatically terminate, and Canadian Issuer hereby consents to such termination.

(d) The Purchase Price shall be remitted by wire transfer in federal funds to such bank accounts of the Priority Lien Representatives set forth in the Calculation Notice. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Canadian Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts prior to 12:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Canadian Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts later than 12:00 p.m., New York City time.

(e) The sale of the Priority Lien Obligations shall be expressly made without warranty or representation of any kind by the Priority Lien Representatives and the holders of Priority Lien Obligations as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to the Priority Lien Representatives and the holders of Priority Lien Obligations, except that each of the Priority Lien Representatives and the holders of Priority Lien Obligations shall represent and warrant severally as to the Priority Lien Obligations then owing to it: (i) the amount of the Priority Lien Obligations being purchased as reflected in the books and records of the Priority Lien Representatives or such holders of Priority Lien Obligations (but without representation or warranty as to the collectability, validity or enforceability thereof); (ii) that the Priority Lien Representatives and such holders of the Priority Lien Obligations own the Priority Lien Obligations and are transferring the Priority Lien Obligations free and clear of any liens or encumbrances; and (iii) the Priority Lien Representatives and such holders of the Priority Lien Obligations have the right to sell the Priority Lien Obligations and the sale is duly authorized.

(f) On the Purchase Date, each Purchaser shall execute an assignment agreement in form and substance reasonably satisfactory to each Priority Lien Representative and each Parity Lien Representative in order to effect the sale of the Priority Lien Obligations to such Purchaser (and Canadian Issuer hereby consents to such assignment and sale). After such sale becomes effective, the Priority Lien Obligations will remain outstanding and enforceable and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the Purchasers thereof will be entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents and this Agreement as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made.

(g) Notwithstanding the foregoing, following the purchase of the entire aggregate amount of the Priority Lien Obligations by the holders of Parity Lien Obligations (or their Affiliates or designees), such holders of Parity Lien Obligations will have no further obligation to fund any commitments in respect of any Priority Lien Obligations so purchased and all outstanding commitments in respect of any Priority Lien Obligations will automatically terminate.

(h) In no event will the Canadian Issuer or any Canadian Guarantor or any of their respective Affiliates have the option to purchase any Priority Lien Obligations pursuant to this Section 2.12. Notwithstanding the foregoing, upon receipt of a Purchase Notice, the Canadian Issuer may, within 5 Business Days, notify the Canadian Collateral Trustee, the Priority Lien Representative and each Parity Lien Representative that it will, within 30 days of the date of the Purchase Notice, repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof. For the duration of such 30 day period, no holder of any Parity Lien Obligations will take any action in respect of this Section 2.12; provided, that if the Canadian Issuer does not repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof within such 30 day period, the holders of Parity Lien Obligations may, following such 30 day period, take any and all actions described in this Section 2.12.

(i) Neither the Canadian Collateral Trustee, any Priority Lien Representative nor any holder of Priority Lien Obligations will take any action with respect to the Collateral nor exercise any right or remedy available under the Priority Lien Documents (including any action to accelerate the Priority Lien Debt) during the period following the receipt of a Purchase Notice until the end of the Purchase Option Period, including, without limitation during the 30 day period set forth in Section 2.12(h).

ARTICLE 3. OBLIGATIONS AND POWERS OF CANADIAN COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Canadian Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, the Canadian Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and where directed pursuant to Section 2.5, as applicable, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all proceeds received by the Canadian Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Canadian Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Canadian Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Canadian Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Canadian Issuer nor any of its Affiliates, and no Parity Lien Representative or Priority Lien Representative, may serve as Canadian Collateral Trustee.

SECTION 3.2 Release or Subordination of Liens. The Canadian Collateral Trustee will not release or subordinate any Lien of the Canadian Collateral Trustee or consent to the release or subordination of any Lien of the Canadian Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d) for the subordination of the Parity Trust Estate and the Parity Liens to the Priority Trust Estate and the Priority Liens.

SECTION 3.3 Enforcement of Liens. If the Canadian Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default or event of default under any Secured Debt Document entitling the Canadian Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Canadian Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Canadian Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Canadian Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Canadian Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Canadian Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Canadian Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Canadian Collateral Trustee in the Security Documents, the proceeds received by the Canadian Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Canadian Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Canadian Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Canadian Collateral Trustee or any co-trustee or agent of the Canadian Collateral Trustee in connection with any Security Document;

SECOND, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

THIRD, to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable

(including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Canadian Issuer or the applicable Canadian Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Parity Lien Representative or any holder of a Parity Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative or holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Canadian Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations.

(c) This section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Canadian Collateral Trustee as holder of Priority Liens and Parity Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Canadian Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Canadian Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Canadian Collateral Trustee.

(a) The Canadian Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Canadian Collateral Trustee.

SECTION 3.6 Documents and Communications. The Canadian Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Canadian Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Canadian Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Canadian Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Canadian Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that are identified as Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Canadian Collateral Trustee.

(b) The Canadian Issuer will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Canadian Issuer or any other Canadian Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Canadian Issuer may only effect such designation by delivering to the Canadian Collateral Trustee an Additional Secured Debt Designation stating that:

(1) the Canadian Issuer or such other Canadian Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt, or (ii) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) the Canadian Issuer and each other Canadian Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant agreements, documents, filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(4) the Canadian Issuer and the Canadian Guarantors have entered into any supplemental Security Documents that are necessary to grant to each Secured Debt Representative, for the ratable benefit of the holders of any Secured Debt outstanding on or prior to the date of the incurrence of such Additional Secured Debt, a security interest in any assets or property of Canadian Issuer and the Canadian Guarantors not otherwise granted under the Security Documents then in effect to the extent that such grantors grant a security interest in such assets to the holders of such Additional Secured Debt or to any of their representatives (such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Canadian Collateral Trustee or any such Secured Debt Representative in respect of such existing Secured Debt may reasonably request (collectively, “Supplemental Security Documents”)); and

(5) the Canadian Issuer has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although the Canadian Issuer shall be required to deliver a copy of each Additional Secured Debt Designation, Supplemental Security Document and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation, Supplemental Security Document and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Canadian Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the Canadian Issuer shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Canadian Issuer) proved to the holders of Additional Secured Debt or their Secured Debt representative) as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Canadian Issuer. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Canadian Issuer or any other Canadian Guarantor to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted by the terms of all applicable Secured Debt Documents.

(c) With respect to any Series of Priority Lien Debt or Series of Parity Lien Debt incurred after the date of this Agreement, the Canadian Issuer and each Canadian Guarantor agrees to take such actions (if any) (including any acknowledgments by the Canadian Issuer or any of the other Canadian Guarantors of guarantees or security that are applicable to Priority Lien Debt or Parity Lien Debt, as the case may be, or the execution of any Supplemental Security Documents) as may (subject to Section 5.12) from time to time reasonably be requested by the Canadian Collateral Trustee, any Secured Debt Representative or any Act of Required Debtholders, and enter into any Supplemental Security Documents and such other agreements, amendments, modifications and/or supplements to the then existing guarantees and Security Documents (or execute and deliver such additional guarantees and Security Documents) as may (subject to Section 5.12) from time to time be reasonably requested by the Canadian Collateral Trustee in order to cure any ambiguity, mistake, defect or inconsistency that does not adversely affect the legal rights under this Agreement of any holder of Secured Obligations (or as contemplated by the following Section 3.8(d)), to ensure that the relevant additional Priority Lien Obligations or Parity Lien Obligations, as the case may be, are secured by, and entitled to the benefits of, the relevant guarantees and Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Canadian Collateral Trustee to enter into, any such Supplemental Security Documents, agreements, amendments, modifications and/or supplements (and additional guarantees and Security Documents).

(d) All parties hereto acknowledge and agree that, as of the date of this Agreement, the Security Documents as then in effect may not secure any Priority Lien Obligations. At such time (if any) as any Priority Lien Debt becomes entitled to the benefits of this Agreement, additional Security Documents shall be required to be entered into to secure such Priority Lien Debt. Any such Security Documents shall be required to apply only to the Collateral (after giving effect thereto) and shall be in form and substance substantially the same (although providing Priority Liens and other appropriate modifications) as the respective Security Documents securing the Parity Lien Obligations (after giving effect to any Supplemental Security Documents executed for the benefit of the holders of such Parity Lien Obligations) and otherwise in form and substance reasonably satisfactory to the Canadian Collateral Trustee and the Canadian Issuer and the Canadian Guarantors party thereto (subject to Section 5.12).

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE CANADIAN ISSUER AND THE CANADIAN GUARANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Canadian Collateral Trustee’s Liens on the Collateral will be released (automatically and without the requirement of any further action by the Canadian Collateral Trustee or any other Person):

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time), due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Canadian Issuer or any Canadian Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Canadian Issuer or a Restricted Subsidiary (as defined under the Indenture) of the Canadian Issuer in a transaction or other circumstance that complies with Section 4.10 of the Indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Canadian Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;

(3) as to any Collateral of a Restricted Subsidiary (as defined under the Indenture) that is designated as an Unrestricted Subsidiary (as defined under the Indenture) in compliance with the provisions of the Indenture and any other relevant provisions of any other Secured Debt Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary; and

(4) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Canadian Issuer has delivered an Officers’ Certificate to the Canadian Collateral Trustee certifying that all such necessary consents have been obtained.

(b) The Canadian Collateral Trustee agrees for the benefit of the Canadian Issuer and the other Canadian Guarantors that if the Canadian Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Canadian Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Canadian Issuer or other applicable Canadian Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Canadian Collateral Trustee.

(c) The Canadian Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Canadian Issuer or other applicable Canadian Guarantor, the Canadian Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

(d) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in this Section 4.1.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Canadian Issuer will deliver to each Secured Debt Representative a copy of (a) all Security Documents and (b) each Officers’ Certificate delivered to the Canadian Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Canadian Collateral Trustee with such Security Documents and/or Officers’ Certificate, as applicable.

SECTION 4.3 Canadian Collateral Trustee not Required to Serve, File or Record. The Canadian Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, the Canadian Collateral Trustee shall authorize the Canadian Issuer or the applicable Canadian Guarantor or any agent or designee thereof (and the same are hereby authorized) to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral to the extent such release or subordination is permitted by the terms hereof; and provided, further, that if the Canadian Issuer or any other Canadian Guarantor shall make a written demand for a termination statement under the PPSA, the Canadian Collateral Trustee shall comply with the written request of such Canadian Issuer or Canadian Guarantor to comply with the requirements of such PPSA provision.

SECTION 4.4 Release of Liens in Respect of Canadian Notes.

(a) The Canadian Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Canadian Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Canadian Notes and such Obligations to the benefits and proceeds of the Canadian Collateral Trustee’s Parity Lien on the Collateral will terminate and be discharged , in accordance with Sectioni 12.04 of the Indenture.

ARTICLE 5. IMMUNITIES OF THE CANADIAN COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Canadian Collateral Trustee will not have any fiduciary duties nor will it have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Canadian Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Canadian Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Canadian Collateral Trustee has accepted and is bound by the Security Documents executed by the Canadian Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders or in accordance with Section 3.8, the Canadian Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Canadian Collateral Trustee. Unless it is a party thereto, the Canadian Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt.

SECTION 5.4 Solicitation of Instructions.

(a) The Canadian Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take (unless the terms of this Agreement unambiguously mandate the action the Canadian Collateral Trustee is required to take under the circumstances then existing), or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Canadian Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Canadian Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Canadian Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Canadian Collateral Trustee unless the Canadian Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Canadian Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Canadian Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Canadian Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Canadian Issuer or any other Canadian Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Canadian Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Canadian Collateral Trustee in respect of any matter, the Canadian Collateral Trustee may rely conclusively on Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Canadian Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Canadian Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Canadian Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Canadian Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in favor of the Canadian Collateral Trustee. The Canadian Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless, and only to the extent that, it has been provided with pre-funding, security or indemnity reasonably satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Canadian Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Canadian Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Canadian Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Canadian Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise, subject to Section 5.10, in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Canadian Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Canadian Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Canadian Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Canadian Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Canadian Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the operation of real estate markets or securities markets, or by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected and maintained by the Canadian Collateral Trustee in good faith.

(b) The Canadian Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Canadian Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Canadian Issuer or any Canadian Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Canadian Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Canadian Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Canadian Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Canadian Collateral Trustee.

SECTION 5.14 Hazardous Materials; No Liability for Clean Up; Indemnification.

In the event that the Canadian Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Canadian Collateral Trustee’s sole discretion, upon the advice of counsel, may cause the Canadian Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Canadian Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, provincial, territorial, local or foreign law, the Canadian Collateral Trustee reserves the right, instead of taking such action, either to resign as Canadian Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Canadian Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Canadian Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

The Canadian Issuer and the Canadian Guarantors shall jointly and severally defend, indemnify, and hold harmless the Canadian Collateral Trustee and its officers, directors, employees and agents and their respective representatives, heirs, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Canadian Collateral Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses; provided the Canadian Collateral Trustee shall not be entitled to indemnification hereunder with respect to the foregoing clauses (w) through (z) to the extent such liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Canadian Collateral Trustee. For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species At Risk Act, the Hazardous Products Act, the Canada Shipping Act and the Canada Wildlife Act, Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, provincial, territorial, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Canadian Issuer and the Canadian Guarantors may have to any Indemnitee at common law, and shall survive the termination of this Agreement.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE CANADIAN COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Canadian Collateral Trustee.

Subject to the appointment of a successor Canadian Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Canadian Collateral Trustee:

(a) the Canadian Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Canadian Issuer; and

(b) the Canadian Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Canadian Collateral Trustee. Upon any such resignation or removal, a successor Canadian Collateral Trustee may be appointed by an Act of Required Debtholders, subject to the prior written consent of the Canadian Issuer (such consent not to be unreasonably withheld or delayed). If no successor Canadian Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Canadian Collateral Trustee gave notice of resignation or was removed, the retiring Canadian Collateral Trustee may (at the expense of the Canadian Issuer), at its option, appoint a successor Canadian Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Canadian Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $50,000,000;

(3) maintaining an office in Toronto, Ontario; and

(4) that is not a Secured Debt Representative.

The Canadian Collateral Trustee will fulfill its obligations hereunder until a successor Canadian Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Canadian Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Canadian Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Canadian Collateral Trustee, and the predecessor Canadian Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Canadian Collateral Trustee will, upon the payment to it of any and all outstanding fees and out-of-pocket expenses still owed to it, (at the expense of the Canadian Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Canadian Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Canadian Collateral Trustee to transfer to the successor Canadian Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Canadian Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Canadian Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Canadian Collateral Trustee. Any Person into which the Canadian Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Canadian Collateral Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Canadian Collateral Trustee shall be the successor of the Canadian Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Canadian Collateral Trustee shall have notified the Canadian Issuer, each Priority Lien Representative and each Parity Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Canadian Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Canadian Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; or (iii) providing for the assumption of the Canadian Issuer’s or any Canadian Guarantors’ Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Canadian Issuer or such Canadian Guarantor, as applicable, will become effective when executed and delivered by the Canadian Issuer or any Canadian Guarantor party thereto and the Canadian Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Parity Lien Debtholders” or “Required Parity Lien Debtholders”),

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Canadian Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Canadian Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Canadian Collateral Trustee or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any mortgage or other Security Document that secures Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Canadian Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders (or such other number or percentage of holders of Parity Lien Debt as may be required under the applicable Parity Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents;

(2) any mortgage or other Security Document that secures Priority Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Canadian Collateral Trustee acting as directed in writing by the Required Priority Lien Debtholders (or such other number or percentage of holders of Priority Lien Debt as may be required under the applicable Priority Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents; and

(3) any mortgage or other Security Document that secures Priority Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Canadian Collateral Trustee acting as directed in writing by the Required Priority Lien Debtholders (or such other number or percentage of holders of Priority Lien Debt as may be required under the applicable Priority Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents.

(c) The Canadian Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Canadian Collateral Trustee will be entitled to receive an opinion of counsel of the Canadian Issuer (which may be provided by internal counsel to the Canadian Issuer) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Canadian Issuer (which may be provided by internal counsel to the Canadian Issuer) addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

(d) The holders of Secured Debt and the Secured Debt Representatives agree that each Security Document that secures Secured Obligations will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Canadian Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Canadian Collateral Trustee hereunder are subject to the provisions of the Canadian Collateral Trust Agreement, dated as of December 22, 2009 among Canadian Issuer, the Canadian Guarantors from time to time party thereto, the Priority Lien Representatives from time to time party thereto, the Parity Lien Representatives from time to time party thereto, The Bank of New York Mellon, as Trustee under the Indenture (as defined therein) and Computershare Trust Company of Canada, as Canadian Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Secured Debt Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the applicable Secured Debt Representatives agree, prior to such Secured Debt Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Secured Debt Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances; Insurance.

(a) The Canadian Issuer and each of the Canadian Guarantors will do or cause to be done all acts and things that may be required, or that the Canadian Collateral Trustee from time to time may reasonably request, to assure and confirm that the Canadian Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents, and subject to the limitations set forth in the Secured Debt Documents.

(b) Upon the reasonable request of the Canadian Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Canadian Issuer and each of the Canadian Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Canadian Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations (it being expressly agreed that the Canadian Collateral Trustee has no responsibility to monitor, protect or perfect any such Liens or benefits).

(c) The Canadian Issuer shall verify to the Canadian Collateral Trustee in its annual certificate of compliance to the Canadian Collateral Trustee, among other things, that insurance in quality and quantity sufficient and in conformity with the requirements under the Indenture and pursuant to the terms of the Canadian Collateral Trust Agreement has been obtained and is in place. The Canadian Collateral Trustee shall not itself have any responsibility to obtain insurance to protect the interest of any party to the secured property and it further shall have no responsibility whatsoever for or duty to determine if any insurance policy put into place against the Collateral to protect the interest of the Trustee and the holders of Canadian Notes is in quality or quantity sufficient and in conformity with the value required by the terms of this Agreement or the Indenture, but shall ascertain that the Canadian Collateral Trustee is designated as a loss payee on any such insurance policies delivered to it.

SECTION 7.4 Perfection of the Parity Trust Estate Solely for purposes of perfecting the Liens of the Canadian Collateral Trustee in its capacity as agent of the holders of Parity Lien Obligations and the Parity Lien Representatives, as the case may be, in any portion of the Parity

Trust Estate in the possession or control of the Canadian Collateral Trustee (or its agents or bailees) as part of the Priority Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Canadian Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Canadian Collateral Trustee also holds such property as agent for the benefit of the holders of Parity Lien Obligations and the Parity Lien Representatives, as the case may be.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2, the Canadian Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Canadian Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Canadian Issuer nor any other Canadian Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Canadian Issuer and the other Canadian Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Canadian Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Canadian Collateral Trustee:

Computershare Trust Company of Canada

9th Floor - North Tower
100 University Avenue
Toronto, Ontario M5J 2Y1

Telephone: 1-800-564-6253
Telecopier: (416) 981-9777
Attention: Manager, Corporate Trust Department

If to the Canadian Issuer or any other Canadian Guarantor:

c/o Primus Telecommunications Group, Incorporated
7901 Jones Branch Drive, Suite 900
McLean, Virginia 22102
Facsimile No.: (703) 902-2877
Attention: Chief Legal Officer

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile No.: (213) 621-5341
Attention: Casey T. Fleck

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street – Floor 8W
New York, NY 10286
Facsimile No.: (212) 815-7070
Attention: Robert F. McIntyre

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, or by facsimile, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Canadian Collateral Trustee and to each other Secured Debt Representative. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Canadian Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Canadian Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. The Canadian Issuer and the Canadian Guarantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Canadian Collateral Trustee and its agents as the Canadian Issuer and the Canadian Collateral Trustee may agree in writing from time to time;

(2) all reasonable and documented out of pocket costs and expenses incurred by the Canadian Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of outside legal counsel and any advisors and agents engaged by the Canadian Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Canadian Issuer or any other Canadian Guarantor;

(4) all reasonable and documented out of pocket costs and expenses incurred by the Canadian Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Canadian Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable and documented out of pocket costs and expenses incurred by the Canadian Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Canadian Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Canadian Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Canadian

Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Canadian Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Canadian Collateral Trustee.

Any moneys owed to the Canadian Collateral Trustee which remain unpaid for a period of 30 days or more from the issue date of the Canadian Collateral Trustee’s invoice for such moneys owed shall bear interest at the rate charged by the Canadian Collateral Trustee from time to time to its corporate trust customers until the date of payment. All such moneys shall be paid by the Canadian Issuer immediately upon receipt of such invoice by the Canadian Issuer. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Agreement shall be in course of administration by or under the direction of the court. This section 7.10 shall survive the resignation or replacement of the Canadian Collateral Trustee or the termination of this Agreement.

SECTION 7.11 Indemnity.

(a) The Canadian Issuer and the Canadian Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Canadian Collateral Trustee, each Secured Debt Representative and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable promptly following demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Canadian Issuer and the Canadian Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Canadian Issuer or Canadian Guarantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Canadian Issuer and the Canadian Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Canadian Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the Canadian Issuer and the Canadian Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THE LAWS OF THE PROVINCE OF ONTARIO WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York or any court of the Province of Ontario. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Canadian Guarantors. The Canadian Issuer will cause each Person that becomes a successor to the Canadian Issuer or becomes a Canadian Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Canadian Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Canadian Issuer shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Canadian Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement; Discharge of Priority Lien Obligations; Discharge of Parity Lien Obligations.

(a) This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations or Parity Lien Representative with respect to the Parity Lien Obligations, as the case may be, from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Canadian Collateral Trustee, for the account of the holders of the Priority Lien Obligations to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. For the avoidance of doubt, if a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement, to the extent that additional Priority Lien Obligations are incurred in accordance with Section 3.8, effective upon the incurrence of such additional Priority Lien Obligations in accordance with Section 3.8, there shall no longer be a Discharge of Priority Lien Obligations for purposes of this Agreement.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Canadian Issuer or any Canadian Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Canadian Issuer, the Canadian Guarantors or the Canadian Collateral Trustee hereunder.

SECTION 7.24 Force Majeure. In no event shall the Canadian Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Canadian Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.25 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act and other similar laws in Canada, the Canadian Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Canadian Collateral Trustee. The parties to this Agreement agree that they will provide the Canadian Collateral Trustee with such information as it may request in order for the Canadian Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act and other similar laws in Canada.

The Canadian Collateral Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Canadian Collateral Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Canadian Collateral Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 Business Days’ written notice to the other parties to this Agreement, provided (i) that the Canadian Collateral Trustee’s written notice shall describe the circumstances of such non-compliance; (ii) that if such circumstances are rectified to the Canadian Collateral Trustee’s satisfaction within such 10 Business Day period, then such resignation shall not be effective.

SECTION 7.26 Privacy Act.

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, the “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Canadian Issuer shall, prior to transferring or causing to be transferred personal information to the Canadian Collateral Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Canadian Collateral Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Canadian Collateral Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

SECTION 7.27 Judgment Currency

(1) If for the purpose of obtaining or enforcing judgement against the Canadian Issuer or a Canadian Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 7.27 referred to as the “Judgment Currency”) an amount due in the lawful currency of Canada (“Canadian Dollars”) or Dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding

(a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or

(b) the date on which the judgement is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 7.27(1)(b) being hereinafter in this Section 7.27 referred to as the “Judgment Conversion Date”).

(2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 7.27 (1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower will pay such additional amount (and, if applicable, such lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgement or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3) Any amount due from the Canadian Issuer or a Canadian Guarantor, as applicable, under the provisions of Section 7.27 (2) will be due as a separate debt and will not be affected by judgement being obtained for any other amounts due under or in respect of this Agreement.

(4) The term “rate of exchange” in this Section 7.27 means:

(a) for a conversion of Canadian Dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian Dollars;

(b) for a conversion of Dollars to the Judgment Currency when the Judgment Currency is Canadian Dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of Dollars to Canadian Dollars.

IN WITNESS WHEREOF, the parties hereto have caused this Canadian Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS CANADA INC.

By:
Name:
Title:

3082833 NOVA SCOTIA COMPANY

By:
Name:
Title:

TELESONIC COMMUNICATIONS INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Priority Collateral Trustee and Canadian Parity Collateral Trustee

By:
Name:
Title:

EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Canadian Collateral Trust Agreement dated as of December 22, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications Canada Inc. (the “Canadian Issuer”), the Canadian Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein) (as defined therein), and Computershare Trust Company of Canada, as Canadian Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate Additional Secured Debt (as defined therein) as Priority Lien Debt or Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the [Canadian Issuer] hereby certifies on behalf of the [Canadian Issuer] that:

(A) [insert name of the Canadian Issuer or other Canadian Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Each of the Canadian Issuer and each other Canadian Guarantor has (or substantially concurrently herewith shall cause to be) duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(D) the Canadian Issuer has caused (or substantially concurrently herewith shall cause) a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the Canadian Issuer has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of             , 20    .

PRIMUS TELECOMMUNICATIONS CANADA INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Canadian Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

Computershare TRUST COMPANY OF CANADA

By:
Name:
Title:

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL SECURED DEBT

Reference is made to the Canadian Collateral Trust Agreement dated as of December 22, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications, Inc. (the “Canadian Issuer”), the Canadian Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein) (as defined therein) and Computershare Trust Company of Canada, as Priority Canadian Collateral Trustee and Parity Canadian Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                     , a                     , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Parity Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

In furtherance of the foregoing, the New Representative hereby (a) appoints Computershare Trust Company of Canada as Canadian [Priority] [Parity] Collateral Trustee for purposes of the [insert defined term for the security documents, including the Collateral Trust Agreement] in accordance with the provisions of Section [    ] of the Collateral Trust Agreement, and agrees to be bound by the terms thereof; (b) acknowledges and agrees that the Canadian Collateral Trustee, in its capacity as such, shall be trustee on its behalf and on behalf of all of the other holders of Obligations; (c) authorizes the Canadian [Priority] [Parity] Collateral Trustee to take such actions on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations] and to exercise such powers as are delegated to the Canadian [Priority] [Parity] Collateral Trustee in the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien], together with such actions and powers as are reasonably incidental thereto; and (d) authorizes the Canadian [Priority] [Parity] Collateral Trustee to execute and deliver the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien] on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations]. Computershare Trust Company of Canada hereby accepts the appointment made hereby.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Parity Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Parity Lien Debt, each existing and future Priority Lien Representative, each other existing and future Parity Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Canadian Issuer or any other Canadian Guarantor to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Canadian Parity Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens.

[or]

[Option B: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Parity Lien Debt, each existing and future Parity Lien Representative and each other existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Canadian Issuer or any other Canadian Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Canadian Priority Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens.

[or]

3. By acknowledging and agreeing to this Collateral Trust Joinder, each of the Grantors party hereto hereby reaffirms the security interests previously granted to the Canadian [Priority] [Parity] Collateral Trustee pursuant to the [identify relevant security agreement] to secure the [identify relevant secured obligations], and further each of the undersigned Grantors hereby grants to the Canadian [Priority] [Parity] Collateral Trustee, for the benefit of holders of the [Priority Lien Obligations][ Parity Lien Obligations] (including the New Representative, for the benefit of the [identify new holders of applicable debt]), a security interest in all of such Grantor’s right, title and interest in the [insert defined term for the collateral], whether now owned or hereafter acquired, to secure the [identify relevant secured obligations] and such security interest shall be subject to all the terms of the [identify relevant security agreement].

4. Governing Law and Miscellaneous Provisions. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[insert name of the new representative]

By:
Name:
Title:

The Canadian Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Canadian Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian [Priority] [Parity] Collateral Trustee

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL CANADIAN

GUARANTOR/SUCCESSOR CANADIAN ISSUER

Reference is made to the Canadian Collateral Trust Agreement dated as of December 22, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications, Inc. (the “Canadian Issuer”), the Canadian Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein) and Computershare Trust Company of Canada, as Canadian Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                     , a                     , hereby agrees to become party as a [Canadian Guarantor][Canadian Issuer] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. THE LAWS OF THE PROVINCE OF ONTARIO WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

The Canadian Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Canadian Collateral Trustee with respect to the Collateral pledged by the new Canadian Guarantor:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Collateral Trustee

By:
Name:
Title:

EXHIBIT K

FORM OF

U.S. COLLATERAL TRUST AGREEMENT

dated as of                  , 20

among

PRIMUS TELECOMMUNICATIONS HOLDING, INC.,

the other U.S. Guarantors from time to time party hereto,

THE PRIORITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

THE PARITY LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

INCLUDING, THE BANK OF NEW YORK MELLON,

as Trustee under the Indenture

THE JUNIOR LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Priority Collateral Trustee, Parity Collateral Trustee

and Junior Collateral Trustee

EXHIBIT A – Additional Secured Debt Designation

EXHIBIT B – Form of Collateral Trust Joinder—Additional Secured Debt

EXHIBIT C – Form of Collateral Trust Joinder—Additional U.S. Guarantor/Successor U.S. Issuer

This U.S. Collateral Trust Agreement (this “Agreement”) is dated as of                  , 20     and is by and among Primus Telecommunications Holding, Inc. (the “U.S. Issuer”), the U.S. Guarantors from time to time party hereto, each Priority Lien Representative that executes and delivers a Collateral Trust Joinder, The Bank of New York Mellon, as Trustee (as defined below), each additional Parity Lien Representative that executes and delivers a Collateral Trust Joinder, each Junior Lien Representative that executes and delivers a Collateral Trust Joinder, and U.S. Bank National Association, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee (in such capacities and together with its successors in such capacities, the “Collateral Trustee”).

RECITALS

The U.S. Issuer has issued 130,000 Senior Secured Units (the “Units”), consisting of $653.85 aggregate principal amount of 13% Senior Secured Notes due 2016 (the “U.S. Notes”) of the U.S. Issuer and $346.15 aggregate principal amount of 13% Senior Secured Notes due 2016 (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”) of Primus Telecommunications Canada Inc., (the “Canadian Issuer”) in an aggregate principal amount of $130,000,000 pursuant to an Indenture dated as of December 22, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the U.S. Issuer, the Canadian Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), U.S. Bank National Association, as U.S. Collateral Trustee (in such capacity together with its successors in such capacity, the “U.S. Collateral Trustee”), and Computershare Trust Company of Canada, as Canadian Collateral Trustee.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

Pursuant to the Notes Collateral Agreement dated as of the date of the Indenture (as amended, supplemented, amended and restated or otherwise modified from time to time, including any replacement thereof, the “Notes Collateral Agreement”), the U.S. Issuer and the U.S. Guarantors (as defined herein) have granted liens and pledges to the Collateral Trustee, for the ratable benefit of the holders of the U.S. Notes, the Trustee and the Collateral Trustee, to secure the U.S. Notes under the Indenture and, subject to such priority, the U.S. Issuer and the U.S. Guarantors may secure any future Priority Lien Debt on a first priority basis and any Junior Lien Debt on a junior priority basis, in each case, with Liens on all present and future Collateral to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Accepting Holders” has the meaning set forth in Section 2.12(b).

“Act of Required Debtholders” means, as to any matter at any time:

(1) after the incurrence of any Priority Lien Obligations and prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn but excluding Hedging Obligations); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit, if applicable), (3) if applicable, the discharge or cash collateralization (at the lower of (a) 101% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (4) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders;”

(2) prior to the incurrence of any Priority Lien Obligations and at any time after the Discharge of Priority Lien Obligations and prior to the Discharge of the Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders; and

(3) at any time after the Discharge of the Priority Lien Obligations and the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Calculation Notice” has the meaning set forth in Section 2.12(a).

“Canadian Issuer” has the meaning set forth in the recitals.

“Canadian Notes” has the meaning set forth in the recitals.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together, and (3) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the U.S. Issuer and the U.S. Guarantors now owned or hereafter acquired in which Liens have been granted to each of the Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional U.S. Guarantors or successor U.S. Issuer, an agreement substantially in the form of Exhibit C.

“Declining Holder” has the meaning set forth in Section 2.12(b).

“Discharge of Junior Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit);

(3) if applicable, discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt; and

(4) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit);

(3) if applicable, discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3) if applicable, discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

Notwithstanding the foregoing, for avoidance of doubt, if at any time no Obligations have yet been designated as Priority Lien Obligations in accordance with this Agreement then for all provisions of this Agreement a Discharge of Priority Lien Obligations shall be deemed to have occurred until such time as any Obligations have been designated as Priority Lien Obligations in accordance with this Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances or letters of credit;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the U.S. Issuer, any of its U.S. Subsidiaries or any other U.S. Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the U.S. Issuer or any U.S. Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the U.S. Issuer or any U.S. Guarantor, any receivership or assignment for the benefit of creditors relating to the U.S. Issuer or any U.S. Guarantor or any similar case or proceeding relative to the U.S. Issuer or any U.S. Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the U.S. Issuer or any U.S. Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the U.S. Issuer or any U.S. Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Collateral Trustee” has the meaning set forth in Section 2.3(a).

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness that is secured equally and ratably by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that:

(a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer, such Indebtedness is designated by the U.S. Issuer, in an Officers’ Certificate delivered to each other Junior Lien Representative, each Parity Lien Representative, each Priority Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of the Indenture and this Agreement; provided, that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt and/or Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) the U.S. Issuer and the U.S. Guarantors shall enter into Supplemental Security Documents required by Section 3.8;

(d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and

(e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively, (i) each indenture, credit agreement and other agreement governing each other Series of Junior Lien Debt and (ii) the Security Documents (other than any Security Documents that do not secure Junior Lien Obligations).

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any other Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register (or equivalent records) for such Series of Junior Lien Debt, is appointed as a Junior Lien Representative (for purposes related to the administration of the applicable Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.8(b).

“Junior Standstill Period” shall have the meaning set forth in Section 2.6(a).

“Junior Trust Estate” has the meaning set forth in Section 2.3.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction

“Lien Sharing and Priority Confirmation” means:

(1) as to any future Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.4; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents;

(2) as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in an agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.4; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(3) as to any future Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in an agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the U.S. Issuer or any U.S. Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including Sections 2.4 and 3.4; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation, and any successor to its rating agency business.

“Notes Collateral Agreement” has the meaning set forth in the recitals.

“Note Guarantee” means the Guarantee by each U.S. Guarantor of the U.S. Issuer’s obligations under the Indenture and the U.S. Notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the U.S. Issuer by two officers of the U.S. Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the U.S. Issuer.

“Parent” means Primus Telecommunications Group, Incorporated, a Delaware corporation, and its successors and assigns.

“Parity Collateral Trustee” has the meaning set forth in Section 2.2(a).

“Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the U.S. Notes issued on the date of the Indenture; and

(2) any other Indebtedness (including additional U.S. Notes) that is secured equally and ratably with the U.S. Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;

provided, that in the case of any Indebtedness referred to in clause (2) of this definition, that:

(a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer, such Indebtedness is designated by the U.S. Issuer, in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Indenture and this Agreement; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) the U.S. Issuer and the U.S. Guarantors shall enter into any Supplemental Security Documents required pursuant to Section 3.8;

(d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and

(e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, (i) the Indenture, the U.S. Notes, the Note Guarantees, (ii) each indenture, credit agreement and other agreement governing each other Series of Parity Lien Debt and (iii) the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the U.S. Notes, the Trustee; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register (or equivalent records) for such Series of Parity Lien Debt and (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.8(b).

“Parity Standstill Period” shall have the meaning set forth in Section 2.5(a).

“Parity Trust Estate” has the meaning set forth in Section 2.2.

“Permitted Priority Liens” means:

(1) Liens described in clause (1)(A) and (1)(B)(ii) of the definition of “Permitted Liens” under the Indenture;

(2) Liens described in clause (4), (5), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens” under the Indenture; and

(3) all other Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Documents or the Parity Lien Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Collateral Trustee” has the meaning set forth in Section 2.1(a).

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the U.S. Issuer or any U.S. Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” has the meaning set forth in the Indenture.

“Priority Lien Debt” means any Indebtedness of the U.S. Issuer or a U.S. Guarantor that is secured by a Priority Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the U.S. Issuer or a U.S. Guarantor, such Indebtedness is designated by the U.S. Issuer, in an Officers’ Certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Parity Lien Debt and/or Junior Lien Debt;

(b) the Priority Lien Representative for such Indebtedness executes a Collateral Trust Joinder in accordance with Section 3.8 and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;

(c) the U.S. Issuer and the U.S. Guarantors shall enter into any Supplemental Security Documents required pursuant to Section 3.8;

(d) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of the Indenture and the applicable Security Documents (including any Supplemental Security Documents); and

(e) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (e) will be conclusively established if the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means, collectively, (i) each indenture, credit agreement and other agreement governing each other Series of Priority Debt and (ii) the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt (including, without limitation, Hedging Obligations and guarantees thereof that are secured, or intended to be secured, under the Priority Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement as a holder of Priority Lien Obligations or such provider’s interest in the Collateral is subject to the terms of this Agreement as a holder of Priority Lien Obligations and if such Hedging Obligations and such guarantees thereof are permitted to be incurred and so secured under each applicable Secured Debt Document).

“Priority Lien Representative” means the trustee, agent or representative of the holders of any Series of Priority Lien Debt who maintains the transfer register (or equivalent records) for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt and (A) is appointed as a Priority Lien Representative (for purposes related to the administration of the applicable Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder in accordance with Section 3.8(b).

“Priority Trust Estate” has the meaning set forth in Section 2.1.

“Purchase Date” has the meaning set forth in Section 2.12(c).

“Purchase Notice” has the meaning set forth in Section 2.12(a).

“Purchase Option Period” has the meaning set forth in Section 2.12(a).

“Purchase Price” has the meaning set forth in Section 2.12(a).

“Purchasers” has the meaning set forth in Section 2.12(b).

“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.

For purposes of this definition, (a) Junior Lien Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the U.S. Issuer or any Affiliate of the U.S. Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Secured Debt” means Parity Lien Debt, Priority Lien Debt and Junior Lien Debt.

“Secured Debt Default” means, any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both,) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents, the Priority Lien Documents and the Junior Lien Debt Documents.

“Secured Debt Representative” means each Parity Lien Representative, each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Parity Lien Obligations, Priority Lien Obligations and Junior Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the U.S. Issuer or any U.S. Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer (or equivalent record) register is maintained.

“Series of Parity Lien Debt” means, severally, the U.S. Notes and each other issue or series of Parity Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt for which a single transfer register (or equivalent record) is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt, each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of the Indenture and the date of the incurrence of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary U.S. Guarantor” means any Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Supplemental Security Documents” has the meaning set forth in Section 3.8(b).

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted pursuant to any Security Document are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Units” has the meaning set forth in the recitals.

“U.S. Collateral Trustee” has the meaning set forth in the recitals.

“U.S. Guarantors” means each of Parent and the Subsidiary U.S. Guarantors and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“U.S. Issuer” has the meaning set forth in the preamble.

“U.S. Notes” has the meaning set forth in the recitals.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Appointment of Priority Collateral Trustee and Declaration of Priority Trust.

(a) Each of the Priority Lien Representatives, on behalf of the applicable holders of Priority Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Priority Lien Obligations. U.S. Bank National Association accepts such appointment by the Priority Lien Representatives as collateral trustee (in such capacity, the “Priority Collateral Trustee”).

(b) To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the U.S. Issuer and the U.S. Guarantors hereby grants to the Priority Collateral Trustee, and the Priority Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such U.S. Issuer’s and U.S. Guarantor’s right, title and interest in, to and under all Collateral granted to the Priority Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Priority Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Priority Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Priority Trust Estate”); provided, in the case of any Obligations referred to in this Section 2.1, as of any date of incurrence of any Priority Lien Debt, the aggregate principal amount of Priority Lien Debt shall not exceed the Priority Lien Cap.

The Priority Collateral Trustee and its successors and assigns under this Agreement will hold the Priority Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Priority Lien Obligations as part of the Priority Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the U.S. Issuer and the U.S. Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Priority Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Appointment of Parity Collateral Trustee and Declaration of Parity Trust.

(a) Each of the Parity Lien Representatives and the U.S. Collateral Trustee, on behalf of the applicable holders of the Parity Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Parity Lien Obligations. U.S. Bank National Association accepts such appointment by the Parity Lien Representatives as collateral trustee (in such capacity, the “Parity Collateral Trustee”).

(b) To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the U.S. Issuer and the U.S. Guarantors hereby grants to the Parity Collateral Trustee, and the Parity Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such U.S. Issuer’s and U.S. Guarantor’s right, title and interest in, to and under all Collateral granted to the Parity Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Parity Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Parity Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Parity Trust Estate”).

The Parity Collateral Trustee and its successors and assigns under this Agreement will hold the Parity Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Parity Lien Obligations as part of the Parity Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the U.S. Issuer and U.S. Guarantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the parity trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Parity Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Appointment of Junior Collateral Trustee and Declaration of Junior Trust.

(a) Each of the Junior Lien Representatives, on behalf of the applicable holders of Junior Lien Obligations, hereby appoints U.S. Bank National Association as collateral trustee for purposes of obtaining and perfecting a security interest in the Collateral for the benefit of such holders of Junior Lien Obligations. U.S. Bank National Association accepts such appointment by the Junior Lien Representatives as collateral trustee (in such capacity, the “Junior Collateral Trustee”).

(b) To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the U.S. Issuer and the U.S. Guarantors hereby grants to the Junior Collateral Trustee, and the Junior Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Junior Lien Obligations, all of such U.S. Issuer’s and U.S. Guarantor’s right, title and interest in, to and under all Collateral granted to the Junior Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Junior Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Junior Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate” and, together with the Priority Trust Estate and the Parity Trust Estate, the “Trust Estates”).

The Junior Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Junior Lien Obligations as security for the payment of all present and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust for the benefit of the holders of the Junior Lien Obligations as part of the Junior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Junior Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the U.S. Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the U.S. Issuer and U.S. Guarantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.4 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(1) this Agreement and the other Security Documents create three separate and distinct Trust Estates and Liens: the Priority Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations, the Parity Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations, and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations;

(2) the Liens securing the Parity Lien Obligations and Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations, whether now existing or hereafter created or arising; and

(3) the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations and the Parity Lien Obligations, whether now existing or hereafter created or arising.

SECTION 2.5 Restrictions on Enforcement of Parity Liens.

(a) Until the Discharge of Priority Lien Obligations, the holders of Indebtedness issued under the Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither any Parity Lien Representatives nor the holders of Parity Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters; provided that the Collateral Trustee or the holders of Parity Lien Obligations required to act under the applicable Secured Debt Documents may exercise any or all rights or remedies after a period of at least 90 days has elapsed since the date on which any Priority Lien Representative received notice pursuant to Section 7.7 from any Parity Lien Representative that (i) an event or condition which, under the terms of any credit agreement, indenture or other agreement or instrument governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable has occurred and is then continuing with respect to such Parity Lien Obligations and (ii) holders of any Series of Parity Lien Obligations have accelerated and demanded the repayment of the principal amount of the applicable Parity Lien Debt in accordance with the applicable Parity Lien Documents, including without limitation, the Notes and the Indenture (the “Parity Standstill Period”). Notwithstanding the foregoing limitations, the Parity Lien Representatives and the holders of Parity Lien Obligations may direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Priority Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Priority Liens) of the Parity Liens upon any Collateral, subject to the limitations set forth in the Security Documents; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the Parity Lien Representatives and the holders of Parity Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens, subject to the limitations set forth in the Security Documents, upon any Collateral.

(b) Subject to Section 12.08 of the Indenture, until the Discharge of Priority Lien Obligations, none of the holders of Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative will, or will support any Person who does any of the following:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5) contest or challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the U.S. Issuer or any U.S. Guarantor in accordance with applicable law; provided that the holders of Parity Lien

Obligations and the Parity Lien Representatives may not take any of the actions prohibited under this section, including under clauses (1) through (5) of this Section 2.5(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.10.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the U.S. Issuer or any U.S. Guarantor or (2) the Collateral Trustee and each Parity Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (A) any default exists under any Series of Priority Lien Debt, (B) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (C) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the U.S. Issuer or any U.S. Guarantor to the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of the Indenture, the Notes, the Guarantees or any other Parity Lien Document).

(d) Subject to Section 12.08 of the Indenture, all proceeds of Collateral received by the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations in violation of Section 2.5(c) will be segregated and held in trust by the Collateral Trustee, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and, subject to Section 12.06 of the Indenture, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee (acting on behalf of the holders of the Parity Lien Obligations), any Parity Lien Representative or any holder of Parity Lien Obligations not in violation of Section 2.5(c) will be received by the Collateral Trustee, such Parity Lien Representative or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens (except the Permitted Priority Liens of the type described in clauses (2) and (3) of the definition thereof, Parity Liens and Junior Liens).

SECTION 2.6 Restrictions on Enforcement of Junior Liens.

(a) (i) Until the Discharge of Priority Lien Obligations, the holders of Indebtedness issued under the Priority Lien Obligations will have, and (ii) at any time after the Discharge of Priority Lien Obligations and prior to the Discharge of Parity Lien Obligations, the holders of Indebtedness issued under the Parity Lien Obligations will have, in each case, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither any Junior Lien Representatives nor the holders of Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters; provided that the Collateral Trustee or the holders of Junior Lien Obligations required to act under the applicable Secured Debt Documents may exercise any or all rights or remedies after a period of at least 90 days has elapsed since the date on which each Priority Lien Representative and each Parity Lien Representative have received notice pursuant to Section 7.7 from any Junior Lien Representative that (i) an event or condition which, under the terms of any credit agreement, indenture or other agreement or instrument governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable has occurred and is then continuing with respect to the Junior Lien Obligations and (ii) holders of any Series of Junior Lien Obligations have accelerated and demanded the repayment of all such Junior Lien Debt in accordance with the terms of the applicable Junior Lien Documents (the “Junior Standstill Period”); provided, further, that in no event will the Collateral Trustee, Junior Lien Representative or any holder of Junior Lien Obligations exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Junior Standstill Period the Collateral Trustee, any Priority Lien Representative, any Parity Lien Representative or any holder of Priority Lien Obligations or Parity Lien Obligations shall have commenced and be diligently pursuing the exercise of their rights and remedies with respect to all or any portion of the Collateral, prompt notice of which will be delivered to the Collateral Trustee and each Junior Lien Representative. Notwithstanding the foregoing limitations, the Junior Lien Representatives and the holders of Junior Lien Obligations may, direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after both the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations and the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations in the event of foreclosure or other enforcement of any Priority Lien or any Parity Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Priority Liens and Parity Liens) of the Junior Liens upon any Collateral, subject to the limitations set forth in the Security Documents; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens, subject to the limitations set forth in the Security Documents, upon any Collateral.

(b) Until both the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee or any Junior Lien Representative will, or will support any Person who does any of the following:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to (A) the holders of Priority Lien Obligations in respect of the Priority Liens or (B) the holders of the Parity Lien Obligations in respect of the Parity Liens, or that would limit, invalidate, avoid or set aside any Priority Lien or Parity Lien or subordinate the Priority Liens or the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens or the Parity Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Parity Liens made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative of (A) the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens or (B) the right to credit bid Parity Lien Debt at any sale in foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Priority Lien or any Parity Lien; or

(5) contest or challenge the validity, enforceability, perfection or priority of the Priority Liens or the Parity Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the U.S. Issuer or any U.S. Guarantor in accordance with applicable law; provided that the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under this section, including under clauses (1) through (5) of this Section 2.6(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.10.

(c) At any time prior to the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the U.S. Issuer or any U.S. Guarantor or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative or any Parity Lien Representative, at the direction of an Act of Required Debtholders, stating that (A) any default exists under any Series of Priority Lien Debt or any Series of Parity Lien Debt, (B) any Series of Priority Lien Debt or any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (C) the holders of Priority Liens securing one or more Series of Priority Lien Debt or the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Priority Lien Document or Parity Lien Document to and desire to enforce any or all of the Priority Liens or Parity Liens by reason of a default under such Priority Lien Document or Parity Lien Document, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by the U.S. Issuer or any U.S. Guarantor to the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of the any Junior Lien Document).

(d) All proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.6(c) will be segregated and held in trust by the Collateral Trustee, the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of (i) prior to the Discharge of the Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative and (ii) at any time after the Discharge of the Priority Lien Obligations and prior to the Discharge of the Parity Lien Obligations, the holders of Parity Liens and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee (acting on behalf of the holders of the Junior Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.6(c) will be received by the Collateral Trustee, such Junior Lien Representative or such holder of Junior Lien Obligations free from the Priority Liens and Parity Liens and all other Liens (except Permitted Priority Liens of the type described in clauses (2) and (3) of the definition thereof and Junior Liens).

SECTION 2.7 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (in their capacity as priority lienholders).

(b) Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

(c) Prior to both the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations (in their capacity as priority lienholders) or as against the holders of Parity Lien Obligations (in their capacity as priority lienholders).

(d) Following both the Discharge of Priority Lien Obligations and the Discharge of the Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and the holders of the Parity Lien Obligations, as applicable.

SECTION 2.8 Discretion in Enforcement of Priority Liens, Parity Liens and Junior Liens.

(a) Subject to the terms of this Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Priority Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(b) Subject to the terms of this Agreement and the rights of any Priority Lien Representative or any holder of Priority Lien Obligations set forth herein, in exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) the provisions of the Parity Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Parity Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(c) Subject to the terms of this Agreement and the rights of any Priority Lien Representative, any Parity Lien Representative, any holder of Priority Lien Obligations or any holder of Parity Lien Obligations set forth herein, in exercising rights and remedies with respect to the Collateral, the Junior Lien Representatives may enforce (or refrain from enforcing) the provisions of the Junior Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Junior Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Junior Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Junior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Junior Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.9 Discretion in Enforcement of Priority Lien Obligations and Parity Lien Obligations.

(a) Without in any way limiting the generality of Section 2.8(a), the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations or the Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against the U.S. Issuer or any U.S. Guarantor.

(b) Without in any way limiting the generality of Section 2.8(b), the holders of Parity Lien Obligations and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives, without incurring responsibility to holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives and without impairing or releasing the priority or subordination, as applicable, provided in this Agreement or the obligations hereunder of holders of Priority Lien Obligations, holders of Junior Lien Obligations, any Priority Lien Representatives or any Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;

(3) release the Parity Lien on any Collateral; and

(4) subject to the other provisions of this Agreement, exercise or refrain from exercising any rights against the U.S. Issuer or any U.S. Guarantor.

(c) Without in any way limiting the generality of Section 2.8(c), the holders of Junior Lien Obligations and the Junior Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives, without incurring responsibility to holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives and without impairing or releasing the priority provided in this Agreement or the obligations hereunder of holders of Priority Lien Obligations, holders of Parity Lien Obligations, any Priority Lien Representatives or any Parity Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Junior Lien Obligations, or otherwise amend or supplement in any manner the Junior Lien Obligations, or any instrument evidencing the Junior Lien Obligations or any agreement under which the Junior Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Junior Lien Obligations;

(3) release the Junior Lien on any Collateral; and

(4) subject to the other provisions of this Agreement, exercise or refrain from exercising any rights against the U.S. Issuer or any U.S. Guarantor.

SECTION 2.10 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order for any of the following:

(1) use of cash collateral;

(2) approval of a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4) relating to a sale of assets of the U.S. Issuer or any U.S. Guarantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens, Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Parity Lien Obligations and the holders of Junior Lien Obligations, in their respective capacities as holders of secured claims, and each Parity Lien Representative and each Junior Lien Representative will not oppose or otherwise contest the entry of such order (a) so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative opposes or otherwise contests any request made by the holders of Parity Lien Obligations, any Parity Lien Representative, the holders of Junior Lien Obligations or any Junior Lien Representative, in each case, for the grant to the Collateral Trustee, for the benefit of the holders of Parity Lien Obligations or Junior Lien Obligations, as applicable, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Priority Liens on such property, and (b) the Collateral Trustee, each holder of Parity Lien Obligations and each holder of Junior Lien Obligations retain the right to object to any agreements or arrangements regarding the use of cash collateral or any debtor-in-possession financings that (i) are materially prejudicial to their interests, (ii) do not compel the U.S. Issuer or the U.S. Guarantors to seek confirmation of a specific plan of reorganization for which substantially all of the material terms are set forth in the documentation governing such debtor-in-possession financing or cash collateral order, or (iii) require the liquidation of the Collateral prior to a default under the documentation governing such debtor-in-possession financing or cash collateral order.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the U.S. Issuer or any U.S. Guarantor in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under Section 2.5(b) (including the provisions described under clauses (1) through (5) of Section 2.5(b)) or and the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under Section 2.6(b) (including the provisions described under clauses (1) through (5) of Section 2.6(b)) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) If in any Insolvency or Liquidation Proceeding, after the Discharge of Priority Lien Obligations, and prior to the Discharge of the Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order for any of the following:

(1) use of cash collateral;

(2) approval of a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of the U.S. Issuer or any U.S. Guarantor that provides, to the extent the assets sold are to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations, in their capacity as holders of secured claims, and each Junior Lien Representative will not oppose or otherwise contest the entry of such order (a) so long as none of the holders of Parity Lien Obligations or any Parity Lien Representative opposes or otherwise contests any request made by the holders of Junior Lien Obligations or any Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, such Lien and all Parity Liens on such property, and (b) the Collateral Trustee, each holder of Junior Lien Obligations retain the right to object to any agreements or arrangements regarding the use of cash collateral or any debtor-in-possession financings that (i) are materially prejudicial to their interests, (ii) do not compel the U.S. Issuer or the U.S. Guarantors to seek confirmation of a specific plan of reorganization for which substantially all of the material terms are set forth in the documentation governing such debtor-in-possession financing or cash collateral order, or (iii) require the liquidation of the Collateral prior to a default under the documentation governing such debtor-in-possession financing or cash collateral order.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the U.S. Issuer or any U.S. Guarantor in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may not take any of the actions prohibited under Section 2.6(b) (including the provisions described under clauses (1) through (5) of Section 2.6(b)) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(c) The holders of Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(d) The holders of Junior Lien Obligations or any Junior Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations and the holders of Parity Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after both the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations.

SECTION 2.11 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.11 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.4.

SECTION 2.12 Purchase Option.

(a) Without prejudice to the enforcement of remedies of the Collateral Trustee and the holders of Priority Lien Obligations, each Priority Lien Representative and the holders of Priority Lien Obligations agree that at any time during the 90 day period following the earliest of:

(1) a payment default in respect of any Priority Lien Obligations;

(2) an acceleration of any Priority Lien Obligations;

(3) any event of default in respect of any Priority Lien Obligations that has occurred and continued for a period for 90 days or more;

(4) an Act of Required Debtholders in respect of the Collateral to which holders of at least 25% of the applicable Parity Lien Obligations shall have objected in a written notice to the Collateral Trustee, each Priority Lien Representative and each Parity Lien Representative; and

(5) the commencement of any Insolvency or Liquidation Proceeding

(such 90 day period, the “Purchase Option Period”), the holders of any Parity Lien Obligations (or one or more of their Affiliates or designees) will, upon written notice (with respect to clause (4)

above, delivered by holders of at least 25% of the Parity Lien Obligations), in each case through their Parity Lien Representative, to the U.S. Issuer, the Collateral Trustee and each Priority Lien Representative pursuant to Section 7.7 (a “Purchase Notice”), have the option to purchase the entire aggregate amount of then outstanding Priority Lien Obligations, for cash consideration in immediately available funds, at par plus accrued interest plus any fees and out-of-pocket expenses that at such time are accrued and unpaid but would be, under the terms of the relevant Priority Lien Documents, reimbursable by the U.S. Issuer, without warranty or representation or recourse, on a pro rata basis for cash consideration in immediately available funds or with respect to any Priority Lien Obligations that are Hedging Obligations at a price equal to the net aggregate amount then owing to counterparties under such Hedge Agreements, including all amounts owing to the counterparties as a result of the termination (or early termination) thereof (collectively, the “Purchase Price”). For the avoidance of doubt, the Purchase Price will exclude any commitment or other fees that would have become due and payable in respect of unfunded commitments under the relevant Priority Lien Documents. Within 5 Business Days after receipt of the Purchase Notice, each Priority Lien Representative will deliver to the Collateral Trustee and the U.S. Issuer a statement of the amount of Priority Lien Debt and other Priority Lien Obligations then outstanding for which it is the Priority Lien Representative, which statement will also include wire transfer information and the portion of the Purchase Price to be remitted to each holder of Priority Lien Obligations then outstanding for which it is the Priority Lien Representative (the “Calculation Notice”).

(b) Within 5 Business Days after receipt of the Calculation Notice, the Collateral Trustee will send a copy of the Calculation Notice to the U.S. Issuer and each Parity Lien Representative and will include a statement as to the aggregate principal amount of Priority Lien Obligations that each holder of Parity Lien Obligations is entitled to purchase pursuant to this Section 2.12. Within 10 Business Days after receipt of the Calculation Notice and the information referenced in the immediately preceding sentence by such holders of Parity Lien Obligations, each holder of Parity Lien Obligations (together with its respective Affiliates and designees, collectively, the “Purchasers”) shall deliver written notice to the Collateral Trustee of its intent to exercise its purchase option hereunder, and such written notice shall constitute an irrevocable commitment from such Purchaser to purchase its pro rata share of the Priority Lien Obligations at the Purchase Price. Any holder of Parity Lien Obligations who fails to deliver such notice (each, a “Declining Holder”) shall be deemed to have elected not to exercise its purchase option hereunder, and the Collateral Trustee shall promptly following such 10 Business Day period allocate, in a written notice to the remaining Purchasers, each Declining Holder’s pro rata share of the Priority Lien Obligations ratably among the remaining Purchasers (the “Accepting Holders”). Upon receipt of notice from the Collateral Trustee of an allocation of additional Priority Lien Obligations, each Accepting Holder shall deliver written notice to the Collateral Trustee of its intent to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Any holder of Parity Lien Obligations who fails to deliver such notice within 10 Business Days after receipt shall be deemed not to exercise its purchase option hereunder with respect to such additional Priority Lien Obligations. Following such 10 Business Day period, to the extent that any Priority Lien Obligations have not been elected for purchase, the Collateral Trustee shall offer each Accepting Holder the option to purchase any such remaining Priority Lien Obligations on a pro rata basis. If not all remaining Priority Lien Obligations are elected for purchase by the Accepting Holders on a pro rata basis, the Collateral Trustee may then offer the Accepting Holders the opportunity to purchase more than a pro rata allocation of Priority Lien Obligations, so long as no other holder of Parity Lien Obligations shall have object to such non-pro rata allocation.

(c) On the date specified by the Collateral Trustee on behalf of the Purchasers (such date, the “Purchase Date”), the holders of the Priority Lien Obligations shall sell to the Purchasers all (but not less than all) of the Priority Lien Obligations that are outstanding on the Purchase Date at the Purchase Price, subject to (i) any required approval of any court or other regulatory or governmental authority then in effect and (ii) compliance with all other applicable laws. Upon the sale of the Priority Lien Obligations to the Purchasers, all commitments to fund any purchased Priority Lien Obligations will automatically terminate, and U.S. Issuer hereby consents to such termination.

(d) The Purchase Price shall be remitted by wire transfer in federal funds to such bank accounts of the Priority Lien Representatives set forth in the Calculation Notice. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts prior to 12:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Collateral Trustee and holders of the Parity Lien Obligations to the bank accounts designated by the Priority Lien Representatives are received in such bank accounts later than 12:00 p.m., New York City time.

(e) The sale of the Priority Lien Obligations shall be expressly made without warranty or representation of any kind by the Priority Lien Representatives and the holders of Priority Lien Obligations as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to the Priority Lien Representatives and the holders of Priority Lien Obligations, except that each of the Priority Lien Representatives and the holders of Priority Lien Obligations shall represent and warrant severally as to the Priority Lien Obligations then owing to it: (i) the amount of the Priority Lien Obligations being purchased as reflected in the books and records of the Priority Lien Representatives or such holders of Priority Lien Obligations (but without representation or warranty as to the collectability, validity or enforceability thereof); (ii) that the Priority Lien Representatives and such holders of the Priority Lien Obligations own the Priority Lien Obligations and are transferring the Priority Lien Obligations free and clear of any liens or encumbrances; and (iii) the Priority Lien Representatives and such holders of the Priority Lien Obligations have the right to sell the Priority Lien Obligations and the sale is duly authorized.

(f) On the Purchase Date, each Purchaser shall execute an assignment agreement in form and substance reasonably satisfactory to each Priority Lien Representative and each Parity Lien Representative in order to effect the sale of the Priority Lien Obligations to such Purchaser (and U.S. Issuer hereby consents to such assignment and sale). After such sale becomes effective, the Priority Lien Obligations will remain outstanding and enforceable and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the Purchasers thereof will be entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents and this Agreement as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made.

(g) Notwithstanding the foregoing, following the purchase of the entire aggregate amount of the Priority Lien Obligations by the holders of Parity Lien Obligations (or their Affiliates or designees), such holders of Parity Lien Obligations will have no further obligation to fund any commitments in respect of any Priority Lien Obligations so purchased and all outstanding commitments in respect of any Priority Lien Obligations will automatically terminate.

(h) In no event will any holder of Junior Lien Obligations, any Junior Lien Representative, the U.S. Issuer or any U.S. Guarantor or any of their respective Affiliates have the option to purchase any Priority Lien Obligations pursuant to this Section 2.12. Notwithstanding the foregoing, upon receipt of a Purchase Notice, the U.S. Issuer may, within 5 Business Days, notify the Collateral Trustee, the Priority Lien Representative and each Parity Lien Representative that it will, within 30 days of the date of the Purchase Notice, repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof. For the duration of such 30 day period, no holder of any Parity Lien Obligations will take any action in respect of this Section 2.12; provided, that if the U.S. Issuer does not repay all amounts outstanding under any Priority Lien Obligations and terminate all commitments in respect thereof within such 30 day period, the holders of Parity Lien Obligations may, following such 30 day period, take any and all actions described in this Section 2.12.

(i) Neither the Collateral Trustee, any Priority Lien Representative nor any holder of Priority Lien Obligations will take any action with respect to the Collateral nor exercise any right or remedy available under the Priority Lien Documents (including any action to accelerate the Priority Lien Debt) during the period following the receipt of a Purchase Notice until the end of the Purchase Option Period, including, without limitation during the 30 day period set forth in Section 2.12(h).

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and where directed pursuant to Section 2.5 or 2.6, as applicable, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the U.S. Issuer nor any of its Affiliates, and no Parity Lien Representative, Priority Lien Representative or Junior Lien Representative, may serve as Collateral Trustee.

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Junior Trust Estate, the Junior Liens, the Parity Trust Estate and the Parity Liens to the Priority Trust Estate and the Priority Liens; or

(e) for the subordination of the Junior Trust Estate and the Junior Liens to the Parity Trust Estate and the Parity Liens.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default or event of default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required

Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the respective Priority Lien Representatives on a pro rata basis for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

THIRD, to the respective Parity Lien Representatives on a pro rata basis for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt);

FOURTH, to the respective Junior Lien Representatives on a pro rata basis for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time) that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the U.S. Issuer or the applicable U.S. Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Parity Lien Representative, any holder of a Parity Lien Obligation, any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative, holder of a Parity Lien Obligation, Junior Lien Representative or holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Parity Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien.

(c) This section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens, Parity Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that are identified as Junior Lien Debt, Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b) The U.S. Issuer will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the U.S. Issuer or any other U.S. Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The U.S. Issuer may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1) the U.S. Issuer or such other U.S. Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt, (ii) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt or (iii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) the U.S. Issuer and each other U.S. Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant agreements, documents, filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(4) the U.S. Issuer and the U.S. Guarantors have entered into any supplemental Security Documents that are necessary to grant to each Secured Debt Representative, for the ratable benefit of the holders of any Secured Debt outstanding on or prior to the date of the incurrence of such Additional Secured Debt, a security interest in any assets or property of U.S. Issuer and the U.S. Guarantors not otherwise granted under the Security Documents then in effect to the extent that such grantors grant a security interest in such assets to the holders of such Additional Secured Debt or to any of their representatives (such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee or any such Secured Debt Representative in respect of such existing Secured Debt may reasonably request (collectively, “Supplemental Security Documents”)); and

(5) the U.S. Issuer has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although the U.S. Issuer shall be required to deliver a copy of each Additional Secured Debt Designation, Supplemental Security Document and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation, Supplemental Security Document and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the U.S. Issuer shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the U.S. Issuer) provided to holders of Additional Secured Debt or their Secured Debt Representative as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the U.S. Issuer. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the U.S. Issuer or any other U.S. Guarantor to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted by the terms of all applicable Secured Debt Documents.

(c) With respect to any Series of Priority Lien Debt, Series of Parity Lien Debt or Series of Junior Lien Debt incurred after the date of this Agreement, the U.S. Issuer and each U.S. Guarantor agrees to take such actions (if any) (including any acknowledgments by the U.S. Issuer or any of the other U.S. Guarantors of guarantees or security that are applicable to Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as the case may be, or the execution of any Supplemental Security Documents) as may (subject to Section 5.12) from time to time reasonably be requested by the Collateral Trustee, any Secured Debt Representative or any Act of Required Debtholders, and enter into any Supplemental Security Documents and such other agreements, amendments, modifications and/or supplements to the then existing guarantees and Security Documents (or execute and deliver such additional guarantees and Security Documents) as may (subject to Section 5.12) from time to time be reasonably requested by the Collateral Trustee in order to cure any ambiguity, mistake, defect or inconsistency that does not adversely affect the legal rights under this Agreement of any holder of Secured Obligations (or as contemplated by the following Section 3.8(d)), to ensure that the relevant additional Priority Lien Obligations, Parity Lien Obligations, or Junior Lien Obligations, as the case may be, are secured by, and entitled to the benefits of, the relevant guarantees and Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such Supplemental Security Documents, agreements, amendments, modifications and/or supplements (and additional guarantees and Security Documents).

(d) All parties hereto acknowledge and agree that, as of the date of this Agreement, the Security Documents as then in effect may not secure any Priority Lien Obligations or Junior Lien Obligations. At such time (if any) as any Priority Lien Debt or Junior Lien Debt, as the case may be, becomes entitled to the benefits of this Agreement, additional Security Documents shall be required to be entered into to secure such Priority Lien Debt or Junior Lien Debt, as applicable. Any such Security Documents shall be required to apply only to the Collateral (after giving effect thereto) and shall be in form and substance substantially the same (although providing Priority Liens or Junior Liens, as applicable, and other appropriate modifications) as the respective Security Documents securing the Parity Lien Obligations (after giving effect to any Supplemental Security Documents executed for the benefit of the holders of such Parity Lien Obligations) and otherwise in form and substance reasonably satisfactory to the Collateral Trustee and the U.S. Issuer and the U.S. Guarantors party thereto (subject to Section 5.12).

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE U.S. ISSUER AND THE U.S. GUARANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens on the Collateral will be released (automatically and without the requirement of any further action by the Collateral Trustee or any other Person):

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding (other than any indemnification or other contingent liabilities in respect of which no claim or demand for payment has been made at such time), due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 101% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the U.S. Issuer or any U.S. Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the U.S. Issuer or a Restricted Subsidiary (as defined under the Indenture) of the U.S. Issuer in a transaction or other circumstance that complies with Section 4.10 of the Indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;

(3) as to any Collateral of a Restricted Subsidiary (as defined under the Indenture) that is designated as an Unrestricted Subsidiary (as defined under the Indenture) in compliance with the provisions of the Indenture and any other relevant provisions of any other Secured Debt Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary; and

(4) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the U.S. Issuer has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained.

(b) The Collateral Trustee agrees for the benefit of the U.S. Issuer and the other U.S. Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the U.S. Issuer or other applicable U.S. Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the U.S. Issuer or other applicable U.S. Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

(d) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in this Section 4.1.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The U.S. Issuer will deliver to each Secured Debt Representative a copy of (a) all Security Documents and (b) each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Security Documents and/or Officers’ Certificate, as applicable.

SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, the Collateral Trustee shall authorize the U.S. Issuer or the applicable U.S. Guarantor or any agent or designee thereof (and the same are hereby authorized) to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral to the extent such release or subordination is permitted by the terms hereof; and provided, further, that if the U.S. Issuer or any other U.S. Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such U.S. Issuer or U.S. Guarantor to comply with the requirements of such UCC provision.

SECTION 4.4 Release of Liens in Respect of U.S. Notes. The Collateral Trustee’s Parity Liens upon the Collateral securing the U.S. Notes outstanding under the Indenture or any other Obligations under the Indenture will be released, and the right of the holders of the U.S. Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Lien on the Collateral will terminate and be discharged, in accordance with Section 12.04 of the Indenture.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders or in accordance with Section 3.8, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. Unless it is a party thereto, the Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt.

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take (unless the terms of this Agreement unambiguously mandate the action the Collateral Trustee is required to take under the circumstances then existing), or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the U.S. Issuer or any other U.S. Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’

Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder (including, without limitation, taking any actions under or in respect of control agreements) unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it (and, for the avoidance of doubt, from parties reasonably satisfactory to it) against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise, subject to Section 5.10, in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected and maintained by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the U.S. Issuer or any U.S. Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 Hazardous Materials; No Liability for Clean Up; Indemnification. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

The U.S. Issuer and the U.S. Guarantors shall defend, indemnify, and hold harmless the Collateral Trustee and its officers, directors, employees and agents from and against any claims, demands,

penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Collateral Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses; provided the Collateral Trustee shall not be entitled to indemnification hereunder with respect to the foregoing clauses (w) through (z) to the extent such liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee. For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the U.S. Issuer and the U.S. Guarantors may have to any Indemnitee at common law, and shall survive the termination of this Agreement.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee.

Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the U.S. Issuer; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, subject to the prior written consent of the U.S. Issuer (such consent not to be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the U.S. Issuer), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not a Secured Debt Representative.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the U.S. Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the U.S. Issuer, each Priority Lien Representative, each Parity Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; or (iii) providing for the assumption of the U.S. Issuer’s or any U.S. Guarantors’ Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such U.S. Issuer or such U.S. Guarantor, as applicable, will become effective when executed and delivered by the U.S. Issuer or any U.S. Guarantor party thereto and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Parity Lien Debtholders” or “Required Parity Lien Debtholders”),

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any mortgage or other Security Document that secures Junior Lien Obligations (but not Priority Lien Obligations or Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders (or such other number or percentage of holders of Junior Lien Debt as may be required under the applicable Junior Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement, the other Priority Lien Documents or the other Parity Lien Documents;

(2) any mortgage or other Security Document that secures Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien

Debtholders (or such other number or percentage of holders of Parity Lien Debt as may be required under the applicable Parity Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents;

(3) any mortgage or other Security Document that secures Priority Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Priority Lien Debtholders (or such other number or percentage of holders of Priority Lien Debt as may be required under the applicable Priority Lien Documents), unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents; and

(4) any amendment or waiver of, or any consent under, any provision of this Agreement or any mortgage or other Security Document that secures Priority Lien Obligations or that secures Parity Lien Obligations (to the extent otherwise permitted under this Section 7.1) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the U.S. Issuer or any U.S. Guarantor or any holder of Junior Lien Obligations.

(c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the U.S. Issuer (which may be provided by internal counsel to the U.S. Issuer) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the U.S. Issuer (which may be provided by internal counsel to the U.S. Issuer) addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

(d) The holders of Secured Debt and the Secured Debt Representatives agree that each Security Document that secures Secured Obligations will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the U.S. Collateral Trust Agreement, dated as of [—], among U.S. Issuer, the U.S. Guarantors from time to time party thereto, the Priority Lien Representatives from time to time party thereto, the Parity Lien Representatives from time to time party thereto, the Junior Lien Representatives from time to time party thereto, The Bank of New York Mellon, as Trustee under the Indenture (as defined therein) and U.S. Bank National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Secured Debt Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the applicable Secured Debt Representatives agree, prior to such Secured Debt Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Secured Debt Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances.

(a) The U.S. Issuer and each of the U.S. Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents, and subject to the limitations set forth in the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the U.S. Issuer and each of the U.S. Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations (it being expressly agreed that the Collateral Trustee has no responsibility to monitor, protect or perfect any such Liens or benefits).

SECTION 7.4 Perfection of the Parity Trust Estate and the Junior Trust Estate.

(a) Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of the Junior Lien Obligations and the Junior Lien Representatives, as the case may be, in any portion of the Parity Trust Estate or Junior Trust Estate, as applicable, in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Priority Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of Parity Lien Obligations, the Parity Lien Representatives, the holders of the Junior Lien Obligations and the Junior Lien Representatives, as the case may be.

(b) After the Discharge Priority Lien Obligations or prior to the incurrence of Priority Lien Obligations, solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of the Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Parity Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Parity Lien Obligations and the Parity Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of the Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the U.S. Issuer nor any other U.S. Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the U.S. Issuer and the other U.S. Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	U.S. Bank National Association 100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Fax: (212) 514-6841

If to the U.S. Issuer or any other U.S. Guarantor:	7901 Jones Branch Drive, Suite 900
McLean, Virginia 22102
Attention: Chief Legal Officer
Telephone: (703) 902-2827
Fax: (703) 902-2877

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071
Facsimile No.: (213) 621-5341 Attention: Casey T. Fleck

If to the Trustee:	The Bank of New York Mellon
101 Barclay Street - Floor 8W
New York, NY 10286
Attn: Corporate Finance Unit
Fax: (212) 815-5704

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, or by facsimile, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative. Promptly following the Discharge of Junior Lien Obligations with respect to one or more Series of Junior Lien Debt, each Junior Lien Representative with respect to each applicable Series of Junior Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. The U.S. Issuer and the U.S. Guarantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as the U.S. Issuer and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of outside legal counsel and any advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the U.S. Issuer or any other U.S. Guarantor;

(4) all reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable and documented out of pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) The U.S. Issuer and the U.S. Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable promptly following demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the U.S. Issuer and the U.S. Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No U.S. Issuer or U.S. Guarantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the U.S. Issuer and the U.S. Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the U.S. Issuer and the U.S. Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional U.S. Guarantors. The U.S. Issuer will cause each Person that becomes a successor to the U.S. Issuer or becomes a U.S. Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The U.S. Issuer shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a U.S. Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement; Discharge of Priority Lien Obligations; Discharge of Parity Lien Obligations.

(a) This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations, Parity Lien Representative with respect to the Parity Lien Obligations, any holder of Junior Lien Obligations, or Junior Lien Representative with respect to the Junior Lien Obligations, as the case may be, from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Parity Lien Representative, that holder of a Parity Lien Obligation, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. For the avoidance of doubt, if a Discharge of Priority Lien Obligations occurs prior to the termination of this Agreement, to the extent that additional Priority Lien Obligations are incurred in accordance with Section 3.8, effective upon the incurrence of such additional Priority Lien Obligations in accordance with Section 3.8, there shall no longer be a Discharge of Priority Lien Obligations for purposes of this Agreement.

(b) Subject to Section 7.21(a) above, this Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations, Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Parity Lien. For the avoidance of doubt, if a Discharge of Parity Lien Obligations occurs prior to the termination of this Agreement, to the extent that additional Parity Lien Obligations are incurred in accordance with Section 3.8, effective upon the incurrence of such additional Parity Lien Obligations in accordance with Section 3.8, there shall no longer be a Discharge of Parity Lien Obligations for purposes of this Agreement.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the U.S. Issuer or any U.S. Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the U.S. Issuer, the U.S. Guarantors or the Collateral Trustee hereunder.

SECTION 7.24 Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.25 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee

By:
Name:
Title:

EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the U.S. Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications, Inc. (the “U.S. Issuer”), the U.S. Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate Additional Secured Debt (as defined therein) as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the [U.S. Issuer] hereby certifies on behalf of the [U.S. Issuer] that:

(A) [insert name of the U.S. Issuer or other U.S. Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Each of the U.S. Issuer and each other U.S. Guarantor has (or substantially concurrently herewith shall cause to be) duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(D) the U.S. Issuer has caused (or substantially concurrently herewith shall cause) a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the U.S. Issuer has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of             , 20    .

PRIMUS TELECOMMUNICATIONS, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL SECURED DEBT

Reference is made to the U.S. Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications, Inc. (the “U.S. Issuer”), the U.S. Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Priority Collateral Trustee, Parity Collateral Trustee and Junior Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                                         , a                                         , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [Junior Lien Representative] [a Parity Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

In furtherance of the foregoing, the New Representative hereby (a) appoints U.S. Bank National Association as [Priority][Parity][Junior] Collateral Trustee for purposes of the [insert defined term for the security documents, including the Collateral Trust Agreement] in accordance with the provisions of Section [    ] of the Collateral Trust Agreement, and agrees to be bound by the terms thereof; (b) acknowledges and agrees that the [Priority][Parity][Junior] Collateral Trustee, in its capacity as such, shall be trustee on its behalf and on behalf of all of the other holders of Obligations; (c) authorizes the [Priority][Parity][Junior] Collateral Trustee to take such actions on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations] and to exercise such powers as are delegated to the [Priority][Parity][Junior] Collateral Trustee in the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien], together with such actions and powers as are reasonably incidental thereto; and (d) authorizes the [Priority][Parity][Junior] Collateral Trustee to execute and deliver the [insert defined term for the security documents, including the Collateral Trust Agreement] and any other [insert term, if any, for all other transaction agreements for the particular lien] on behalf of itself and the other holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations]. U.S. Bank National Association hereby accepts the appointment made hereby.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Parity Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Parity Lien Representative, each existing and future Junior Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the U.S. Issuer or any other U.S. Guarantor to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Parity Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens.

[or]

[Option B: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Parity Lien Representative, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the U.S. Issuer or any other U.S. Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens.

[or]

[Option C: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, Series of Parity Lien Debt and Series of Junior Lien Debt, each existing and future Parity Lien Representative, each other existing and future Junior Lien Representative, each existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the U.S. Issuer or any other U.S. Guarantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Junior Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably; and

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of this Collateral Trust Joinder and the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens.

3. By acknowledging and agreeing to this Collateral Trust Joinder, each of the Grantors party hereto hereby reaffirms the security interests previously granted to the [Priority][Parity][Junior] Collateral Trustee pursuant to the [identify relevant security agreement] to secure the [identify relevant secured obligations], and further each of the undersigned Grantors hereby grants to the [Priority][Parity][Junior] Collateral Trustee, for the benefit of holders of the [Priority Lien Obligations][ Parity Lien Obligations][Junior Lien Obligations] (including the New Representative, for the benefit of the [identify new holders of applicable debt]), a security interest in all of such Grantor’s right, title and interest in the [insert defined term for the collateral], whether now owned or hereafter acquired, to secure the [identify relevant secured obligations] and such security interest shall be subject to all the terms of the [identify relevant security agreement].

4. Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[insert name of the new representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

U.S. BANK NATIONAL ASSOCIATION, as [Priority][Parity][Junior] Collateral Trustee

By:
Name:
Title:

The Grantors hereby acknowledge and agree to this Collateral Trust Joinder:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

[—]

By:
Name:
Title:

[—]

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL U.S. GUARANTOR/SUCCESSOR U.S. ISSUER

Reference is made to the U.S. Collateral Trust Agreement dated as of [—] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Primus Telecommunications, Inc. (the “U.S. Issuer”), the U.S. Guarantors from time to time party thereto, each Priority Lien Representative (as defined therein), The Bank of New York Mellon, as Trustee under the Indenture (as defined therein), each additional Parity Lien Representative (as defined therein), each Junior Lien Representative (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                                         , a                                         , hereby agrees to become party as a [U.S. Guarantor][U.S. Issuer] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new U.S. Guarantor:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title: